                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for use of the
                                               commission only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12S

                       UNIVERSAL SEISMIC ASSOCIATES, INC.
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                (Name of Registrant as Specified In Its Charter)

                       UNIVERSAL SEISMIC ASSOCIATES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required per Exchange Act Rule 14a-6(i)(2).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies: N/A

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     (2) Aggregate number of securities to which transaction applies: N/A

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1): N/A

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     (4) Proposed maximum aggregate value of transaction: N/A

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     (5) Total fee paid: N/A

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

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     (2) Form, Schedule or Registration Statement No.: N/A

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     (3) Filing Party: N/A

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     (4) Date Filed: N/A

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---------------

(1) Estimated pursuant to Rule 0-11(c) and (a)(4), based on the book value of the securities to be received by the registrant upon consummation of the Mergers.

                       UNIVERSAL SEISMIC ASSOCIATES, INC.
                        16420 PARK TEN PLACE, SUITE 300
                           HOUSTON, TEXAS 77084-5051

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH    , 1998

Houston, Texas
February   , 1998

To the Stockholders of UNIVERSAL SEISMIC ASSOCIATES, INC.:

     Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Universal Seismic Associates, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 16420 Park Ten Place,
Suite 300, Houston, Texas on March   , 1998, at 10:00 a.m., Houston time, for
the following purposes:

          1. To elect five (5) persons to serve as directors on the Board of Directors until the next annual meeting of stockholders and until their successors have been elected and have qualified.

          2. To approve the Note Exchange Agreement (the "Note Exchange Agreement") among the Company, UNEXCO, Inc. ("UNEXCO") and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and RIMCO Partners, L.P. IV (collectively, the "RIMCO Partnerships" or the "Noteholders") and the transactions contemplated thereby, including the issuance of shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), and 7.875% Convertible Subordinated General Obligation Notes in payment of the outstanding indebtedness of the Company to the Noteholders (the "Note Exchange"), as described in greater detail in the accompanying Proxy Statement. The Note Exchange is conditioned on the Company having a sufficient amount of authorized Common Stock to consummate the transactions contemplated thereby, which may require that the stockholders approve Proposal No. 3.

          3. To consider and vote upon a proposal to change the state of incorporation of the Company from Delaware to Texas (the
     "Reincorporation"). The ability of the Company to consummate the Note Exchange may be contingent upon the approval of the Reincorporation by the stockholders of the Company.

          4. To transact any other business which may properly come before the meeting.

Stockholders of record at the close of business on February   , 1998, are
entitled to notice of, and to vote at, the Annual Meeting. All stockholders are cordially invited and urged to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. Regardless of whether you expect to attend the Annual Meeting, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

     The Bylaws of the Company require that the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting in person or by proxy.

                                          By order of the Board of Directors,

                                          /s/ VICKI D. McLAREN

                                          Vicki D. McLaren
                                          Corporate Secretary

                       UNIVERSAL SEISMIC ASSOCIATES, INC.
                        16420 PARK TEN PLACE, SUITE 300
                           HOUSTON, TEXAS 77084-5051
                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD             , MARCH    , 1998
                             ---------------------

                SOLICITATION, REVOCATION AND EXERCISE OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Universal Seismic Associates, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company to be held at the time and place specified below and for the purposes set forth in the notice (the "Annual Meeting").

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

     Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the Annual Meeting in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. A proxy received by the Company's Board of Directors may be revoked by the Company stockholder giving the proxy at any time before it is exercised. A Company stockholder may revoke a proxy by notification in writing to the Company's principal executive offices as follows: Universal Seismic Associates, Inc., 16420 Park Ten Place, Suite 300, Houston, Texas 77084-5051, Attn: Vicki D. McLaren, Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot.

     This proxy solicitation is being made by the Company's Board of Directors. The Company shall be responsible for its expenses incurred in preparing, assembling, printing, and mailing this Proxy Statement to the Company's stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies for the Annual Meeting personally or by telephone or telecopy without receiving special compensation therefor. The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. The Company's proxy solicitation will commence
with the mailing of this Proxy Statement on or about February   , 1998.

                         VOTING AT MEETING: RECORD DATE

     On February   , 1998 (the "Record Date"), there were 5,234,109 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, at the Annual Meeting. On the matters upon which the holders of shares of Common Stock vote, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     It is proposed to elect five directors at the meeting, all of the Company's nominees for which are currently serving as directors, to serve until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

     Each nominee has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. The persons named in the accompanying proxy may act with discretionary authority to vote for a new management nominee should any nominee named in this Proxy Statement become unavailable for election, although management is unaware of any circumstances likely to render any nominee unavailable for election. The election of directors will require a plurality of the votes of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote thereon. There is no cumulative voting with respect to the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINATED DIRECTORS.

NOMINEES FOR DIRECTOR

     The following table sets forth certain information regarding the current
members of and nominees for the Board of Directors as of February   , 1998.

                                                                                                 YEAR FIRST
                                                                                                  BECAME A
                 NAME                    AGE                POSITION WITH COMPANY                 DIRECTOR
                 ----                    ---                ---------------------                ----------
Calvin G. Cobb.........................  41    Director                                             1993
Gary J. Milavec........................  36    Director                                             1996
Stephen F. Oakes.......................  48    Director                                             1996
Michael J. Pawelek.....................  39    Director and Executive Vice President                1992
Joe T. Rye.............................  59    Director, President and Chief Executive Officer      1997

     Set forth below is certain information concerning the nominees for election as directors of the Company at the Annual Meeting, including the business experience of each during at least the past five years.

     Calvin G. Cobb has served as a director of the Company since March 1993. Mr. Cobb also served as Chief Financial Officer and Treasurer of the Company, on a temporary basis, from March through December 1993. Mr. Cobb is a Managing Director of Corstone Corporation, a private merchant banking firm, with whom he has been employed since August 1996. From September 1991 until July 1996, Mr. Cobb was a Senior Managing Director of The London Manhattan Company, an investment banking firm.

     Gary J. Milavec has served as a director of the Company since February 1996. Since 1990, he has been employed by Resource Investors Management Company Limited Partnership ("RIMCO"), a full service investment management company specializing in the energy industry and the general partner of each of RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV (collectively, the "RIMCO Partnerships" or the "Noteholders"). Mr. Milavec also serves as a director of Texoil, Inc. and Brigham Exploration Company.

     Stephen F. Oakes has been a director of the Company since May 1996. From 1989 to 1992, he served as managing director of Robert Fleming, Inc., an investment banking firm. He has been employed by RIMCO since 1992. Mr. Oakes also serves as a director of Dawson Production Services, Inc.

     Michael J. Pawelek served as President of the Company from January 1992 to November 10, 1997 and additionally served as Chief Executive Officer from December 1994 to November 10, 1997. Mr. Pawelek has served as a director of the Company since January 1992. Mr. Pawelek is a director and President and Chief Executive Officer of Kentex Holdings, Inc. ("Kentex"), whose principal asset consists of all of the outstanding capital stock of Sierra Management, Inc., a Texas corporation and a principal stockholder of the Company ("Sierra"). See "Security Ownership of Certain Beneficial Owners and Management." Between

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

November 1987 and January 1992, Mr. Pawelek was an officer and director of a subsidiary of Sierra that conducted oil and gas operations.

     Joe T. Rye has served as President and Chief Executive Officer of the Company since November 10, 1997. Mr. Rye served as Chief Accounting Officer of the Company from August 1997 to November 10, 1997. Prior to joining the Company, Mr. Rye served as a director and Chief Financial Officer of Seagull Energy Corporation from June 1982 through February 1992. From 1992 until joining the Company, Mr. Rye was a consultant to energy and petrochemical companies and operated family businesses. Mr. Rye also serves as a director of Penn Virginia Corporation, a company engaged in oil and gas and coal leasing activities in Appalachia.

BOARD COMMITTEES

     The Company's Board of Directors has established an Audit Committee, which committee's functions include reviewing internal controls and recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants a plan and results of their examination of the financial statements, and determining the independence of such accountants. The Audit Committee is composed solely of directors who are not officers or employees of the Company. Messrs. Cobb, Milavec and Oakes are the current members of the Audit Committee. The Audit Committee met on well over twenty occasions and on a daily basis for an extended period of time during the 1997 fiscal year, primarily as a result of the stockholder litigation described in "Legal Proceedings" below.

     On December 5, 1997, the Board of Directors established the RIMCO Restructuring Committee, composed of Messrs. Cobb, Pawelek and Rye, to exercise all powers and authority of the Board of Directors in connection with the negotiation, amendment or modification of, or exchange of stock or other securities or indebtedness for, outstanding indebtedness of the Company to the RIMCO Partnerships.

     The Board of Directors has not established a Compensation Committee or a Nominating Committee. The functions typically associated with such committees are performed by the full board.

     During the Company's 1997 fiscal year (the year ended June 30, 1997), the Board of Directors held twelve (12) meetings in person or by telephone conference. Members of the Board of Directors are provided with information between meetings regarding the operations of the Company and are consulted on an informal basis with respect to pending business. Such consultations from time to time lead to director action between meetings by unanimous written consent of the directors, which occurred on one occasion in fiscal 1997. Each of the incumbent directors attended no fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the 1997 fiscal year (for the period during which he was a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table reflects the aggregate cash compensation paid to the Chief Executive Officer of the Company in fiscal 1997 and to each of the Company's executive officers whose compensation exceeded $100,000 for services rendered during the fiscal year ended June 30, 1997:

                                                      ANNUAL COMPENSATION
                                              -----------------------------------
                                                                     OTHER ANNUAL     LONG-TERM
    NAME AND PRINCIPAL POSITION       YEAR     SALARY      BONUS     COMPENSATION    COMPENSATION
    ---------------------------       ----    --------    -------    ------------    ------------
Michael J. Pawelek,                   1997    $156,174        -0-       $8,250           -0-
  President and Chief                 1996    $144,375    $20,681       $8,250           -0-
  Executive Officer                   1995    $120,000        -0-       $8,250           -0-
Ronald L. England,                    1997    $ 93,704        -0-       $7,750           -0-
  Chief Financial Officer             1996    $ 89,625    $12,948       $7,750           -0-
  and Treasurer                       1995    $ 67,750        -0-       $7,750           -0-

  Other Information Regarding Executive Compensation

     There were no stock options or stock appreciation rights ("SARs") granted to the Chief Executive Officer or any other persons during fiscal year 1997. The Chief Executive Officer did not hold any unexercised options as of June 30, 1997 and did not exercise any options during the fiscal year ended June 30, 1997.

  Compensation of Directors

     The Company pays each director who is not an officer or employee of the Company a $5,000 annual fee and an attendance fee of $500 for each meeting of the Board of Directors or any committee thereof that such director actually attends. In addition, the Company reimburses directors for their reasonable expenses incurred in attending meetings of the Board of Directors and its committees. Messrs. Oakes and Milavec have waived director fees through June 30, 1998. During fiscal year 1997, except as set forth below, no director received more than the standard arrangement. Directors' compensation may be changed at any time by the Board of Directors.

     Non-employee directors are eligible for the grant of options to purchase shares of Common Stock under the 1995 Non-Employee Directors' Stock Option Plan. As of December 31, 1997, options to purchase 10,000 shares at $4.06 per share issued to Calvin G. Cobb were the only such options outstanding and exercisable. On November 20, 1997 Messrs. Cobb, Milavec and Oakes were granted options to purchase 10,000 shares of Common Stock at a price of $1.95 per share, first exercisable after the first Company stockholder annual meeting following the grant of such options.

     The Company maintains directors' and officers' liability insurance and its Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law.

  Employment Contracts

     The Company has entered into a written employment contract with Michael J. Pawelek dated February 9, 1998 under which Mr. Pawelek will serve as Executive Vice President of the Company and as President of UNEXCO, Inc. ("UNEXCO") through the last day of February, 2000, after which date the contract is subject to annual renewal (the "Pawelek Employment Contract"). The Pawelek Employment Contract provides that Mr. Pawelek shall receive as compensation (i) an annual salary of not less than $150,000, (ii) a discretionary incentive bonus, (iii) an automobile or automobile allowance and (iv) all benefits under any employee benefit plan maintained by the Company. The Pawelek Employment Contract contains the entire agreement between Mr. Pawelek and the Company and supersedes any previous agreements.

     On November 11, 1997 the Company entered into a written employment contract with Steve Wood for a term of two years, which may be extended for one or more successive additional one year terms, commencing November 11, 1997 ("the Wood Employment Contract"). The Wood Employment Contract provides that Mr. Wood shall serve as the Chief Operating Officer of the Company's seismic acquisition subsidiary and shall receive as compensation (i) an annual base salary of $180,000, (ii) a discretionary performance bonus, (iii) up to 100,000 nonqualified stock options (at an exercise price equal to 120 percent of the market value of such stock on the grant date), 50,000 of which were granted upon execution of the Wood Employment Contract and 50,000 of which are to be granted upon the six month anniversary of the execution of the Wood Employment Contract and (iv) benefits under all employee benefit plans made generally available to the executive employees of the Company. The Wood Employment Contract provides that in the event of a termination without "Cause" following a "Change in Control," as such terms are defined in the Wood Employment Contract, the Company shall continue making payments to Mr. Wood as if he was still employed for a period equal to the lesser of one year or the remaining term of the Wood Employment Contract.

     On August 7, 1997, the Company entered into a written employment contract with Joe T. Rye for a term of six months commencing on August 7, 1997 (the "Rye Employment Contract"). The Rye Employment Contract provides that Mr. Rye shall serve as the Company's Chief Accounting Officer and shall receive as compensation (i) a monthly base salary of $17,500, (ii) 50,000 nonqualified stock options (at an exercise price of $2.00 per share) and (iii) benefits under all employee benefit plans and arrangements then in effect or which may be established that are generally applicable to other senior executives of the Company. If the Rye Employment Contract is terminated other than for "Cause", as defined in the Rye Employment Contract, or upon Mr. Rye's becoming "Disabled", as defined in the Rye Employment Contract, then Mr. Rye shall be paid upon termination (i) any unpaid base salary earned prior to the termination date and
(ii) an amount equal to the amount of base salary that Mr. Rye would receive if his employment had continued without change through the remainder of the term. The Rye Employment Contract was amended as of November 10, 1997 (the "Amended Rye Employment Contract"). The Amended Rye Employment Contract provides (i) that the term of the contract shall continue until Mr. Rye or the Company shall give sixty days written notice of cancellation, (ii) Mr. Rye shall serve as the Company's President and Chief Executive Officer and (iii) Mr. Rye shall receive as compensation (v) a monthly base salary of $20,000, (w) an additional 50,000 nonqualified stock options (at an exercise price of $1.95 per share), (x) benefits under all employee benefit plans and arrangements then in effect or which may be established that are generally applicable to other senior executives of the Company, (y) an automobile or monthly transportation allowance of $500 and (z) a performance bonus in the discretion of the Board of Directors.

     The Company entered into a written employment agreement dated August 1, 1997 with Patrick A. Donais under which Mr. Donais is to serve as Vice President, Exploration and Production, of UNEXCO (the "Donais Employment Agreement"). The Donais Employment Agreement provides that Mr. Donais' employment shall commence on August 1, 1997 and shall continue through July 31, 1998, and shall extend and renew automatically for successive one year terms unless terminated by sixty days written notice. Under the Donais Employment Agreement, Mr. Donais shall receive as compensation (i) an annual salary payable in the amount of not less than $3,846 every two weeks, (ii) an automobile or automobile allowance and (iii) all benefits under any plan maintained by the Company for its employees. Mr. Donais' employment under the Donais Employment Agreement may be terminated without notice for "good cause" as defined in the Donais Employment Agreement.

     On March 31, 1996 the Company entered into an employment agreement with Peter B. Spooner under which Mr. Spooner shall serve as Vice President of the Company (the "Spooner Employment Agreement"). The Spooner Employment Agreement provides that Mr. Spooner's employment commences on May 1, 1996 and continues through April 30, 1998, and shall extend and renew automatically for successive one year terms unless terminated by sixty days written notice. The Spooner Employment Agreement provides that Mr. Spooner shall receive as compensation (i) an annual salary of $90,000, (ii) 100,000 stock options (at an exercise price of 1.2 times the fair market value), (iii) additional stock options based upon performance and (iv) all benefits under any plan maintained by the Company for its employees. Mr. Spooner's employment under the Spooner Employment Agreement may be terminated without notice for "good cause" as defined in the Spooner Employment Agreement. The Company has advised Mr. Spooner that it will not renew the Spooner Employment Agreement after the expiration of the original term.

     On March 1, 1995, the Company entered into a written employment agreement with Ronald L. England under which Mr. England was employed to serve as the Company's Chief Financial Officer (the "England Employment Agreement"). The England Employment Agreement provides for an employment term commencing on March 1, 1995 and continuing through the last day of February 1997, and automatically renews for successive two year terms unless terminated by written notice. The England Employment Agreement provides that Mr. England shall receive as compensation (i) an annual salary not less than $72,000, (ii) an incentive bonus, (iii) an automobile and (iv) all benefits under any plan maintained by the Company for its employees or senior executives. If Mr. England terminates his employment for "Good Reason" or the Company terminates Mr. England for any reason other than for "Cause," as such terms are defined in the England Employment Agreement, the Company shall (i) continue to pay to Mr. England the full amount of his then current annual salary and annual incentive bonus until the next succeeding December 31 as of which the Company could have terminated Mr. England's employment and (ii) pay Mr. England an amount equal to his then current annual salary and incentive bonus paid or payable for the immediately preceding year. Effective February 5, 1998, Mr. England resigned from his positions as a director, officer and employee of the Company. The Company paid Mr. England $60,000 and Mr. England released the Company from any further obligations under the England Employment Agreement or otherwise other than certain rights to indemnification by reason of his service as a director, officer or employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Transactions between the Company and its officers, directors and principal stockholders or affiliates of any of them have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. Approval of a majority of disinterested members of the Board of Directors has been and will continue to be required for any transaction between the Company and its officers, directors, principal stockholders or affiliates.

     On February 1, 1996, the Company entered into a consulting agreement with Mr. Billy E. Trapp, the former President of the Company who retired from full time employment in March 1991 (the "Billy Trapp Consulting Agreement"). Pursuant to the Billy Trapp Consulting Agreement, the Company pays Mr. Trapp $4,000 per month for his services as a consultant to the Company for a term of ten years, provided that the Company may terminate the agreement for good cause. In connection with the Billy Trapp Consulting Agreement, Mr. Trapp and his wife executed a release agreement whereby each jointly and severally released the Company, Sierra and their respective affiliates, officers, directors, employees and representatives from any liabilities or claims related to a certain letter agreement regarding advisory and consulting services dated February 14, 1992 between Mr. Trapp and the Company, a certain letter agreement for consulting services, stock assignment, group life insurance coverages and termination of stock options dated February 14, 1992 by Mr. Trapp, with a joinder by Mrs. Trapp, and any other agreements or relationships between Mr. Trapp or Mrs. Trapp and the Company or Sierra. In connection with amending the Billy Trapp Consulting Agreement, the Company issued Mr. Trapp warrants to purchase 37,500 shares of common stock at $3.75 per share which have not been exercised. Billy
E. Trapp is the father of Rick E. Trapp, the Company's former Chief Executive Officer and Chairman of the Board.

     On December 15, 1994, the Company entered into a consulting agreement with Rick E. Trapp, the former Chief Executive Officer and Chairman of the Board of Directors, for a term of three years (the "Rick Trapp Consulting Agreement"). The Rick Trapp Consulting Agreement provided for (i) a monthly fee of $10,000 to be paid to Mr. Trapp, and (ii) a covenant not to engage in certain activities in competition with the Company for a period of six months following termination of the Rick Trapp Consulting Agreement. On September 22, 1996, Mr. Trapp and the Company agreed to terminate the Rick Trapp Consulting Agreement. In connection therewith (i) the Company agreed to pay to Mr. Trapp the sum of $40,000, payable in four equal monthly installments commencing on October 1, 1996, and (ii) Mr. Trapp executed a release and waiver agreement pursuant to which Mr. Trapp agreed to release the Company and its affiliates, officers, directors, employees and representatives from any and all liability and claims related to Mr. Trapp's employment with the Company, the termination of Mr. Trapp's employment, the Rick Trapp Consulting Agreement and any other agreements and relationships between the Company and Mr. Trapp. The Company has agreed to pay an outside firm engaged by Mr. Trapp an amount not to exceed $40,000 for income tax planning expenses related to Kentex and Sierra incurred in connection with the termination of the Rick Trapp Consulting Agreement. The release and waiver agreement further provided that Mr. Trapp shall not compete with the Company nor solicit any employee, agent or representative of the Company for a period of one year thereafter. The Company paid Mr. Trapp for four additional months as a result of work performed by him (a total of $110,000 in fiscal 1997).

     The Company and Brigham Exploration Company both participate in the Southwest Danbury prospect. Mr. Milavec is a director of both companies.

     The Company and Texoil, Inc. both participate in the Daniel Ranch and Refugio prospects. Mr. Milavec is a director of both companies.

     As of March 1, 1997 the Company entered into an agreement with Corstone Corporation ("Corstone"), a business in which Calvin G. Cobb is a managing director, to provide investor relations and corporate communication services. The term of the agreement is one year and provides for a monthly fee of $9,500.

     The stockholder litigation described in "Legal Proceedings" involved claims against the individual directors, in addition to the Company itself, all of which were settled by the Company on behalf of itself and its directors. The Company paid approximately $1.15 million in legal, accounting and other costs to defend the lawsuit, a portion of which it has recovered from its directors' and officers' liability insurance carrier.

     The Company has $225,235 in outstanding accounts payable to RIMCO and its affiliates, primarily relating to reimbursement of (i) the RIMCO Partnerships for certain legal fees the Company incurred in connection with the stockholder litigation described in "Legal Proceedings" below, (ii) an affiliate of RIMCO for proceeds from the sale of data on the Lake Boeuf prospect (see below) and
(iii) RIMCO for certain travel expenses incurred by Stephen F. Oakes. The Company entered into an agreement with RIMCO Production Company, Inc., an affiliate of RIMCO, for the provision of seismic services. Pursuant to such contract, the Company has agreed to pay a portion of its revenues under such contract to the satisfaction of such accounts payable.

     RIMCO introduced the Company to the operator of the Lake Boeuf and East Holly Beach prospects, and on April 17, 1996, the Company entered into agreements to acquire an interest in both prospects. On May 14, 1996 the Company and affiliates of RIMCO entered into an agreement under which such affiliates agreed to pay the Company for 25% of the costs incurred to permit and acquire the three dimensional seismic data and to participate on the same basis as the Company as to 25% of the Company's then interest in the two prospects. In August the Company sold a portion of its remaining interest in the Lake Boeuf prospect to an unaffiliated party. The Company and affiliates of RIMCO also participate in the Refugio prospects as non-operators, on similar terms.

  RIMCO Financing

     As of January 22, 1998, the Company was indebted to the Noteholders under various financing agreements described below for $21,326,899 principal and $811,368 accrued interest. The Noteholders have waived the Company's defaults under the covenants in such financing agreements until July 1, 1998. The Noteholders have also deferred payments of interest and principal due after June 30, 1997 until June 1, 1998. RIMCO has advised the Company that the Noteholders have no further ability to invest in or make loans to the Company.

     On January 19, 1996, the Company entered into a financing arrangement with the Noteholders providing up to $7,000,000, of which $4,000,000 was immediately funded to restructure existing debt. The debt restructure consisted of (i) $3,500,000 in 10% Senior Secured General Obligation Notes secured by the Company's seismic equipment and payable in 48 equal monthly installments of principal plus interest (under which payments due after June 30, 1997 have been extended to June 1, 1998), and (ii) $500,000 in 5% Convertible Notes maturing on February 1, 1998, with monthly payments of interest, convertible into Common Stock (the "Convertible Notes") at a conversion price of $3.45 per share, subject to adjustment. The remaining $3,000,000 was subsequently funded under 10% Senior Secured Exchangeable General Obligation Notes, which were exchangeable for common stock of the Company (the "Exchangeable Notes") at an exchange price of $3.77 per share, subject to adjustment. The proceeds of the Exchangeable Notes were used to finance the Company's exploration and production activities and for general corporate purposes. In connection with this financing arrangement, the Company issued to the Noteholders warrants to purchase 165,000 shares of the Company's common stock exercisable at a purchase price of $3.14 per share, subject to adjustment. On August 14, 1996, the Company exercised its right to convert the Convertible Notes into 145,208 shares of the common stock of the Company. On September 30, 1996, the Company exercised its right to exchange the Exchangeable Notes for 795,754 shares of the Company's common stock.

     On May 28, 1996, the Company entered into an additional credit facility with the Noteholders (other than RIMCO Partners, L.P. III) pursuant to which the Company issued 10% Senior Secured General

Obligation Notes in the aggregate principal amount of $6,500,000. The proceeds were used to acquire new seismic equipment, to retire some existing debt and for general corporate purposes. Interest only was payable until December 1, 1996. The notes are secured by the Company's seismic equipment and are due December 1, 1999. All payments of principal and interest due after June 30, 1997 have been extended to June 1, 1998. In connection with this credit facility, the Company issued to the Noteholders warrants to purchase 278,650 shares of the Company's common stock at a purchase price of $5.00 per share, subject to adjustment.

     On December 20, 1996, the Company entered into another financing agreement with the Noteholders to provide $4,000,000 (increased to $5,500,000 on March 27, 1997) under a revolving credit facility for the expansion of the Company's exploration and production activities, under which facility $5,450,000 of principal was outstanding at January 22, 1998. The Noteholders have the right of approval on the acquisition of any property for which funds are advanced under this revolving credit facility. In connection with this revolving credit facility, the Company issued 12% Senior Secured General Obligation Notes with interest only payable monthly (interest due after June 30, 1997 has been extended to June 1, 1998) and the principal due December 1, 1999. The notes are secured by the Company's oil and gas properties.

     On March 27, 1997 the Company borrowed $2,000,000 from the Noteholders under new 12% Senior Secured General Obligation Notes with interest only payable monthly (interest due after June 30, 1997 has been extended to June 1, 1998) and principal due December 1, 1999. The proceeds were used for working capital. The notes are secured by the Company's seismic equipment.

     On August 6, 1997 the Company borrowed an additional $2,000,000 from the Noteholders under new 12% Senior Secured General Obligation Notes, also secured by the Company's seismic equipment, with interest only payable monthly (the due date of which has been extended to June 1, 1998) and principal due December 1, 1999. The proceeds were used to fund the stockholder settlement described under "Legal Proceedings". The notes are secured by the Company's seismic equipment.

     On November 3, 1997 the Company entered into a $3,874,383 financing arrangement with the Noteholders (other than RIMCO Partners, L.P.), with proceeds to be utilized to pay interest on certain of the Noteholders' prior notes and for agreed upon working capital purposes. The agreement is in the form of a series of 12% Senior Secured General Obligation Notes of which $2,144,000 were sold by the Company and $1,730,383 were sold by UNEXCO. The notes are secured by the Company's seismic equipment and oil and gas properties. The arrangements will function as revolving lines of credit for the respective entities with payments of interest only until maturity on December 1, 1999. As of [January 22, 1998, $1,794,000] was outstanding on the Company's line of credit and $1,435,383 was outstanding on UNEXCO's line of credit.

     Please see the discussion under "Proposal 2: Note Exchange" below for a description of the proposed transaction between the Company, UNEXCO and the Noteholders to restructure the Company's indebtedness to the Noteholders described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers and beneficial owners of 10% or more of the Company's Common Stock are required from time to time to file with the SEC reports on Form 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during its fiscal year 1997, Forms 5 and amendments thereto furnished to the Company with respect to its fiscal year 1997, and any written representations received by the Company from a director, officer or beneficial owner of more than 10% of the Common Stock by the Company ("reporting persons") that no Form 5 is required, the Company believes that the following reporting persons failed to file on a timely basis the following reports required by Section 16(a) of the Securities Exchange Act of 1934 during the Company's fiscal 1997 or prior years. On January 15, 1996, Kentex became the beneficial owner of more than 10% of the Company's Common Stock by its acquisition of all of the issued and outstanding common stock of Sierra, and Mr. England assigned to Kentex warrants to purchase 105,000 shares of Common Stock. In connection with these transactions, Kentex did not file a Form 3 which was due on January 25, 1996, and neither Mr. England, Mr. Pawelek nor Mr. Trapp filed a Form 4 which was due on February 10, 1996. Each of Kentex and Messrs. England, Pawelek and

Trapp filed late Forms 5 for the fiscal year ended June 30, 1997, that reported the foregoing transactions. In addition, Mr. Trapp reported on his Form 5 for
the fiscal year ended June 30, 1997 his purchase of      shares of Common Stock
on        , 199  and      shares of Common Stock on        , 199  , neither of
which were reported on Forms 4 that were due on        , 199  and        ,
199 , respectively. Mr. Oakes was elected a director in May 1996, and Mr. Spooner was elected an executive officer in May 1996, and neither filed the Form 3 reporting such event within ten days after his election. Mr. Cobb received a warrant to purchase 15,000 shares on January 16, 1996, which was not reported on a Form 4 due February 10, 1996. In addition, Mr. Donais received options to purchase 25,000 shares on February 19, 1996 and sold 1,500 shares of stock on October 10, 1996, neither of which was reported on a Form 4 due March 10, 1996 and November 10, 1996, respectively. Vicki McLaren did not report the cashless exercise of a stock option to acquire 5,000 shares of Common Stock on a Form 4 that was due on October 10, 1996. In addition, Ms. McLaren did not report the grant to her of a stock option to purchase 5,000 shares of Common Stock on a Form 5 that was due on August 14, 1996. Ms. McLaren filed a late Form 5 for the fiscal year ended June 30, 1997, that reported both of these transactions.

LEGAL PROCEEDINGS

     From time to time, the Company and its subsidiaries are defendants or parties in lawsuits or other proceedings arising in the ordinary course of the Company's business. Such lawsuits typically relate to claims arising from the Company's seismic activities. The Company is not aware of any such proceedings which it deems to be material.

     The Company was involved in a proposed merger that was terminated during November 1996 that led to a proxy contest with a group of stockholders that styled themselves "The Universal Seismic Stockholders' Protective Committee" (the "Stockholders' Committee"). The proxy contest was resolved at the reconvened Annual Meeting of Stockholders on February 11, 1997, at which management's slate of directors was reelected and all of the Stockholders' Committee's proposals were defeated.

     Thereafter, Michael T. Kanarellis, one of the members of the Stockholders' Committee, submitted letters to various members of the Audit Committee of the Company, alleging that "the Company's financial statements for the fiscal year ended June 30, 1996 and the fiscal quarters ended September 30, 1996 and December 31, 1996 were false and materially misstated" and alleging certain specific items of misstatement. The group also filed suit against the Company and its directors styled "The Universal Seismic Associates, Inc. Stockholders' Protective Committee, Michael T. Kanarellis, and Robert J. Kecseg (Plaintiffs)
v. Michael J. Pawelek, Ronald L. England, Calvin G. Cobb, Gary Milavec, Steven Oakes, Rick Trapp, Universal Seismic Associates, Inc., Rimco Associates, Inc. and Resource Investors Management Company, L.P. (Defendants)," in the United States District Court of Delaware.

     All parties entered into a stipulation of settlement which was entered to the Court on August 7, 1997, whereby the RIMCO Partnerships agreed to purchase all of the shares of the Company Common Stock owned by the Stockholders' Committee for an aggregate purchase price of $650,000, or $3.17 per share, with the proceeds being used to fund the immediate costs of settlement and to pay other expenses associated with the lawsuit. In connection with the settlement, $1.75 million was paid in the settlement of the stockholder litigation, the Company incurred $1,115,000 in expenses in connection with the litigation and the Company reimbursed the Plaintiffs for $130,000 in expenses incurred in connection with the stockholder litigation. Also in connection with the settlement, the Company borrowed $2,000,000 from the RIMCO Partnerships under new 12% Senior Secured General Obligation Notes. The settlement was approved by the Court on October 1, 1997, at which time the Court entered judgment dismissing all claims with prejudice. To date, Company has been reimbursed $1,245,000 of its costs and expenses associated with the settlement of the lawsuit from its directors' and officers' liability insurance carrier.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects the beneficial ownership of the Company Common Stock as of January 22, 1998 with respect to (i) all persons known by the Company to be the beneficial owner of more than five percent of the Company Common Stock, (ii) directors and nominees for director of the Company and (iii) directors and executive officers of the Company as a group:

                                                              BENEFICIAL OWNERSHIP(1)
                                                              AS OF JANUARY 22, 1998
                                                              -----------------------
               NAME AND ADDRESS OF BENEFICIAL                  NUMBER        PERCENT
                  OWNER, IDENTITY OF GROUP                    OF SHARES      OF CLASS
               ------------------------------                 ---------      --------
Kentex Holdings, Inc. ......................................  1,170,000(2)     22.4%
  2014 Thompson Crossing
  Richmond, Texas 77469
Rick E. Trapp...............................................  1,190,700(3)     22.8%
  3926 Brynmawr
  Richmond, Texas 77469
RIMCO Associates, Inc. .....................................  1,609,912(4)     30.6%
  22 Waterville Road
  Avon, Connecticut 06001
Ronald L. England...........................................  1,172,000(5)     22.4%
Calvin G. Cobb..............................................     45,000(6)      *
Gary J. Milavec.............................................     10,000(7)      *
Stephen F. Oakes............................................  1,609,912(8)     30.8%
Michael J. Pawelek..........................................  1,172,000(9)     22.4%
Joe T. Rye..................................................    100,000(10)     *
Steve Wood..................................................     50,000(11)     *
Directors and Executive Officers as a Group (6 persons).....  2,976,912(12)    56.3%

---------------

   * Indicates less than one percent.

 (1) Unless otherwise noted, each stockholder has sole voting and dispositive power with respect to the shares of Common Stock.

 (2) Includes 1,065,000 shares owned beneficially and of record by Sierra, which is wholly owned by Kentex, and 105,000 shares purchasable within 60 days pursuant to immediately exercisable warrants, 100,000 of which are exercisable at a price of $3.75 per share and 5,000 of which are exercisable at a price of $2.50 per share.

 (3) Includes 20,700 shares owned beneficially and of record by Mr. Trapp and 1,170,000 shares owned beneficially by Kentex. Mr. Trapp owns 40% of Kentex's outstanding voting securities and is the Chairman of the Board of Kentex.

 (4) Includes (i) 125,757 shares held of record, and 233,300 shares purchasable within 60 days upon the exercise of warrants, by RIMCO Partners, L.P., (ii) 546,588 shares held of record, and 89,516 shares purchasable within 60 days upon the exercise of warrants, by RIMCO Partners, L.P. II, (iii) 72,802 shares held of record, and 6,600 shares purchasable within 60 days upon the exercise of warrants, by RIMCO Partners, L.P. III, and (iv) 401,115 shares held of record, and 114,234 shares purchasable within 60 days upon the exercise of warrants, by RIMCO Partners, L.P. IV. RIMCO Associates, Inc. is the sole general partner of RIMCO, which is the sole general partner of each of the RIMCO Partnerships, and may therefore be deemed to beneficially own all of the Company's common stock owned by each of the RIMCO Partnerships. The RIMCO Partnerships are also entitled to the economic benefits of, and are therefore the beneficial owners of, 20,000 stock options granted to Messrs. Milavec and Oakes under the 1995 Non-Employee Directors' Stock Option Plan, which options are exercisable after the first Company stockholder meeting following the grant of such options.

 (5) Includes 2,000 shares owned beneficially and of record by Mr. England and 1,170,000 shares owned beneficially by Kentex. Mr. England owns 20% of Kentex's outstanding voting securities and is a director of Kentex.

 (6) Includes 5,000 shares owned beneficially and of record by Mr. Cobb and 5,000 shares purchasable within 60 days under an option granted pursuant to the 1992 Stock Incentive Plan, 10,000 shares purchasable within 60 days under an option granted pursuant to the 1995 Non-Employee Directors' Stock Option Plan, 15,000 shares purchasable within 60 days under a warrant and 10,000 shares purchasable under an option granted pursuant to the 1995 Non-Employee Directors' Stock Option Plan after the first Company stockholder meeting following the grant of such option.

 (7) Excludes 1,599,912 shares beneficially owned by RIMCO Associates, Inc. and RIMCO with respect to which Mr. Milavec has disclaimed beneficial ownership and includes 10,000 shares purchasable under an option granted pursuant to the 1995 Non-Employee Directors' Stock Option Plan after the first Company stockholder meeting following the grant of such option.

 (8) Includes 1,609,912 shares beneficially owned by RIMCO Associates, Inc. and RIMCO, with respect to which Mr. Oakes shares voting rights.

 (9) Includes 2,000 shares owned beneficially and of record by Mr. Pawelek and 1,170,000 shares owned beneficially by Kentex. Mr. Pawelek owns 40% of Kentex's outstanding voting securities and is a director and officer of Kentex and may, therefore, be deemed to beneficially own all of the Company's common stock owned by Kentex.

(10) Includes 50,000 nonqualified stock options with an exercise price of $2.00 per share and 50,000 nonqualified stock options with an exercise price of $1.95 per share.

(11) Includes 50,000 shares purchasable within 60 days pursuant to options granted under the Wood Employment Contract.

(12) Includes 210,000 shares of Common Stock purchasable within 60 days under options and warrants granted to various directors and officers, 1,589,912 shares beneficially owned by RIMCO Associates, Inc. with respect to which Mr. Oakes shares voting rights (including 443,650 purchasable within 60 days pursuant to immediately exercisable warrants, but excluding options to purchase 20,000 shares granted to Messrs. Oakes & Milavec), 5,000 shares of Common Stock owned beneficially by Mr. Cobb, 2,000 shares of Common Stock owned beneficially by Mr. Pawelek and 1,170,000 shares owned beneficially by Kentex (including 105,000 purchasable within 60 days pursuant to immediately exercisable warrants).

     The address for each of the officers and directors of the Company is in care of the Company at 16420 Park Ten Place, Suite 300, Houston, Texas 77084-5051.

                           PROPOSAL 2: NOTE EXCHANGE

     This section of the Proxy Statement describes certain aspects of the Note Exchange Agreement (the "Note Exchange Agreement") between the Company, UNEXCO and the Noteholders and the transactions contemplated thereby, including the issuance of shares of the Common Stock, and 7.875% Convertible Subordinated General Obligation Notes ("Notes") in payment of the outstanding indebtedness of the Company to the RIMCO Partnerships (the "Note Exchange"). The following discussion is qualified in its entirety by reference to the Note Exchange Agreement, which is attached hereto as Annex I. All stockholders are urged to read the Note Exchange Agreement in its entirety.

THE NOTE EXCHANGE

     The terms of the Note Exchange are set forth in the Note Exchange Agreement, entered into by the Company, UNEXCO and the Noteholders on February 9, 1998. Under the terms of the Note Exchange Agreement, a copy of which is attached to this Proxy Statement as Annex I, shares of Common Stock and Notes will be issued in full payment of the Existing Notes (as hereinafter defined).

     Upon the closing of the Note Exchange Agreement (the "Closing"), the Noteholders shall exchange $15,000,000 of the outstanding principal amount of the Existing Notes for Common Stock. The actual number of shares of Common Stock to be issued in such exchange will be determined by dividing $15,000,000 by the

Exchange Price. The "Exchange Price" is the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded) during the Trading Period (as hereinafter defined), excluding the five highest closing prices and five lowest closing prices during the Trading Period, as adjusted for any stock split. For purposes of determining the Exchange Price, the "Trading Period" is the period of 30 trading days immediately preceding the second trading day prior to the Annual Meeting; provided, however, that if less than an aggregate of 300,000 shares of Common Stock are traded during such 30 trading days, then such period shall be extended back to include such additional consecutive trading days immediately preceding such 30 trading days until an aggregate of at least 300,000 shares are traded during such period; provided, further that in no event shall such period be extended back to include any trading days on or before the date of this proxy statement.

     The Exchange Price will be calculated by the Company and the Noteholders
after the close of business on March   , 1998. After such date, stockholders of
the Company may call the Company toll-free at 1-800-578-0339 to obtain the actual Exchange Price.

     Furthermore, upon Closing, the Noteholders shall exchange (a) all remaining outstanding principal amounts of the Existing Notes (after excluding the $15,000,000 of principal exchanged for Common Stock described above), and (b) all accrued, unpaid interest outstanding on the Existing Notes as of such date (such aggregate amount of remaining principal of and accrued, unpaid interest on the Existing Notes being referred to herein as the "Note Exchange Amount"), for Notes in an aggregate principal amount equal to the Note Exchange Amount. The Notes will be convertible into shares of Common Stock at the option of the Noteholders at a price equal to 130% of the Exchange Price, and will be convertible by the Company at various conversion prices under certain other circumstances, as set forth in the Note Exchange Agreement. Furthermore, the Company has the option of paying all or a portion of the interest due under the Notes in Common Stock as set forth in the Note Exchange Agreement. For a description of the Notes, see "Description of the Note Exchange Agreement" and "Description of the Notes" below.

     Assuming (a) the Note Exchange Proposal is approved by the stockholders,
(b) the transactions contemplated thereby are effected on March   , 1998, (c)
there are no further payments on, or increases in the principal amounts of, the
Existing Notes, and (d) the Exchange Price equals the February   , 1998 closing
price of the Common Stock on the NASDAQ National Market System of $          ,
("Current Market Price of Common Stock"),        shares of Common Stock and
$          in Notes would be issued in full payment of the Existing Notes.
Because (x) the Exchange Price depends on an average market price of the Common Stock prior to the Annual Meeting, (y) shares of Common Stock and Notes will be issued in payment of both the principal of and accrued interest on the Existing Notes and interest on the Existing Notes will continue to accrue until the actual effective date of the Note Exchange, and (z) there may be additional changes to the principal amount of the Existing Notes, the exact number of shares of Common Stock and principal amount of Notes to be issued in connection with the Note Exchange will depend upon the actual effective date of the Note Exchange. See "Certain Effects of the Note Exchange" and "The Note Exchange Agreement" below.

     Upon satisfaction of the conditions described in the Note Exchange Agreement, including the requisite approval of the stockholders of the Company, the Existing Notes will be exchanged for the applicable number of shares of Common Stock and Notes, discussed below. Upon the surrender of the Existing Notes by the Noteholders and the issuance of the Common Stock and Notes in payment of the Existing Notes pursuant to the terms of the Note Exchange Agreement, the Existing Notes will be canceled and the Company will be released from all its obligations and liabilities to the RIMCO Partnerships under the Existing Notes.

     Upon the exchange of the Existing Notes, the Noteholders shall deliver the Existing Notes to the Company and shall deliver to the Company and UNEXCO full releases of all guarantees, liens and security interests guaranteeing or securing the Existing Notes and any other obligations of the Company or its subsidiaries to any of the Noteholders or their affiliates (other than such obligations that expressly survive the payment of the Existing Notes or the termination of the respective Existing Note agreements).

     Assuming the Exchange Price equals the Current Market Price of Common
Stock, the Note Exchange will involve the issuance of        shares of Common
Stock to the Noteholders in exchange for the Existing

Notes and the reservation of approximately an additional        shares of Common
Stock for issuance upon conversion of the Notes. Under the foregoing assumption, the Company currently does not have a sufficient number of authorized and unissued shares of Common Stock available for issuance to accomplish the Note Exchange. Pursuant to the Reincorporation Proposal set forth as Proposal No. 3, the authorized shares of Common Stock of the Company will be increased to 40,000,000 shares, which the Company anticipates will be sufficient to complete the Note Exchange.

     The Board of Directors and RIMCO have agreed that approval of the Note Exchange proposal (the "Note Exchange Proposal") requires the affirmative vote of the holders of a majority of the Company's outstanding Common Stock and the affirmative vote of the holders of a majority of the Company's outstanding Common Stock that is not held by a Noteholder or an affiliate of any Noteholder. THE RIMCO RESTRUCTURING COMMITTEE OF THE BOARD OF DIRECTORS CONSIDERS APPROVAL OF THE NOTE EXCHANGE PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NOTE EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

BACKGROUND OF THE NOTE EXCHANGE

  The Existing Notes

     For purposes of the Note Exchange Proposal, "Existing Notes" shall include
(a) the 10% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $10,000,000 and the 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $6,144,000, in each case issued by the Company under the Existing Note Agreements (as hereinafter defined) to which it is a party, and (b) the Amended and Restated 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $5,500,000 and the 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $1,730,383, in each case issued by UNEXCO under the Existing Note Agreements to which it is a party.

     The "Existing Note Agreements" include (a) that certain Note Purchase Agreement, dated January 19, 1996, among the Company and the Noteholders, (b) that certain Note Purchase Agreement, dated May 28, 1996, among the Company and the Noteholders (other than RIMCO Partners, L.P. III), (c) that certain Note Purchase Agreement, dated March 27, 1997, among the Company and the Noteholders,
(d) that certain Note Purchase Agreement, dated August 6, 1997, among the Company and the Noteholders, (e) that certain Note Purchase Agreement, dated November 3, 1997, among the Company and the Noteholders (other than RIMCO Partners, L.P.), (f) that certain Amended and Restated Note Purchase Agreement dated March 27, 1997, among UNEXCO and the Noteholders and (g) that certain Note Purchase Agreement, dated November 3, 1997, among UNEXCO and the Noteholders (other than RIMCO Partners, L.P.).

     As of February   , 1998, the aggregate principal amount of the Existing
Notes was $       , and the aggregate accrued and unpaid interest on the
Existing Notes was $       . For additional discussion regarding the Company's
indebtedness to the RIMCO Partnerships, see "Proposal No. 1: Election of Directors -- Certain Relationships and Related Party Transactions -- RIMCO Financing" above.

  Reasons For Note Exchange

     The Existing Notes are part of a highly leveraged capital structure which restricts the Company's access to equity and other financial resources. After the Board of Directors determined that a merger or other business combination involving the Company was not then a viable strategic alternative, the Company's management recommended to the Board of Directors that the Company seek to restructure its obligations to the RIMCO Partnerships in a manner that would improve the Company's capital structure and increase its long-term viability. See "Unaudited Pro Forma Consolidated Financial Data" below.

     The Note Exchange would relieve the Company of substantial amounts of compounding non-cash interest expense on the Existing Notes. Approximately
$          of interest expense would be eliminated for
the remainder of the 1998 fiscal year. Scheduled interest and discount
amortization on the Existing Notes is $          and $          for the fiscal
years ending in 1999 and 2000, respectively. Based on the foregoing, the benefit of the Note Exchange on net income available to common stockholders would be
$          and $          for the fiscal years ending in 1999 and 2000,
respectively.

     The payment of the Existing Notes with shares of Common Stock and Notes would relieve the Company of the obligation to commence the repayment of the Existing Notes on June 1, 1998 and July 1, 1998, as applicable. Given the current financial condition of the Company, if the Note Exchange is not consummated it will be very difficult for the Company to pay the Existing Notes when due or even to return to compliance with the Existing Notes and the Existing Note Agreements when the existing default waivers expire. See "Proposal No. 1: Election of Directors -- Certain Relationships and Related Party Transactions -- RIMCO Financing" above.

     Notwithstanding the foregoing, the Note Exchange will not eliminate the Company's current need for cash. The Company anticipates that the release of security interests pursuant to the terms of the Note Exchange Agreement will enable the Company to borrow additional funds to satisfy working capital or other needs. However, there can be no assurance that the Company will be able to borrow additional funds, and the Company's ability to incur indebtedness is restricted by the terms of the Note Exchange Agreement. See "Description of the Notes" below.

  The RIMCO Restructuring Committee

     Gary J. Milavec and Stephen F. Oakes, managing directors of RIMCO, have served on the Board of Directors of the Company since 1996. The RIMCO Partnerships have been holders of the Existing Notes since January 1996 and substantial holders of various interests in the Company since August 1996.

     Upon Company management's recommendation to the Board of Directors that the Company seek a restructuring of the Existing Notes, the Board of Directors of the Company determined that a special committee of the Board of Directors should be appointed to best serve the interests of the stockholders.

     On December 5, 1997, the Board of Directors, pursuant to a unanimous written consent, appointed a special committee of the Board of Directors (the "RIMCO Restructuring Committee"), composed of Calvin G. Cobb, Michael J. Pawelek and Joe T. Rye. The RIMCO Restructuring Committee was authorized to exercise all the powers and authority of the Board of Directors in connection with the negotiation, amendment or modification of, or exchange of stock or other securities or indebtedness for, the Existing Notes or other indebtedness of the Company to the Noteholders or their affiliates, and was authorized to exercise all the powers and authority of the Board of Directors to incur indebtedness or authorize the issuance of Common Stock or any other security of the Company in connection with the foregoing. The RIMCO Restructuring Committee was also authorized on behalf of the Company to engage an independent financial advisor to provide such analysis of a proposed exchange as the RIMCO Restructuring Committee may deem necessary or appropriate and, if requested by the RIMCO Restructuring Committee, to provide an opinion as to the fairness of any such exchange which may be negotiated by management of the Company.

  Determinations of the RIMCO Restructuring Committee

     At a meeting on February 5, 1998, following numerous discussions among the members of the committee, the RIMCO Restructuring Committee by a unanimous vote determined that the Note Exchange was fair to and in the best interests of the Company and its stockholders, and subject to (i) approval of the Note Exchange Proposal by the holders of a majority of the Company's outstanding Common Stock and the holders of a majority of the Company's outstanding Common Stock that is not held by a Noteholder or an affiliate of any Noteholder and (ii) the receipt of a satisfactory fairness opinion from Dain Rauscher Incorporated (as discussed below), the RIMCO Restructuring Committee authorized officers of the Company to take such actions as may be necessary to consummate the transactions contemplated by the Note

Exchange Proposal as soon as practicable. In reaching its conclusions, the RIMCO Restructuring Committee considered, among other things, the following material factors:

          (i) Non-public information provided by the Company's management and the Company's financial, tax and legal advisors, which non-public information consisted of information concerning the effects on the Company's financial statements of the Existing Notes if such notes were to remain outstanding, the anticipated effects of the Note Exchange Proposal on the Company's financial statements, the anticipated federal income tax consequences of the Note Exchange Proposal, the dilution of the Company's stockholders, and various corporate, procedural and legal aspects of the Note Exchange Proposal.

          (ii) The reasons for the Note Exchange Proposal described above. See "Background -- Reasons for Note Exchange."

          (iii) Substantially final drafts of the Note Exchange Agreement and its exhibits.

     In reaching such decisions, the RIMCO Restructuring Committee considered all of the foregoing factors together and did not place greater relative weight on any one or more particular factors.

CERTAIN EFFECTS OF THE NOTE EXCHANGE

     As of January 22, 1998, the RIMCO Partnerships owned approximately 1,146,262 of the issued and outstanding shares of Common Stock, and has the right to acquire an additional 463,650 shares of Common Stock upon the exercise of warrants, which would increase the RIMCO Partnerships' holdings to 30.4% of
the issued and outstanding Common Stock of the Company. As of             ,
1998, the aggregate outstanding principal amount of the Existing Notes was and the aggregate amount of the accrued and unpaid interest on the Existing
Notes was      .

     Assuming (a) the Note Exchange Proposal is approved by the stockholders,
(b) the transactions contemplated thereby are effected on             , 1998,
(c) there are no further payments on, or increases in the principal amounts of, the Existing Notes, and (d) the Exchange Price equals the Current Market Price
of Common Stock,      shares of Common Stock and $          in Notes,
convertible into      shares of Common Stock, would be issued in full payment of the Existing Notes. Because (x) the Exchange Price depends on the average market price of the Common Stock prior to the Annual Meeting, (y) shares of Common Stock will be issued in payment of both the principal of and accrued interest on the Existing Notes and interest on the Existing Notes will continue to accrue until the actual effective date of the Note Exchange, and (z) there may be additional changes to the principal amount of the Existing Notes, the exact number of shares of Common Stock to be issued, and into which the Notes may be converted will depend upon such effective date.

     The Note Exchange will increase the percentage of Common Stock beneficially owned by the RIMCO Partnerships, and will have a dilutive effect on the voting power of the currently outstanding shares of Common Stock. Based on the above-described assumptions, following the consummation of the Note Exchange,
the RIMCO Partnerships will own approximately      % of the total number of
outstanding shares of Common Stock. Furthermore, following the consummation of the Note Exchange, the RIMCO Partnerships would also have the right to acquire
an additional      shares of Common Stock upon the conversion of the Notes and the exercise of warrants, which would then increase its percentage of beneficial
ownership of Common Stock up to      %, resulting in a further dilutive effect
on the current holders of Common Stock. Pursuant to the terms of the Notes, the Company has the option of paying all or a portion of the interest due thereon in Common Stock, which will also have a further dilutive effect on the current holders of Common Stock.

     If effected, the Note Exchange will substantially reduce the Company's long-term debt and its annual interest expense. For a discussion of the reduction of the Company's annual interest expense, see "Background of the Note Exchange -- Reasons for Note Exchange" above.

     If the Note Exchange Proposal is not approved by the Company's stockholders and consummated, the Company will likely be in default under certain covenants relating to the Company's indebtedness to the

RIMCO Partnerships, which have been previously waived or modified by the RIMCO Partnerships as discussed above. Upon default, the RIMCO Partnerships will be entitled to exercise its remedies under the terms of such indebtedness, which could result in the RIMCO Partnerships' foreclosure on substantially all of the Company's assets, rendering the Company unable to conduct business.

FAIRNESS OPINION

     The RIMCO Restructuring Committee has engaged Dain Rauscher Incorporated ("Dain Rauscher") to act as its financial advisor to render its opinion as to the fairness, from a financial point of view, of the Note Exchange to the Company's stockholders. After negotiating with multiple prospective financial advisors, the RIMCO Restructuring Committee selected Dain Rauscher based on its competitive fees and its expertise in such matters and its familiarity with the industry and business of the Company. The Company agreed to pay Dain Rauscher a fee of $100,000 for preparing the Fairness Opinion (as hereinafter defined), which fee shall be payable regardless of Dain Rauscher's conclusion in such opinion. The Company also agreed to reimburse Dain Rauscher for its reasonable out-of-pocket expenses in connection with its services to the Company. The Company has agreed to indemnify Dain Rauscher and its directors, officers, agents, employees and controlling persons against any losses, claims, damages, liabilities or expenses relating to Dain Rauscher's engagement to prepare its Fairness Opinion; provided, that the Company will not be liable for losses, claims, damages, liabilities or expenses that are finally judicially determined to have resulted primarily from the willful misconduct or gross negligence of the person seeking indemnification.

     In the ordinary course of business, Dain Rauscher has previously provided investment banking services to Texoil, Inc., a company of which Mr Milavec is a director.

     Prior to the Annual Meeting, Dain Rauscher will deliver to the Board of Directors of the Company a written opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, of the Note Exchange to the holders of Common Stock of the Company. The RIMCO Restructuring Committee shall then review the Fairness Opinion to independently evaluate the fairness of the Note Exchange and consider if it should change its previous determination that the Note Exchange Proposal was fair to and in the best interests of the Company's stockholders..

     If following its review of the Fairness Opinion the RIMCO Restructuring Committee determines that the Note Exchange is not fair to and in the best interests of the Company's stockholders, the RIMCO Restructuring Committee intends to terminate the Note Exchange Agreement.

     In the event that following its review of the Fairness Opinion, the RIMCO Restructuring Committee does not change its determination that the Note Exchange is fair to and in the best interests of the Company's stockholders, the RIMCO Restructuring Committee shall cause the Company to supplement this Proxy Statement with a description of the Fairness Opinion. Any such supplement will also include the full text of the Fairness Opinion, and the stockholders of the Company will be urged to read the Fairness Opinion in its entirety. The Fairness Opinion will not constitute a recommendation to any stockholder as to how such stockholder should vote.

FEDERAL INCOME TAX CONSEQUENCES

  Cancellation of Indebtedness

     For federal income tax purposes, a debtor corporation that transfers property in satisfaction of its debt is treated as if the corporation satisfied the debt with an amount of money equal to the fair market value of the transferred property. If the fair market value of property transferred is less than the sum of (i) the principal amount of the debt and (ii) any accrued, but unpaid, interest thereon, then the corporation must recognize such difference as cancellation of indebtedness income ("COD income") pursuant to Section 108(e)(8) of the Internal Revenue Code of 1986, as amended (the "Code"). However, if the fair market value of property transferred exceeds such sum, the corporation may not take a deduction or loss for such excess.

     Under the terms of the Note Exchange Agreement, the Company will issue shares of its Common Stock and Notes to the RIMCO Partnerships in exchange for the Existing Notes. The Note Exchange is structured such that the Company will transfer Common Stock and Notes to the RIMCO Partnerships with an approximate fair market value equal to the outstanding indebtedness. However, should the fair market value of the property transferred to the RIMCO Partnerships be less than the fair market value of the outstanding indebtedness (including accrued, but unpaid, interest thereon) on the date of the exchange, then the Company will recognize COD income equal to such difference. In particular, differences between the Exchange Price and the market value of the Common Stock on the date of Closing could result in the Company recognizing COD income.

  Possible Ownership Change Under Section 382 of the Code

     The Company estimates that it has net operating loss carry forwards ("NOLs") from prior fiscal years of approximately $15,367,000 available to offset future taxable income. However, if the common stock issued by the Company in the Note Exchange results in an "ownership change" (as hereinafter defined), Sections 382 and 383 of the Code limit the NOLs and tax credit carry forwards that may be used to offset the Company's taxable income. An "ownership change" occurs if the percentage of stock of the corporation owned by one or more shareholders who own 5% or more of the stock of the corporation ("5% shareholders") increases by more than 50 percentage points over the lowest level held by such 5% shareholders during a three-year testing period. The RIMCO Partnerships are a 5% shareholder of the Company. The Company believes that the transfer of its common stock to the RIMCO Partnerships in the Note Exchange will result in an "ownership change" as defined in Section 382 of the Code. Accordingly, the utilization of NOLs and tax credit carry forwards to offset COD income resulting from the Note Exchange, if any, as well as other future taxable income may be limited and, therefore, the amount of federal income tax the Company would otherwise owe in future years may be increased as a result of the
Section 382 and 383 limitations.

     If an "ownership change" occurs as a result of the Note Exchange, the Company's annual utilization of its NOLs is limited to the product of the Company's equity value immediately before the "ownership change" multiplied by the highest applicable federal long-term tax exempt rate in effect for any three month period ending with the month in which the "ownership change" occurs (which would be 5.23% if the "ownership change" occurred in February 1998).

  Continuity of Business Enterprise Requirement

     Section 382 of the Code disallows the utilization of all NOLs if a corporation's business is not continued for at least two years after an "ownership change". Continuity of business enterprise generally requires that the historic business of the corporation be continued for at least two years or that a significant portion of its assets are used in some other business carried on by the corporation. Therefore, if an "ownership change" occurs as a result of the Note Exchange, and the Company violates the continuity of business enterprise requirement, the Company will be prevented from using any of its NOLs. However, it is anticipated that the Company will continue its historic business and that the continuity of business enterprise requirement will be satisfied.

     THE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED NOTE EXCHANGE ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION, NOR DOES IT DISCUSS ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, THAT MAY BE RELEVANT TO THE PROPOSED NOTE EXCHANGE TO THE COMPANY. IN ADDITION, THE FOREGOING SUMMARY DOES NOT DISCUSS ANY TAX CONSEQUENCES OF THE PROPOSED NOTE EXCHANGE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER (ESPECIALLY IF SUCH STOCKHOLDER IS A HOLDER OF AND IS EXCHANGING EXISTING DEBT FOR COMMON STOCK AND NOTES OF THE COMPANY IN THE PROPOSED NOTE EXCHANGE) SHOULD CONSULT WITH HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE TRANSACTIONS CONTEMPLATED BY THE PROPOSED NOTE EXCHANGE, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The selected consolidated financial data for the Company set forth below as of and for the three years ended June 30, 1997 is derived from the consolidated financial statements of the Company, which statements have been audited by Coopers & Lybrand L.L.P. independent public accountants. The selected consolidated financial data as of and for the three month period ended September 30, 1997 is derived from the unaudited consolidated financial statements of the Company which, in the opinion of management of the Company, reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such data. The data for the three months ended September 30, 1997 is not necessarily indicative of the results that may be expected for the entire year. The selected consolidated financial data should be read in conjunction with the Company's consolidated financial statements and the accompanying notes thereto and Management's Discussion and Analysis or Plan of Operation incorporated by reference into this Proxy Statement.

                                                                HISTORICAL
                                          -------------------------------------------------------
                                                                                    THREE MONTHS
                                                                                        ENDED
                                                    YEAR ENDED JUNE 30,             SEPTEMBER 30,
                                          ---------------------------------------   -------------
                                             1995          1996          1997           1997
                                          -----------   -----------   -----------   -------------
                                                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total operating revenues................  $22,751,463   $25,599,121   $31,287,329    $ 9,463,888
Total operating expenses................   21,194,589    25,302,906    36,661,381     10,252,289
Gain on sale of oil & gas property......           --            --       559,461             --
                                          -----------   -----------   -----------    -----------
Total operating (loss) income...........    1,556,874       296,215    (4,814,591)      (333,771)
Interest expense........................     (856,611)   (1,121,969)   (1,389,961)      (436,777)
Other income............................        4,964        16,897        33,013          9,025
                                          -----------   -----------   -----------    -----------
Net income (loss).......................  $   705,227   $  (808,857)  $(6,171,539)   $  (761,523)
Net earnings (loss) per share...........  $      0.17   $     (0.19)  $     (1.23)   $     (0.15)
                                          ===========   ===========   ===========    ===========
Average common shares outstanding.......    4,202,498     4,211,129     5,012,732      5,234,109

                                           JUNE 30,      JUNE 30,      JUNE 30,     SEPTEMBER 30,
                                             1995          1996          1997           1997
                                          -----------   -----------   -----------   -------------
BALANCE SHEET DATA:
Working capital.........................  $(2,599,231)  $(2,987,161)  $(2,739,870)   $(1,098,182)
Total assets............................  $18,347,064   $31,950,278   $32,276,234    $31,497,722
Long-term obligations, net of current...  $ 1,732,231   $ 9,870,689   $15,616,255    $17,107,304
Stockholders' equity....................  $ 8,337,530   $ 7,898,825   $ 5,279,508    $ 4,517,985

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") reflects the issuance of shares of Common Stock and
$          in Notes in payment of the Existing Notes, assuming that the Exchange
Price equals the Current Market Price of Common Stock. The Pro Forma Balance Sheet gives effect to the Note Exchange as if it had occurred on September 30, 1997.

     If the Note Exchange is approved, the actual number of shares of Common Stock and Notes which will be issued will differ from that assumed in the Pro Forma Balance Sheet. The effective date of the Note Exchange, if consummated, will occur at a date later than the dates assumed for the Pro Forma Financial Data, and the principal and accrued interest on the Existing Notes will be greater than the amounts assumed because of the additional accrual of interest.

     The Pro Forma Financial Data is based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Company's consolidated financial statements and the accompanying notes thereto which are incorporated by reference in this document.

              UNIVERSAL SEISMIC ASSOCIATES, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                              ASSETS
                                              ------
                                                                                         PRO FORMA
                                                 SEPTEMBER 30,                       SEPTEMBER 30,
                                                         1997        ADJUSTMENT               1997
                                                 ------------       -----------      ------------
                                                 (UNAUDITED)
Current assets:
  Cash and cash equivalents....................  $    698,808       $  (300,000)(1)  $    398,808
  Trade accounts receivable, net...............     7,594,236                           7,594,236
  Costs in excess of billings and estimated
     earnings on uncompleted contracts.........        50,587                              50,587
  Prepaid expenses and other current assets....       430,620                             430,620
                                                 ------------       -----------      ------------
          Total current assets.................     8,774,251          (300,000)        8,474,251
Property and equipment
  Seismic property and equipment, net..........    15,218,734                          15,218,734
  Oil and gas properties.......................     6,723,280                           6,723,280
                                                 ------------       -----------      ------------
          Total property and equipment, net....    21,942,014                --        21,942,014
Other assets:
  Goodwill, net................................       588,983                             588,983
  Other........................................       192,474            29,423(2)        221,897
                                                 ------------       -----------      ------------
          Total assets.........................  $ 31,497,722       $  (270,577)     $ 31,227,145
                                                 ============       ===========      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term obligations.....  $  2,191,960       $(1,571,902)(3)  $    620,058
  Billings and estimated earnings in excess of
     costs on uncompleted contracts............            --                --                --
  Accounts payable.............................     5,343,943                --         5,343,943
  Other current liabilities....................     2,336,530                --         2,336,530
                                                 ------------       -----------      ------------
          Total current liabilities............     9,872,433        (1,571,902)        8,300,531
Long-term obligations, set of current
  maturities...................................    17,107,304       (13,428,098)(3)     3,679,206
                                                 ------------       -----------      ------------
          Total liabilities....................    26,979,737       (15,000,000)       11,979,737
                                                 ------------       -----------      ------------
Commitments and contingencies
Stockholders' equity:
  Common stock.................................           524             1,200(4)          1,724
  Additional paid in capital...................    17,105,443        14,728,223(5)     31,833,666
  Accumulated deficit..........................   (12,567,982)               --       (12,567,982)
  Less: Treasury stock, at cost; 5,000
     shares....................................       (20,000)               --           (20,000)
                                                 ------------       -----------      ------------
          Total stockholders' equity...........     4,517,985        14,729,423        19,247,408
                                                 ------------       -----------      ------------
          Total liabilities and stockholders'
            equity.............................  $ 31,497,722       $  (270,577)     $ 31,227,145
                                                 ============       ===========      ============

---------------
(1) $300,000 credit to cash for costs related to debt conversion.
(2) $100,000 costs deferred relating to debt conversion less $70,577 unamortized expense applicable to prior financing costs.
(3) Conversion of current and long term portion of debt of $15,000,000.
(4) 12,000,000 shares of Common Stock issued (assuming $1.25 Exchange Price) X .0001 par value per share.
(5) Additional paid-in capital = $15,000,000 - $1,200 (common stock) - $70,547 (expensing prior financing costs) - $200,000 (costs related to debt conversion).

DESCRIPTION OF THE NOTE EXCHANGE AGREEMENT

     The description of the Note Exchange Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Note Exchange Agreement, a copy of which is attached to this Proxy Statement as Annex I and incorporated herein by reference.

  Exchange of Existing Notes

     Subject to the terms and conditions of the Note Exchange Agreement, at the Closing the Noteholders shall exchange $15,000,000 of the outstanding principal amount of the Existing Notes for Common Stock. The number of shares of Common Stock to be received by the Noteholders shall be determined by dividing $15,000,000 by the Exchange Price. See "The Note Exchange" above. Each Noteholder shall receive its pro rata share of such Common Stock based on the proportion that the total amount of outstanding principal of and accrued, unpaid interest on the Existing Notes held by such Noteholder as of the date of Closing bears to the total amount of outstanding principal of and accrued, unpaid interest on all of the Existing Notes as of the date of Closing. At the Closing, the Company shall deliver to each Noteholder certificates for the number of full shares of Common Stock to which each Noteholder shall be entitled in such exchange and a cash adjustment for any fractional shares of Common Stock.

     Subject to the terms and conditions of the Note Exchange Agreement, at the Closing the Noteholders shall exchange (a) all remaining outstanding principal amounts of the Existing Notes (after excluding the $15,000,000 of principal exchanged for Common Stock described above), and (b) all accrued, unpaid interest outstanding on the Existing Notes as of such date, for Notes in an aggregate principal amount equal to the Note Exchange Amount. At the Closing, the Company will issue and deliver to each Noteholder a Note in the principal amount equal to such Noteholder's proportionate share of the Note Exchange Amount. The Notes will be convertible into shares of the Common Stock of the Company as described below in "Description of the Notes -- Conversion of Notes."

  Closing; Conditions to Closing

     The Closing shall occur five business days after the Annual Meeting or on such other business day on or prior to June 1, 1998 as may be agreed upon by the Company and the Noteholders. If at the Closing the Company shall fail to tender the Notes and the certificates of Common Stock to the Noteholders as provided in the Note Exchange Agreement, or any of the conditions set forth below shall not have been fulfilled to the Noteholders' reasonable satisfaction, the Noteholders shall, at the Noteholders' election, be relieved of all further obligations under the Note Exchange Agreement, without thereby waiving any rights the Noteholders may have by reason of such failure or such nonfulfillment. The Noteholders' obligation to exchange the Existing Notes at the Closing is subject to the fulfillment to the Noteholders' reasonable satisfaction, prior to or at the Closing, of the following conditions:

          (i) The Noteholders shall have received the following instruments and agreements (collectively, with the Note Exchange Agreement, the "Transaction Documents"), each dated the date of the Closing: (a) the Notes duly executed by the Company; and (b) the Amended and Restated Stock Ownership and Registration Rights Agreement duly executed by the Company, UNEXCO and each Noteholder ("Registration Rights Agreement").

          (ii) The transactions contemplated by the Note Exchange Agreement shall have been approved at the Annual Meeting by the affirmative vote of the holders of a majority of the outstanding Common Stock and by the affirmative vote of the holders of a majority of the outstanding Common Stock that is not held by a Noteholder or affiliate of any Noteholder.

          (iii) The Company shall have delivered to the Noteholders certain officer's certificates and certificates of appropriate public officials.

          (iv) The Noteholders shall have received an opinion in form and substance reasonably satisfactory to the Noteholders, dated the date of the Closing, from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Company and UNEXCO.

          (v) The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be correct when made and at the time of the Closing; provided, that in the event the Company is merged with or into its wholly-owned subsidiary prior to the Closing and such wholly-owned subsidiary shall have executed a document satisfactory to the Noteholders assuming all of the Company's liabilities and obligations under the Note Exchange Agreement and the other Transaction Documents, this condition shall not fail to be satisfied solely as a result of changes resulting from such merger.

          (vi) The Company shall have performed and complied with all agreements and conditions contained in the Note Exchange Agreement or the other Transaction Documents required to be performed or complied with by it prior to or at the Closing and no default or event of default shall have occurred and be continuing; provided, that in the event the Company is merged with or into its wholly-owned subsidiary prior to the Closing and such wholly-owned subsidiary shall have executed a document satisfactory to the Noteholders assuming all of the Company's liabilities and obligations under the Note Exchange Agreement and the other Transaction Documents, this condition shall not fail to be satisfied solely as a result of changes resulting from such merger.

          (vii) All corporate and other proceedings in connection with the transactions contemplated by the Note Exchange Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Noteholders and the Noteholders' special counsel, and the Noteholders and the Noteholders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or they may reasonably request.

          (viii) The Company shall have renegotiated the LDI Lease (as defined in the Note Exchange Agreement) on terms satisfactory to the Noteholders.

     The Company's and the Noteholders' obligations under the Note Exchange Agreement are subject to the condition that at Closing the Company shall have sufficient authorized shares of Common Stock to issue shares of Common Stock in exchange for the Existing Notes and to satisfy its conversion obligations under the Note Exchange Agreement.

     Subject to the foregoing conditions to the Noteholder's obligations to exchange the Existing Notes, simultaneously with the exchange of the Existing Notes at the Closing, the Noteholders shall deliver the Existing Notes to the Company and shall deliver to the Company and UNEXCO full releases of (i) all guarantees, liens and security interests guaranteeing or securing the Existing Notes and (ii) any other obligations of the Company or any of its subsidiaries to any of the Noteholders or their affiliates (other than such obligations that expressly survive the payment of the Existing Notes or the termination of the Existing Note Agreements). In addition, simultaneously with the exchange of the Existing Notes at the Closing, the Noteholders shall execute and deliver to the Company amendments to any outstanding warrants held by the Noteholders or their affiliates and amendments to any agreements related to any such warrants, which amendments shall waive all anti-dilution rights of the holders of such warrants, to the extent (and only to the extent), such anti-dilution rights pertain to and are affected by the transactions contemplated by the Note Exchange Agreement.

     Notwithstanding any of the foregoing, the Company shall have the right at any time prior to the Annual Meeting to terminate the Note Exchange Agreement, without any liability to the Noteholders under the Note Exchange Agreement.

  Representations and Warranties

     The Note Exchange Agreement contains various representations and warranties of the Company relating, among other things, to the following matters: (a) corporate organization, (b) authorization, (c) compliance with laws and other instruments, (d) governmental authorizations, (e) subsidiaries, (f) financial statements, (g) disclosure, (h) litigation, (i) observance of agreements, statutes and orders, (j) taxes, (k) title to property, (l) licenses and permits,
(m) compliance with the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), (n) status under certain statutes, (o) capitalization, (p) securities matters, and
(q) environmental matters. The Note

Exchange Agreement also contains representations and warranties of the Noteholders relating to the purchase of the Notes for investment purposes, status as an accredited investor, and an acknowledgment that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

DESCRIPTION OF THE NOTES

     The description of the Notes set forth below does not purport to be complete and is qualified in its entirety by reference to the Note Exchange Agreement, a copy of which is attached to this Proxy Statement as Annex I and incorporated herein by reference.

  Payment of Notes

     Payment Terms. The Notes shall be due and payable as follows: (a) commencing on June 1, 1998, on each Quarterly Payment Date (as defined in the Note Exchange Agreement), a payment equal to all accrued, unpaid interest on the Notes shall be due and payable; and (b) on the Maturity Date (as hereinafter defined), the entire unpaid principal of the Notes, together with all accrued, unpaid interest on the Notes, shall be fully and finally due and payable. The "Maturity Date" of the Notes is December 1, 1999, which may be extended with respect to the Deficiency Portion (as hereinafter defined). If, however, a Change of Control (as defined in the Note Exchange Agreement) shall occur, the entire unpaid principal of the Notes, together with all accrued, unpaid interest on the Notes, shall be fully and finally due and payable on the date one day after such Change of Control occurs. All payments on the Notes shall be applied pro rata, in accordance with the principal amounts outstanding on the Notes, first to accrued, unpaid interest on the Notes and the remainder, if any, to the principal amount outstanding on the Notes.

     Option to Pay Interest in Common Stock. So long as no default or event of default exists under the Notes, the Company shall have the option on each Quarterly Payment Date to make payments of accrued interest on the Notes in fully paid and non-assessable shares of Common Stock rather than cash. To exercise such option the Company shall give written notice to the Noteholders that it intends to exercise such option with respect to a particular interest payment to be made on the Notes at least three business days prior to the applicable Quarterly Payment Date. The number of shares issuable in payment of accrued interest on the Notes shall be equal to the quotient of the amount of accrued interest on the Notes to be paid in Common Stock divided by the Interest Payment Price (as hereinafter defined) in effect on the applicable Quarterly Payment Date. Upon the Company's exercise of the option to pay a particular interest payment on the Notes in Common Stock, the Company will within 20 business days after the applicable Quarterly Payment Date deliver to each Noteholder certificates for the full number of shares of Common Stock to which such Noteholder is entitled to receive as the result of such interest payment having been made in Common Stock and a cash adjustment for any fractional shares of Common Stock, together with a statement setting forth in reasonable detail the calculation of the number of shares of Common Stock delivered based on the amount of interest on such Noteholder's Note paid in Common Stock and the Interest Payment Price in effect on such Quarterly Payment Date. In the case of payment of accrued interest on the Notes in Common Stock, the Noteholder entitled to receive the Common Stock deliverable in payment of such accrued interest shall be treated for all purposes as the record holder of such Common Stock on the applicable Quarterly Payment Date. For purposes of determining the amount of Common Stock issuable as interest hereunder, the term "Interest Payment Price" shall be defined as (a) on June 1, 1998, the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded) for the trading days included in the period since the date of Closing, and (b) on any other Quarterly Payment Date, the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded) for the trading days included in the period since the immediately preceding Quarterly Payment Date, in each case, as adjusted for any stock split.

     Extension of the Maturity Date. If, on December 1, 1999, (a) Cash Availability (as hereinafter defined) is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, and (b) the Average Price (as hereinafter defined) of the Company's Common Stock on such date is less than the Conversion Price (as hereinafter defined) on such date, then the Noteholders may elect to extend the

Maturity Date to June 1, 2001 for the Deficiency Portion of the Notes and, upon such election the interest rate on the Notes shall be increased from 7.875% per annum to 8.5% per annum. The term "Cash Availability" means, as of any date, the aggregate amount of the Company's and its subsidiaries' cash, cash equivalents, and borrowing availability under any then existing credit facility, which in the good faith business judgment of the Board of Directors of the Company is available to pay the outstanding principal and accrued, unpaid interest on the Notes.

     Optional Prepayments of Notes. The Company may, at its option, upon 20 days prior written notice to the Noteholders and without penalty, premium or fee, prepay at any time all, or from time to time any part of, the Notes at 100% of the principal amount so prepaid, plus accrued interest on such principal amount. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

  Conversion of Notes

     Conversion at Option of Noteholders. Pursuant to the terms of the Note Exchange Agreement, each Noteholder shall have the right, at the option of such Noteholder exercisable at any time or from time to time that any of the Notes shall remain outstanding, to convert the outstanding principal balance of the Notes (or any portion thereof that is $1,000 or an integral multiple thereof), plus accrued and unpaid interest due thereon to the effective date of the conversion, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock issuable in the conversion of the Notes shall be equal to the quotient of the principal amount of the Notes (or the portion thereof) submitted for conversion plus accrued, unpaid interest due thereon to the effective date of conversion, divided by the Conversion Price, subject to adjustment as provided in the Note Exchange Agreement. For purposes of conversion of the Notes, the term "Conversion Price" is defined as a price equal to 130% of the Exchange Price, or, in case an adjustment of such price has taken place pursuant to the provisions of the Note Exchange Agreement, then at the price as last adjusted.

     Special Conversion Events. If on any date following the issuance of the Notes up to and including the Maturity Date, the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded and subject to appropriate adjustment for any stock split) during a period of 20 consecutive trading days immediately preceding such date (such 20-day average being referred to herein as the "Average Price") equals or exceeds 150% of the Conversion Price (a "Special Conversion Event"), the Company may, at its option exercisable in its sole discretion at any time during the 30-day period following such Special Conversion Event, convert all or any portion of the outstanding principal balance of the Notes, plus accrued, unpaid interest due thereon to the effective date of such conversion into fully paid and non-assessable shares of Common Stock at the Conversion Price in effect as of the effective date of such conversion. In the case of any conversion of less than all of the outstanding Notes, the principal balance of the Notes to be converted shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practical, to the respective unpaid principal amounts thereof not previously converted into Common Stock. Such conversion shall be deemed to have been effected immediately upon the mailing of notice, which notice to be effective must be deposited in the mail on or prior to the close of business on the thirtieth day following the Special Conversion Event, whereupon the person or persons entitled to receive the Common Stock deliverable upon such conversion shall thereupon be treated for all purposes as the record holder or holders of such Common Stock, and, to the extent of the conversion of the outstanding principal balance of the Notes, the Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Common Stock, plus cash in lieu of fractional shares in accordance with the terms of the Note Exchange Agreement, into which each such Note has been so converted. If the Company does not convert all or any portion of the Notes within the 30-day period following any Special Conversion Event, then a new period of trading days shall begin for purposes of determining whether the Company may convert the Notes remaining outstanding pursuant to a Special Conversion Event.

     Mandatory Conversion. If, on December 1, 1999, (i) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, and (ii) the Average Price of the Common Stock on such date is equal to or greater than the Conversion Price on such date, then the

Noteholders shall, and shall be deemed to have elected to, convert that portion of the aggregate outstanding principal of the Notes, plus accrued, unpaid interest due thereon to December 1, 1999, that exceeds the Cash Availability as of such date (such excess portion of the outstanding principal of and interest on the Notes being referred to herein as the "Deficiency Portion") into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect. Such conversion shall be deemed to have been effected as of December 1, 1999, whereupon the person or persons entitled to receive the Common Stock deliverable upon such conversion shall thereupon be treated for all purposes as the record holder or holders of such Common Stock, and, upon conversion of all amounts outstanding under the Notes, the Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Common Stock, plus cash in lieu of fractional shares, into which each such Note has been so converted.

     If, on December 1, 1999, (i) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, (ii) the Average Price of the Common Stock on such date is less than the Conversion Price on such date, and (iii) the Noteholders do not elect to extend the Maturity Date in accordance with the terms of the Note Exchange Agreement as described above, then the Noteholders shall, and shall be deemed to have elected to, convert the Deficiency Portion of the Notes into fully paid and non-assessable shares of Common Stock at the Average Price as of December 1, 1999. Such conversion shall be deemed to have been effected as of December 1, 1999, whereupon the person or persons entitled to receive the Common Stock deliverable upon such conversion shall thereupon be treated for all purposes as the record holder or holders of such Common Stock, and, upon conversion of all amounts outstanding under the Notes, the Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Common Stock, plus cash in lieu of fractional shares, into which each such Note has been so converted.

     Conversion Procedure; Fractional Shares. The procedure for the conversion of the Notes is as set forth in the Note Exchange Agreement. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of the Notes, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which shall be the last reported sale price of the Common Stock on the principal securities exchange or trading market on which the Common Stock is then traded) at the close of business on the business day prior to the day of surrender of shares for conversion or, in the case of conversion effected pursuant to a Special Conversion Event, the business day prior to the effective date of such conversion.

     Adjustments. The Note Exchange Agreement provides for certain adjustments to the Conversion Price in the event of a stock split, reverse stock split, stock dividend, reclassification, recapitalization, reorganization, merger, sale of substantially all of the Company's assets, liquidation, dissolution or similar transaction. Furthermore, the Company from time to time may increase the number of shares of Common Stock or amount of any other securities and property into which a Note is convertible (the "Conversion Rate") by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Company shall mail to Noteholders a notice of the increase as soon as practicable after such notice has been prepared, and such notice shall state the increased Conversion Rate and the period it will be in effect. The Company may make such increases in the Conversion Rate, in addition to those required or allowed by the Notes, as shall be determined by it, as evidenced by a resolution of the Company's Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     Anti-Dilution. The Note Exchange Agreement provides that, in order to protect each Noteholder against the dilution of its interest in the Company, if and whenever on or after the closing of the Note Exchange Agreement the Company issues or sells any Common Stock (except any "Permitted Issuance" as hereinafter defined) for a consideration per share which is less than the initial Conversion Price (a "Special Issuance"), then forthwith upon such issuance or sale the number of Shares (as defined in the Note Exchange Agreement), as determined immediately prior to such Special Issuance, and the Conversion Price will be adjusted pursuant to the Note Exchange Agreement. "Permitted Issuance" means any all issuance of shares of Common Stock pursuant to (x) any stock option, stock purchase or other employee or director benefit plan of the Company existing as of the closing of the Note Exchange Agreement, (y) any warrant or other right to purchase Common Stock existing as of the closing of the Note Exchange Agreement and (z) the acquisition of assets of Kentex (which assets consist primarily of Common Stock and warrants to acquire Common Stock) solely in exchange for the issuance by the Company of shares of its Common Stock.

     Additional Obligations of the Company. The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all Notes from time to time outstanding. The Company shall from time to time, in accordance with applicable laws, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock authorized but unissued shall not be sufficient to permit the conversion of all the then outstanding Notes into Common Stock at the Conversion Rate then in effect.

  Subordination.

     The indebtedness represented by the Notes and the payment of the principal of and interest on the Notes are subordinate and subject in right of payment to the prior payment in full of all Senior Debt. "Senior Debt" is indebtedness of the Company and its subsidiaries for borrowed money from any bank or other financial institution evidenced by written instruments (other than the Notes) and having specified terms of repayment, including accrued, unpaid interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company) and any modifications, renewals, extensions or refundings of such indebtedness, whether such indebtedness is outstanding on the date of the Note Exchange Agreement or thereafter created, incurred or assumed.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company, or (b) any proceeding for the liquidation, dissolution or other winding up of the Company, whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of the Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt before the Noteholders are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or interest on the Notes, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up or event. In the event that, notwithstanding the foregoing provisions, any Noteholder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Debt is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt.

     The Note Exchange Agreement also provides that in the event (i) and during the continuation of any default in the payment of principal of or interest on any Senior Debt, whether at the date of a required payment, maturity, upon mandatory purchase, redemption or otherwise, or (ii) that any other default with respect to any Senior Debt shall have occurred and be continuing, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) shall be made by the Company on account of the principal of or interest on the

Notes or account of the purchase, redemption or other acquisition of Notes, (x) in the case of any default described in clause (i) above, unless and until the Senior Debt to which such default relates is discharged or such default shall have been cured or waived or shall have ceased to exist or the holders of such Senior Debt or their agents have waived the benefits thereof, and (y) in the case of any default specified in clause (ii) above, from the date (the "Senior Default Notice Date") the Company receives written notice of such default (a "Senior Default Notice") from the holders of the Senior Debt to which such default relates or any representative of such holders, until the earlier of (A) 180 days after the Senior Default Notice Date, (B) the date, if any, on which the Senior Debt to which such default relates is discharged or such default shall have been cured or waived or shall have ceased to exist or the holders of such Senior Debt or their agent shall have waived the benefits hereof, or (C) such number of days after the Senior Default Notice Date equal to 180 days less the number of days pursuant to which payment of any amount owing on the Notes has been prohibited pursuant to the above during the most recent 360 consecutive days. In the event that, notwithstanding the foregoing, the Company shall make any payment to any Noteholder prohibited by the foregoing provisions, then and in such event such payment shall be paid over and delivered forthwith to the Company.

     Notwithstanding anything in the Note Exchange Agreement to the contrary, no Noteholder shall exercise any right it may have to accelerate the maturity of the Notes at any time when payment of any amount owing on the Notes is prohibited, in whole or in part, pursuant to the restrictions discussed in the two paragraphs above.

  Affirmative Covenants

     Pursuant to the terms of the Note Exchange Agreement, the Company covenants that so long as any of the Notes are outstanding:

     Provision of Information; Inspection. The Company shall provide the Noteholders with certain financial and other corporate information and provide prompt notice of any Default or Event of Default (as defined in the Note Exchange Agreement). Furthermore, the Company shall permit the representatives of each Noteholder, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any subsidiary of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such times and as often as may be requested.

     Compliance with Law; Contracts. The Company will, and will cause each of its subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Note Exchange Agreement). The Company will, and will cause each of its subsidiaries to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party (other than the LDI Lease and other than other contracts and agreements relating to any Indebtedness (as defined in the Note Exchange Agreement) in an aggregate outstanding principal amount of less than $500,000), unless, in the good faith judgment of the Company, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

     Insurance. The Company will, and will cause each of its subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Maintenance of Properties. The Company will, and will cause each of its subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this covenant shall not prevent the Company or any subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Payment of Taxes and Claims. The Company will, and will cause each of its subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Company or any subsidiary, provided that neither the Company nor any Subsidiary of the Company need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Corporate Existence. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its subsidiaries and all rights and franchises of the Company and its subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Cash Availability. Subject to the Board of Directors' fiduciary duties to the Company's stockholders, the Company shall use its reasonable best efforts to cause the Company to have sufficient Cash Availability on December 1, 1999 to pay the entire unpaid principal of and accrued, unpaid interest on the Notes. Such reasonable best efforts shall include raising capital through equity and debt offerings, sales of assets and refinancing the indebtedness under the Notes.

  Negative Covenants

     Pursuant to the terms of the Note Exchange Agreement, the Company shall covenant that so long as any of the Notes are outstanding:

     Restrictions on Indebtedness. The Company will not, and will not permit any subsidiary of the Company to, create, incur, assume, guaranty or permit to exist any Indebtedness, except: (a) the Notes, (b) Indebtedness of the Company and its subsidiaries as of the closing of the Note Exchange Agreement (including any replacements or extensions of such Indebtedness) and (c) other Indebtedness of the Company and its subsidiaries; provided, that the aggregate outstanding principal amount of such other indebtedness under subclause (c) does not exceed $10,000,000.

     Restrictions on Liens. The Company will not, and will not permit any subsidiary of the Company to, create, incur, assume, or permit to exist any Lien (as defined in the Note Exchange Agreement) with respect to any asset now owned or hereafter acquired, except:

          (i) Liens securing the indebtedness of the Company and its subsidiaries permitted under the restrictions on indebtedness discussed above; and

          (ii) certain other Liens which are typically immaterial or incurred in the ordinary course of business, as described in greater detail in the Note Exchange Agreement.

     Financial Covenant. The Company will not permit its Net Worth (as defined in the Note Exchange Agreement) at any time to be less than $14,000,000.

     Restricted Payments. The Company will not, directly or indirectly, make or pay (a) any dividend or other distribution on any shares of the Company's capital stock (including any dividends payable in shares of capital stock), or
(b) except in connection with the acquisition of assets of Kentex (which assets consist primarily of Common Stock and warrants to acquire Common Stock) solely in exchange for the issuance by the Company of shares of its Common Stock, any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire such shares.

     Merger, Consolidation. Without the Noteholders' prior written consent, the Company shall not, and shall not permit any subsidiary of the Company to, (a) consolidate with or merge with any other person, except that any subsidiary of the Company may consolidate or merge with any other subsidiary of the Company or the Company or (b) convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any person.

     Restrictions on Asset Sales. Without the Noteholders' prior written consent, the Company will not, and will not permit any subsidiary to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired, except (a) sales of interests in undeveloped oil and gas properties in the ordinary course of business, (b) sales of produced hydrocarbons in the ordinary course of business, and (c) sales of other assets during each fiscal year that have an aggregate sales price of $1,000,000 or less.

     Transactions with Affiliates. The Company will not, and will not permit any of its subsidiaries to, enter into directly or indirectly any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any affiliate (other than the Company or another Subsidiary of the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an affiliate.

     Restriction on Subsidiaries. The Company will not, and will not permit any of its subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts the ability of any such subsidiary to pay dividends or make other distributions to the Company or any other subsidiary of the Company.

  Defaults and Remedies

     Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (i) the Company defaults in the payment of any principal or interest on any Note when the same becomes due and payable, whether at maturity, by declaration or otherwise;

          (ii) the Company defaults in the performance of or compliance with any of the negative covenants set forth in the Note Exchange Agreement;

          (iii) the Company defaults in the performance of or compliance with any term contained the Note Exchange Agreement (other than those referred to above) and such default is not remedied within 30 days after the earlier of (a) a Responsible Officer (as defined in the Note Exchange Agreement) obtains actual knowledge of such default or (b) the Company receives written notice of such default from any holder of a Note;

          (iv) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in the Note Exchange Agreement or the other transaction documents or in any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made;

          (v) (a) the Company or any subsidiary of the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 (excluding the LDI Lease) beyond any period of grace provided with respect thereto, or (b) the Company or any subsidiary of the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $500,000 (excluding the LDI Lease) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any subsidiary of the Company has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000 (excluding the LDI Lease), or one or more persons have the right to require the Company or any subsidiary of the Company to purchase or repay such Indebtedness;

          (vi) the Company or any subsidiary of the Company (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (b) makes an assignment for the benefit of its creditors, (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (d) is adjudicated as insolvent or to be liquidated, or (e) takes corporate action for the purpose of any of the foregoing;

          (vii) a Governmental Authority (as defined in the Note Exchange Agreement) enters an order appointing, without consent by the Company or any of its subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its subsidiaries, or any such petition shall be filed against the Company or any of its subsidiaries and such petition shall not be dismissed within 120 days;

          (viii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its subsidiaries and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (ix) if (a) any Plan (as defined in the Note Exchange Agreement) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC (as defined in the Note Exchange Agreement) or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate (as defined in the Note Exchange Agreement) that a Plan may become a subject to any such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan (as defined in the Note Exchange Agreement),
     (f) the Company or any ERISA Affiliate fails to make any contribution due, or payment to, any employee benefit plan, or (g) the Company or any subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the

     Company or any subsidiary thereunder, and any such event or events described in clauses (a) through (g) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

     Acceleration. If an Event of Default with respect to the Company described in paragraph (vi) or (vii) above has occurred, all the Notes then outstanding shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, the Required Holders (as defined in the Note Exchange Agreement) may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable. If any Event of Default described in paragraph (i) above has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable upon a Default or Event of Default, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, protest or further notice, all of which are hereby waived.

     Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in the Note Exchange Agreement or in any Note, or for an injunction against a violation of any of the terms thereof, or in aid of the exercise of any power granted thereby or by law or otherwise.

SPECIAL CONSIDERATIONS

     In connection with the consideration of the Note Exchange Proposal, stockholders of the Company should carefully examine the entire Proxy Statement and give particular consideration to the following matters:

  Minimum Net Worth

     The Note Exchange Agreement provides that, unless otherwise agreed to in writing by the Noteholders, the Company must maintain a net worth of at least $14,000,000. Noncompliance with this affirmative covenant will constitute an event of default under the Note Exchange Agreement, in which case the Noteholders may declare the entire principal amount of the Notes and accrued and unpaid interest thereon immediately due and payable, subject only to the subordination provisions thereof.

     Although as of the Closing the Company's net worth will be in excess of the minimum net worth requirements set forth in the Note Exchange Agreement, if losses for the remainder of fiscal 1998 and fiscal 1999 are comparable to historic losses incurred during fiscal 1997, then the Company's net worth will fall below $14,000,000 prior to maturity of the Notes, in the absence of additional equity financing. The entire principal amount of the Notes and the accrued and unpaid interest thereon could then be declared immediately due and payable, by the Noteholders.

  Limitations on Incurring Additional Indebtedness

     The Note Exchange Agreement provides that the Company will not, and will not permit any subsidiary of the Company to, create, incur, assume, guarantee, or permit to exist any Indebtedness, except (a) the Notes, (b) Indebtedness to the Company and its subsidiaries existing on the date of the Note Exchange Agreement, (including any replacements or extensions of such Indebtedness) and
(c) other Indebtedness of the Company and its subsidiaries; provided, that the aggregate outstanding principal amount of such other Indebtedness under subclause (c) above does not exceed $10,000,000. Noncompliance with this negative covenant will constitute an event of default under the Note Exchange Agreement, in which case the Noteholders may declare the entire principal amount of the Notes and accrued and unpaid interest thereon immediately due and payable, subject to the subordination restrictions provided therein.

     The restrictions on incurring additional Indebtedness may limit the Company's ability to borrow money in the future. Furthermore, the Company does not currently have sufficient working capital to support its operations, and there can be no assurance that the Company will be able to borrow additional funds to satisfy working capital or other needs. Accordingly, there can be no assurance that the Note Exchange Proposal will secure the long-term financial viability of the Company.

  Absence of Premium

     Assuming the Exchange Price equals the Current Market Price of Common
Stock, the Note Exchange will involve the issuance of        shares of Common
Stock and Notes convertible into        shares of Common Stock to the
Noteholders in exchange for the Existing Notes. The effect of the Note Exchange Agreement is that the Noteholders will have gained control of the Company by paying an average of market prices not involving any "control premium."

     The Notes and the Note Exchange Agreement have no restrictions on the Noteholders' ability to dispose of the Common Stock they receive under the Note Exchange Agreement. Once the Noteholders have control of the Company, the Noteholders can transfer the Common Stock, and thus control of the Company, in a transaction in which the Company's stockholders do not participate, and if the Noteholders receive any control premium in such transaction, other Company stockholders are not entitled to participate or share in such premium.

                          PROPOSAL 3: REINCORPORATION

     The Board of Directors of the Company has determined that it is in the best interests of the Company to change the state of incorporation of the Company from Delaware to Texas, subject to approval by the shareholders (the "Reincorporation"). The Reincorporation will be effected by merging the Company into Universal Seismic Associates - Texas, Inc., a newly organized Texas corporation and wholly-owned subsidiary of the Company ("USA-Texas") that will be the surviving corporation (the "Surviving Corporation").

     Approval of the Reincorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. THE BOARD OF DIRECTORS CONSIDERS THE REINCORPORATION TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE REINCORPORATION.

GENERAL

     If approved, the Reincorporation will be accomplished pursuant to the Resolutions, copies of which are attached to this Proxy Statement as Annex II. The Resolutions provide that the Reincorporation may be abandoned at any time at the discretion of the Board of Directors of the Company.

     If the Reincorporation is approved, USA-Texas will be governed by the Texas Business Corporation Act ("TBCA") and its Articles of Incorporation and Bylaws (together, the "Texas Charter"), which will result in certain changes in the rights of shareholders. See "Principal Changes in the Company's Charter and Bylaws to be Effected by Reincorporation" and "Certain Differences Between the Corporation Laws of Texas and Delaware and Corresponding Charter and Bylaw Provisions." The Reincorporation will not result in any changes in the business, management, assets, liabilities or net worth of the Company.

CONVERSION OF SHARES

     At and after the effective date of the Reincorporation (the "Effective Date"), each outstanding share of the Company's Common Stock will be automatically converted into and exchanged for one share of common stock, par value $.0001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") and the USA-Texas Common Stock held by the Company will be canceled. Although such conversion of shares will not result in an immediate change in the present ownership of shares of Common Stock of the Company, the Note Exchange will have the effect of changing the ownership of the Company. See "Proposal 2: Note Exchange -- Certain Effects of the Note Exchange" above. Stock certificates evidencing outstanding shares of Common Stock will automatically be deemed to represent the same number of shares of USA-Texas Common Stock on the Effective Date as represented by such Company certificates immediately prior to the Reincorporation. Stockholders of the Company will not be required to exchange their Company stock certificates for Surviving Corporation stock certificates.

     Following the Reincorporation, previously outstanding Company stock certificates may be delivered in effecting sales, through a broker or otherwise, of shares of USA-Texas Common Stock. The Common Stock is presently qualified for trading on the Nasdaq National Market under the symbol "USAC" and, after the Reincorporation, USA-Texas Common Stock will continue to be traded on the Nasdaq National Market under the same symbol.

NO CHANGES IN BUSINESS PLAN, MANAGEMENT, ASSETS, LIABILITIES, NET WORTH OR CAPITALIZATION

     The proposed Reincorporation will not result in any change in the business, management, assets, liabilities, net worth or capitalization of the Company. Pursuant to the Reincorporation, the name of the Surviving Corporation shall remain Universal Seismic Associates, Inc., all of the previously outstanding shares of Common Stock of the Company shall be automatically converted into the same number of shares of Surviving Corporation Common Stock and the business of the Company shall be conducted by Surviving Corporation in the same places and in the same manner as the business of the Company currently is conducted. The directors nominated for election in Proposal 1 hereof and the executive officers of the Company will serve as the directors and executive officers of Surviving Corporation until their respective successors are elected. Promptly after the effectiveness of the Reincorporation, the Company will issue an appropriate press release announcing the completion of the Reincorporation.

REASONS FOR REINCORPORATION

     The Company proposes to reincorporate as a Texas corporation for several reasons. Primarily, the Company wishes to avoid paying certain franchise taxes associated with incorporation in Delaware. In fiscal 1997 the Company paid
$          in Delaware franchise taxes which could have been avoided by incorporating in Texas. The Reincorporation will not affect the amount of Texas franchise taxes already being paid by the Company. A second benefit of the Reincorporation is an increase in the authorized capital stock of the Surviving Corporation, which will be increased to 40,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $.0001 par value per share ("Preferred Stock"). See "Principal Changes in the Company's Charter and Bylaws to be Effected by Reincorporation -- Change in Authorized Stock" below. This increase in the number of shares of Common Stock may be necessary to effect the Note Exchange. See "Proposal No. 2: Note Exchange" above.

     No appraisal rights are available to holders of Common Stock in respect of the Reincorporation.

PRINCIPAL CHANGE IN THE COMPANY'S CHARTER AND BYLAWS TO BE EFFECTED BY REINCORPORATION

     Upon completion of the Reincorporation, the Texas Charter will be the charter documents of the Surviving Corporation. Although the provisions of the Texas Charter are similar to those of the Company's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation") and Bylaws (collectively, the "Delaware Charter") in many respects, the Reincorporation includes implementation of certain provisions in the Texas Charter that affect the rights of stockholders and management. Approval by the stockholders of the Reincorporation will constitute approval of the terms of the Texas Charter, including the provisions described below. In addition, certain other changes altering the rights of stockholders and powers of management could be implemented in the future by amendment of the Articles of Incorporation of the Surviving Corporation following shareholder approval, and certain changes could be implemented by amendment of the Bylaws of the Surviving Corporation without shareholder approval. The following discussion is qualified in its entirety by reference to the TBCA and the Delaware General Corporation Law ("DGCL") and applicable charter and bylaw provisions.

  Change in Authorized Stock

     The authorized capital stock of the Surviving Corporation will consist of 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Approval of the Reincorporation will thus have the effect of increasing the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 and authorizing 1,000,000 shares of Preferred Stock. The Board of Directors will be authorized to divide the Preferred Stock into series, to fix and determine separately for each series any or all of its relative rights and preferences, to issue shares of any series then or previously designated, fixed and determined, and to increase or decrease the number of shares within any series. The relative rights and preferences of shares of Preferred Stock may vary between series in any and all respects.

     As set forth above in "Proposal 2: Note Exchange -- The Note Exchange" and based on certain assumptions described therein, consummation of the Note
Exchange could involve the issuance of           shares of Common Stock to the
Noteholders in exchange for the Existing Notes and the reservation of
approximately an additional           shares of Common Stock for issuance upon
conversion of the Notes. Based on the above-referenced assumptions, the Company currently does not have a sufficient number of authorized and unissued shares of Common Stock available for issuance to accomplish the Note Exchange. As a result, the increase in the number of authorized shares of Common Stock pursuant to the Reincorporation is likely necessary to effect the Note Exchange.

     The Board of Directors believes that it is important for the Company to have a sufficient reserve of shares of Common Stock available for the future needs of the Company. Increasing the number of authorized shares of Common Stock will facilitate any acquisition of other companies and properties and make shares of Common Stock available for other corporate purposes, including any future issuances of Common Stock in public or private financings, payment of stock dividends, issuances of Common Stock upon subdivision of outstanding shares through stock splits and issuances of Common Stock upon conversion or exercise of any convertible securities, options, warrants or rights which may hereafter be issued. Having such additional authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued without the expense and delay of a special stockholders meeting. The additional shares of Common Stock will be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed. In addition to the issuance of Common Stock in consideration of the Note Exchange, or as otherwise contemplated by the Note Exchange Agreement, in connection with the acquisition of assets of Kentex (which assets consist primarily of Common Stock and warrants to acquire Common Stock) solely in exchange for the issuance by the Company of shares of its Common Stock, or under its current stock option plans, the Company currently has no plans, agreements, understandings or arrangements that could or will result in the issuance of any Common Stock.

     Management also believes that it is important for the Company to have a sufficient reserve of shares of Preferred Stock available for the future needs of the Company. Authorizing shares of Preferred Stock will make such shares available for various corporate purposes, including any future issuances of Preferred Stock in public or private financings or any other desirable corporate purposes. Having such authorized shares of Preferred Stock available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued without the expense and delay of a special shareholders meeting. The shares of Preferred Stock will be available for issuance without further action by the shareholders, unless such action is required by applicable law or the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed. The Company does not have any plans, agreements, understandings or arrangements that could or will result in the issuance of any Preferred Stock.

     Stockholders should note that certain disadvantages may result from the authorization of additional shares of capital stock pursuant to the Reincorporation. For example, the issuance of a significant amount of additional authorized shares of Common Stock or Preferred Stock will likely result in significant dilution of the beneficial ownership interests and/or voting power of the stockholders. Once authorized in the Articles of Incorporation, shares of Common Stock or Preferred Stock generally may be issued by the Board of Directors without further authorization from the shareholders. Such additional shares may be issued for cash, property, services or cancellation of indebtedness, or any combination thereof, and at such price or prices and on such terms as the Board of Directors deems reasonable under the circumstances. Holders of the Company's capital stock have no preemptive rights with respect to the issuance of additional shares of capital stock.

     Stockholders should also note that, because the Board of Directors has the power to determine the rights and preferences of the Preferred Stock, the Company has the ability to issue Preferred Stock that has features senior to those of the Common Stock. For example, a series of Preferred Stock may be issued that is senior to the Common Stock with respect to dividends and liquidation rights. Also, a series of Preferred Stock with conversion rights or voting rights different from those of the Common Stock may be issued.

     Although the Company is not presently aware of any proposed tender offer or other takeover attempt, stockholders should be aware that the Board of Directors could utilize the increased number of authorized shares defensively against an actual or potential takeover threat. For example, the Board of Directors will have full discretion, subject to its fiduciary duties, to issue shares of newly authorized capital stock in (i) a private placement transaction which could have the effect of diluting the stock ownership of a person seeking to obtain control of the Company, or (ii) in conjunction with a stockholder's rights plan (so-called "poison-pill"), in each such case without further approval of the shareholders.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF TEXAS AND DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS

     As a result of the Reincorporation, Company stockholders, whose rights are governed by the DGCL, will become shareholders of the Surviving Corporation and their rights as shareholders will then be governed primarily by the TBCA.

     Certain differences between the DGCL and TBCA, as well as a description of the corresponding provisions contained in the Delaware Charter and the Texas Charter, as such differences may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the TBCA and the DGCL and applicable charter and bylaw provisions.

  Mergers

     Both the TBCA and DGCL generally permit a merger to become effective without the approval of the surviving corporation's shareholders if the articles or certificate of incorporation, as the case may be, of the surviving corporation do not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed 20% of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

     Where shareholder approval is required under Texas law, a merger must generally be approved by the holders of two-thirds of the outstanding shares of the Texas corporation entitled to vote thereon, unless there is a class of stock that is entitled to vote as a class, in which event the merger must be approved by the holders of two-thirds of the outstanding shares of stock of each class entitled to vote as a class and by the holders of two-thirds of the outstanding shares otherwise entitled to vote. Where shareholder approval is required under Delaware law, a merger can generally be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon.

  Appraisal Rights

     Shareholders of Texas corporations are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the corporation, and, with the exceptions discussed below, a merger or consolidation. Shareholders of a Delaware corporation have rights of appraisal in connection with certain mergers or consolidations. In addition, a Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation regarding which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in the Company's Certificate of Incorporation.

     No appraisal rights are available under either Texas or, except as described below, Delaware law for the holders of any shares of a class or series of stock of a Texas or Delaware corporation to a merger if that corporation survives the merger and the merger did not require the vote of the holders of that class or series of such corporation's stock; provided, however, that under Delaware law appraisal rights will be available in any event to shareholders of a Delaware corporation who are required to accept consideration for their shares other than the consideration described below.

     Both Texas and Delaware law have a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange, is listed on the Nasdaq National Market or is held of record by more than 2,000 shareholders, unless any of the following exceptions concerning consideration paid to the shareholder for his shares are met. Under Texas law, a shareholder will be entitled to dissent and be paid for his shares if, notwithstanding the above, the shareholder is required to accept for his shares any consideration other than (i) shares of stock of a corporation which, immediately after the effective date of the merger, are listed on a national securities exchange, are approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity, or are held of record by not less than 2,000 shareholders, and (ii) cash in lieu of fractional shares otherwise entitled to be received. Appraisal rights will be available to shareholders of a Delaware corporation in the event of a merger or consolidation if such shareholders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (ii) shares of stock of any other corporation or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, (iii) cash in lieu of fractional shares or fractional depository receipts of a corporation described in (i) and (ii) above, or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depositary receipts described in (i),
(ii) and (iii) above.

  Special Meetings

     A special meeting of shareholders of a Texas corporation may be called by the holders of shares entitled to cast not less than 10% of all shares entitled to vote at the meeting, unless a different percentage, not to exceed 50%, is provided in the articles of incorporation. Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's certificate of incorporation or bylaws. The USA-Texas Bylaws provide that special meetings of shareholders may be called by the President or any Vice President or by the Board of Directors or by the holders of not less than 10% of all the shares entitled to vote at the meeting. The Company's Bylaws provide that special meetings may be called by the Chairman of the Board, by the President or by the Board of Directors, or by written order of a majority of the directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders owning a majority of the common stock of the Company issued and outstanding and entitled to vote.

  Actions Without a Meeting

     Under Texas law, the shareholders may act without a meeting if a written consent is signed by all the shareholders entitled to vote on the matter, unless the articles of incorporation permit less than unanimous consent (but not less than the number of votes that would be necessary to take such action at a meeting). The

USA-Texas Articles of Incorporation do not provide for less than unanimous consent when action is taken without a meeting. Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the certificate of incorporation. The Company's Certificate of Incorporation does not prohibit shareholder action by written consent.

  Election of Directors

     Pursuant to Texas law, unless otherwise provided in the articles of incorporation, shareholders shall be entitled to cumulative voting in the election of directors if they provide the secretary of the corporation with written notice prior to the day of the election of their intent to cumulate their votes. Absent such notice, the directors of a corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. The USA-Texas Articles of Incorporation prohibit cumulative voting in the election of directors. Holders of Common Stock are not entitled to cumulate their votes in the election of directors.

  Voting on Other Matters

     Under Texas law, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different number, not less than a majority, is specified in the articles of incorporation. The Articles of Incorporation of USA-Texas do not so specify. Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. The Company's Certificate of Incorporation does not provide for approval of an amendment of the Certificate of Incorporation by more than a majority vote.

     The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without the goodwill, of a Texas corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless the articles of incorporation require the vote of a different number, not less than a majority, of the shares outstanding. USA-Texas's Articles of Incorporation do not provide for a different voting requirement. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. The Company's Certificate of Incorporation does not so provide.

     Under Texas law, the voluntary dissolution of a corporation requires the approval of the holders of at least two-thirds of the total outstanding shares of the corporation, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different amount, not less than a majority, is specified in the corporation's articles of incorporation. Each outstanding share of a Texas corporation is entitled to vote on dissolution. The Articles of Incorporation of USA-Texas do not provide for a different number of shares for approval of dissolution. Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock. The Company's Certificate of Incorporation does not provide for approval by more than a majority vote.

  Preemptive Rights

     Under Texas law, shareholders possess preemptive rights as to the issuance of additional or treasury securities by the corporation, unless the corporation's articles of incorporation provide otherwise. USA-Texas's

Articles of Incorporation provide that no shareholder or other person shall have any preemptive right whatsoever. Shareholders of the Company also do not possess such preemptive rights.

  Dividends

     A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has no surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits. A Texas corporation may make distributions only out of surplus.

     The Company's Bylaws provide that the Board of Directors may declare dividends upon the capital stock of the Company, subject to provisions of the Certificate of Incorporation, if any, at any regular or special meeting. The Company's Certificate of Incorporation contains no provisions related to dividends.

     USA-Texas' Bylaws provide that, subject to the provisions of its Articles of Incorporation, the Board of Directors of USA-Texas may authorize and make distributions and share dividends at any regular or special meeting. USA-Texas' Articles of Incorporation contain no provisions related to dividends.

  Liquidation Rights

     Generally under Texas and Delaware corporate law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

     Upon liquidation, dissolution or the winding up of the affairs of the Company, holders of Common Stock are entitled to receive their pro rata portion of the remaining assets of the Company after the holders of preferred stock have been paid in full any sums to which they may be entitled. The Company currently has no preferred stock outstanding. Upon the liquidation, dissolution or winding up of the affairs of USA-Texas, the shareholders of USA-Texas Common Stock are entitled to receive, in proportion to the number of shares held by them, all the assets that remain after any preferential amounts have been distributed to the holders of any preferred stock of USA-Texas. Although USA-Texas has authorized preferred stock, it currently has none outstanding.

  Limitation of Liability and Indemnification

     Both Texas and Delaware corporate law permit a corporation to set limits on the extent of a director's liability. The Company's Certificate of Incorporation and USA-Texas' Articles of Incorporation both establish such limits to the maximum extent permitted by applicable law. Both Texas and Delaware law permit a corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not allowed under either Texas or Delaware law, absent a court order to the contrary, if an officer, director, employee or agent of the bank or corporation is finally adjudged liable to the corporation.

     The Company's Certificate of Incorporation authorizes permissive indemnification of a officer, director, employee or agent of the Company and those serving at the request of a director, officer, employee or agent of the Company if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

     USA-Texas' Bylaws provide that USA-Texas shall indemnify and advance expenses to all directors, advisory directors, officers, employees and agents of USA-Texas, and to all persons who are or were serving at the request of USA-Texas as a director, advisory director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the maximum extent allowed by the TBCA and other applicable law.

  Removal of Directors

     A Texas corporation may provide in its articles of incorporation or bylaws, and USA-Texas's Bylaws do provide, that a director can be removed with or without cause by a vote of the holders of not less than a majority of the shares entitled to vote. A majority of the stockholders of a Delaware corporation may remove a director with or without cause except, unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified and elected for staggered terms, in which case directors may be removed only for cause. The Company's Certificate of Incorporation does not provide for a classified board.

  Inspection of Books and Records

     Under Texas law, any person who has been a shareholder of record for at least six months preceding his demand, or who is the holder of at least 5% of all of the outstanding shares of a corporation, is entitled to examine relevant books and records for any proper purpose. Under Delaware law, any shareholder has such a right.

  Antitakeover Provisions

     Delaware has enacted antitakeover legislation. Section 203 of the DGCL makes it more difficult to effect certain transactions between a Delaware corporation (or its majority-owned subsidiaries) and an "Interested Stockholder." The term "Interested Stockholder" is defined to include any person owning 15% or more of the outstanding voting stock of a Delaware corporation and affiliates and associates of such person. In general, under Section 203, for a period of three years following the date that a stockholder becomes an Interested Stockholder, the following types of transactions ("Business Combinations") between a Delaware corporation and such Interested Shareholders are prohibited unless certain conditions are met: (i) mergers or consolidations,
(ii) sales, leases, exchanges or other dispositions of 10% or more of (a) the aggregate assets of the corporation or (b) the aggregate market value of all the outstanding stock of the corporation, (iii) issuance or transfer by the corporation of shares of its stock that would have the effect of increasing the Interested Stockholder's proportionate share of stock of the corporation, (iv) receipt by the Interested Stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation, and
(v) any other transaction that has the effect of increasing the proportionate share of the stock of the corporation owned by the Interested Stockholder. The three-year ban will not apply: (i) if, prior to the date upon which the Interested Stockholder becomes such, the board of directors approves either the proposed Business Combination or the transaction which would result in the stockholder becoming an Interested Stockholder, (ii) if, upon the consummation of the transaction that results in such stockholder becoming an Interested Stockholder, the stockholder will own at least 85% of the voting stock of the Delaware corporation which was outstanding on the date such transaction commenced, or (iii) if such Business Combination is approved by the board of directors and, at a meeting, by the holders of at least 66 2/3% of the outstanding voting stock not owned by the Interested Stockholder.

     This statute applies automatically to several classes of Delaware corporations, including those with voting stock authorized for quotation on an inter-dealer quotation system of a registered national securities association (such as the Company's Common Stock), unless a majority of a corporation's shareholders elects to be excluded from the statute's coverage by amendment to the bylaws or certificate of incorporation of the corporation or its original certificate of incorporation elects to be excluded from this statute. The Company has not elected to opt out of the anti-takeover protection of Section 203 of the DGCL and, accordingly, such provisions apply to the Company.

     Texas has enacted similar legislation which prohibits certain transactions between Texas corporations and shareholders who beneficially own at least 20% of such corporation's outstanding shares for a three year period from the date such shareholder acquires such interest, unless the transactions are approved by the corporation's board of directors prior to the transaction, or are ratified by the shareholders within six months of the transaction. The Texas legislation applies only to Texas corporations with 100 or more shareholders, having any of its voting shares registered under the Securities Exchange Act of 1934, or having any of its voting shares qualified for trading in a national market system.

     Although certain of the specific differences between the voting and other rights of USA-Texas shareholders and Company stockholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under Texas and Delaware law, or the rights of such persons under the respective charters and bylaws of the Company and USA-Texas. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the TBCA and the DGCL, and the specific provisions of the Company's Certificate of Incorporation and Bylaws, as amended and USA-Texas' Articles of Incorporation and Bylaws.

SECURITIES LAW CONSEQUENCES

     After the Reincorporation, the Surviving Corporation will be a publicly-held company, its Common Stock is anticipated to be qualified for trading on NASDAQ and it will file with the Securities and Exchange Commission and provide to its shareholders the same type of information that Company had previously filed and provided. The shares of the Surviving Corporation to be issued in exchange for shares of the Company are not being registered under the Securities Act, in reliance upon an exemption with respect to a merger which has as its sole purpose a change in the domicile of the corporation. Stockholders whose stock in the Company is freely tradable before the Reincorporation will own freely tradable shares of the Surviving Corporation after the Reincorporation. Shareholders holding restricted securities of the Surviving Corporation will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, shareholders will be deemed to have acquired their shares in Surviving Corporation on the date they acquired their shares in the Company. In summary, the Surviving Corporation and its shareholders will be in the same respective positions under the federal securities laws after the Reincorporation as were the Company and its stockholders prior to the Reincorporation.

FEDERAL INCOME TAX CONSEQUENCES

     The Reincorporation is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Provided that the Reincorporation does so qualify under the Code, no gain or loss will be recognized by holders of the Common Stock upon receipt of Surviving Corporation Common Stock in the Reincorporation, and no gain or loss will be recognized by the Company or the Surviving Corporation upon consummation of the Reincorporation. In addition, each former holder of Common Stock will have the same basis in the Surviving Corporation shares received by such holder in the Reincorporation as such holder had in the surrendered in the Reincorporation, and such holder's holding period with respect to such Surviving Corporation Common Stock will include the period that the holder held the corresponding Common Stock surrendered in exchange therefor, provided such Common Stock was held by the holder as a capital asset at the time of the Reincorporation. The basis in the assets deemed transferred by the Company to the Surviving Corporation in the Reorganization will remain the same, and the rules of Section 381 will result in a carryover of tax attributes from the Company to the Surviving Corporation.

     In order for the Reincorporation to qualify as a reorganization under the Code, certain requirements must be satisfied, including, without limitation, the so-called "continuity of interest requirement." To satisfy the continuity of interest requirement, holders of Common Stock must not, pursuant to a plan or intent existing at or prior to the Reincorporation, sell, exchange, transfer, or otherwise reduce the risk of loss relating to, so many of either (i) their shares of Common Stock in anticipation of the Reincorporation or (ii) their shares of Surviving Corporation shares of Common Stock to be received in the Reincorporation, such that the Company shareholders, as a group, would no longer have a significant equity interest in the business being conducted by the Surviving Corporation after the Reincorporation.

     The foregoing discussion of certain federal income tax aspects of the Reincorporation is based on the Code, applicable regulations promulgated or proposed thereunder, administrative rulings by the Internal Revenue Service and judicial authority as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. There can be no assurance that future changes in the foregoing precedents will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of such precedents. Accordingly, stockholders of the Company should consult their own tax advisers as to the specific consequences of the Reincorporation under their particular circumstances, including the application of federal, state, local and foreign income and other tax laws.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P., the Company's independent public accountants, have audited the company's financial statements for the year ending June 30, 1997; however, no independent public accountant has been selected to audit the Company's financial statements for the year ending June 30, 1998.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Stockholders must be received by the
Company (i) no later than                , 1998 or (ii) if the date of the next
annual meeting is held more than thirty calendar days before or after March   ,
1998, a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at the address of the Company set forth on the first page of the Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors knows of no business other than the foregoing that will be presented at the Annual Meeting. Should any other business come before the Annual Meeting, it is the intention of the proxies named in the enclosed proxy form to vote according to their best judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

                           INCORPORATION BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 accompanies this Proxy Statement. The following sections of such form 10-KSB are incorporated in this Proxy Statement by reference:

          1. Management's Discussion and Analysis or Plan of Operation; and

          2. Financial Statements.

     The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 also accompanies this Proxy Statement and is incorporated herein by reference.

                                            By order of the Board of Directors,

                                            /s/ VICKI D. McLAREN

                                            VICKI D. MCLAREN,
                                            Secretary
Houston, Texas
February   , 1998

                            NOTE EXCHANGE AGREEMENT


                 This NOTE EXCHANGE AGREEMENT dated as of February 9, 1998 is among UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "COMPANY"), UNEXCO, INC., a Delaware corporation ("UNEXCO"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (together with their respective successors and assigns, collectively, the "NOTEHOLDERS").

                             PRELIMINARY STATEMENT

                 A. The Company and UNEXCO have entered into the Existing Note Agreements with the Noteholders under which the Company and UNEXCO have issued and sold to the Noteholders the Existing Notes.

                 B. The Company, UNEXCO and the Noteholders desire to enter into this Agreement to provide for the exchange of all outstanding principal of and interest on the Existing Notes for Common Stock of the Company and 7.875% Convertible Subordinated General Obligation Notes issued by the Company in accordance with, and subject to, the terms and conditions hereof.

                 In consideration of the mutual covenants herein contained, the Company and the Noteholders agree as follows:

                                   ARTICLE I
                               DEFINITIONS, ETC.

                 SECTION 1.01 CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in ANNEX A attached hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

                 SECTION 1.02 COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                 SECTION  1.03   OTHER RULES OF CONSTRUCTION.   The words
"hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

                                  ARTICLE II
                               EXCHANGE OF NOTES

                 SECTION 2.01 EXCHANGE FOR COMMON STOCK. Subject to the terms and conditions hereof, at the Closing the Noteholders shall exchange with the Company $15,000,000 of the outstanding principal amount of the Existing Notes (on a pro rata basis as set forth below) for the issuance by the Company to the Noteholders of fully paid and non- assessable shares of Common Stock of the Company. The aggregate number of shares of Common Stock issued to the Noteholders in such exchange shall be equal to $15,000,000 divided by the Exchange Price. Each Noteholder shall receive its pro rata share of such Common Stock based on the proportion that the total amount of outstanding principal of and accrued, unpaid interest on the Existing Notes held by such Noteholder as of the date of Closing bears to the total amount of outstanding principal of and accrued, unpaid interest on all of the Existing Notes as of the date of Closing. At the Closing, the Company will deliver to each Noteholder certificates for the number of full shares of Common Stock to which each Noteholder shall be entitled in such exchange and a cash adjustment for any fractional shares of Common Stock.

                 SECTION 2.02 EXCHANGE FOR NOTES. Subject to the terms and conditions hereof, at the Closing the Noteholders shall exchange (a) all remaining outstanding principal amounts of the Existing Notes (such remaining amount to be determined after deducting the $15,000,000 of principal exchanged for Common Stock under SECTION 2.01) and (b) all accrued, unpaid interest outstanding on the aggregate principal amount of the Existing Notes as of the date of Closing (such aggregate amount of remaining outstanding principal of and accrued, unpaid interest on the Existing Notes being referred to herein as the "NOTE EXCHANGE AMOUNT") for the Company's 7.875% Convertible Subordinated General Obligation Notes (such notes, together with any amendments, thereto, and substitutions, exchanges or replacements therefor, being referred to herein as the "NOTES") in the aggregate principal amount equal to the Note Exchange Amount. At the Closing, the Company will issue and deliver to each Noteholder a Note in the principal amount equal to such Noteholder's pro rata share of the Note Exchange Amount (such pro rata share to be determined as set forth in SECTION 2.01). The Notes will be convertible into shares of the Common Stock of the

Company pursuant to and in accordance with ARTICLE IV. The Notes shall be substantially in the form set out in EXHIBIT 2.02, with such changes therefrom, if any, as may be approved by the Noteholders and the Company.

                                  ARTICLE III
                                    CLOSING

                 The exchange of the Existing Notes shall occur at the offices of Andrews & Kurth, L.L.P., 600 Travis, Houston, Texas 77002, at 10:00 a.m., Houston time, at a closing (the "CLOSING") on the date five Business Days after the Shareholder's Meeting or on such other Business Day on or prior to June 1, 1998 as may be agreed upon by the Company and the Noteholders. If at the Closing the Company shall fail to tender the Notes and the certificates of Common Stock to the Noteholders as provided in ARTICLE II, or any of the conditions specified in this ARTICLE III shall not have been fulfilled to the Noteholders' reasonable satisfaction, the Noteholders shall, at the Noteholders' election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Noteholders may have by reason of such failure or such nonfulfillment.

                 The Noteholders' obligation to exchange the Existing Notes at the Closing is subject to the fulfillment to the Noteholders' reasonable satisfaction, prior to or at the Closing, of the following conditions in Sections 3.01 through 3.08:

                 SECTION 3.01 EXECUTION OF DOCUMENTS. The Noteholders shall have received the following instruments or agreements (together with this Agreement, collectively, the "TRANSACTION DOCUMENTS") (in the case of the Registration Rights Agreement in such number of counterparts as the Noteholders may reasonably request) each dated the date of the Closing and duly executed by the Persons indicated below:

                 (a)      the Notes duly executed by the Company; and

                 (b) the Registration Rights Agreement duly executed by the Company and each Noteholder.

                 SECTION 3.02 SHAREHOLDER APPROVAL. The transactions contemplated hereunder shall have been approved at the Shareholder's Meeting by the affirmative vote of the holders of a majority of the Company's outstanding Common Stock and by the affirmative vote of the holders of a majority of the Company's outstanding Common Stock that is not held by Noteholders or Affiliates of any Noteholder.

                 SECTION 3.03 CERTIFICATES. The Company shall have delivered to the Noteholders:

                 (a) an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTION 3.05 and SECTION
3.06 have been fulfilled;

                 (b) Officer's Certificates from the Company and UNEXCO certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the other Transaction Documents to be executed by each such Person; and

                 (c) certificates of appropriate public officials as to the corporate existence and good standing of, and the payment of all franchise taxes owing by, the Company in the States of Delaware and Texas.

                 SECTION 3.04 OPINION OF COUNSEL. The Noteholders shall have received opinions in form and substance reasonably satisfactory to the Noteholders, dated the date of the Closing from Liddell, Sapp, Zivley, Hill & LaBoon, counsel for the Company and UNEXCO, covering such matters incident to the transactions contemplated hereby as the Noteholders or the Noteholders' counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders).

                 SECTION 3.05 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be correct when made and at the time of the Closing; provided, that in the event the Company is merged with and into its wholly-owned Subsidiary prior to the Closing and such wholly- owned Subsidiary shall have executed a document satisfactory to the Noteholders assuming all of the Company's liabilities and obligations under this Agreement and the other Transaction Documents, this condition shall not fail to be satisfied solely as a result of changes resulting from such merger.

                 SECTION 3.06 PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement or the other Transaction Documents required to be performed or complied with by it prior to or at the Closing and no Default or Event of Default shall have occurred and be continuing; provided, that in the event the Company is merged with and into its wholly-owned Subsidiary prior to the Closing and such wholly-owned Subsidiary shall have executed a document satisfactory to the Noteholders assuming all of the Company's liabilities and obligations under this Agreement and the other Transaction Documents, this condition shall not fail to be satisfied solely as a result of changes resulting from such merger.

                 SECTION 3.07 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Noteholders and the Noteholders' special counsel, and the Noteholders and the Noteholders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or they may reasonably request.

                 SECTION 3.08 LDI LEASE. The Company shall have renegotiated the LDI Lease on terms satisfactory to the Noteholders.

                 SECTION 3.09 AUTHORIZED COMMON STOCK. The Company's and the Noteholders' obligations hereunder shall be subject to the further condition that at the Closing the Company shall have sufficient authorized shares of Common Stock to satisfy its obligations under SECTIONS 2.01 and 4.05.

                 SECTION 3.10 CONDITION TO COMPANY OBLIGATIONS. The Company's obligations at Closing are subject to the condition that the transactions contemplated hereunder shall have been approved at the Shareholder's Meeting by the affirmative vote of the holders of a majority of the Company's outstanding Common Stock and by the affirmative vote of the holders of a majority of the Company's outstanding Common Stock that is not held by Noteholders or Affiliates of any Noteholder.

                 SECTION 3.11 SURRENDER OF NOTES AND RELEASE. Subject to the foregoing conditions to the Noteholder's obligations to exchange the Existing Notes, simultaneously with the exchange of the Existing Notes at the Closing, the Noteholders shall deliver the Existing Notes to the Company and shall deliver to the Company and UNEXCO full releases of (i) all guaranties, liens and security interests guaranteeing or securing the Existing Notes and
(ii) any other obligations of the Company or any of its Subsidiaries to any of the Noteholders or their Affiliates (other than such obligations that expressly survive the payment of the Existing Notes or the termination of the Existing Note Agreements). In addition, simultaneously with the exchange of the Existing Notes at the Closing the Noteholders shall execute and deliver to the Company amendments to any outstanding warrants held by the Noteholders or their Affiliates and amendments to any agreements related to any such warrants, which amendments shall waive all Anti-Dilution Rights of the holders of such warrants, to the extent (and only to the extent) such Anti-Dilution Rights pertain to and are affected by the transactions contemplated by this Agreement. For purposes of this SECTION 3.11, "ANTI-DILUTION RIGHTS" shall mean any rights of the holders of warrants pursuant to which the number of shares of Common Stock for which any such warrant is exercisable is increased or the exercise price at which any such warrant is exercisable is reduced as a result of the issuance or sale by the Company of any of its Common Stock for consideration per share of Common Stock which is less than the initial exercise price under any such warrants.

                 SECTION 3.12 RIGHT TO TERMINATE. Notwithstanding the foregoing, the Company shall have the right at any time prior to the Shareholder's Meeting to terminate this Agreement, without any liability to the Noteholders under this Agreement.

                                  ARTICLE IV
                              CONVERSION OF NOTES

                 SECTION 4.01. CONVERSION. (a) Each Noteholder shall have the right, at the option of such Noteholder exercisable at any time or from time to time that any of the Notes shall remain outstanding, to convert the outstanding principal balance of the Notes (or any portion thereof that is $1,000 or an integral multiple thereof), plus accrued and unpaid interest due thereon to the effective date of the conversion, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock issuable in the conversion of the Notes shall be equal to the quotient of the principal amount of the Notes (or the portion thereof) submitted for conversion plus accrued, unpaid interest due thereon to the effective date of conversion, divided by the "Conversion Price" (as defined below), subject to possible adjustment as provided below. As used herein, the term "CONVERSION PRICE" shall mean a price equal to 130% of the Exchange Price (or, in case an adjustment of such price has taken place pursuant to the provisions hereof, then at the price as last adjusted).

                 (b) If on any date following the issuance of the Notes up to and including the Maturity Date, the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded and subject to appropriate adjustment for any Stock Split) during a period of 20 consecutive trading days immediately preceding such date (such 20-day average being referred to herein as the "AVERAGE PRICE") equals or exceeds 150% of the Conversion Price (a "SPECIAL CONVERSION EVENT"), the Company may, at its option exercisable in its sole discretion at any time during the 30-day period following such Special Conversion Event, convert all or any portion of the outstanding principal balance of the Notes, plus accrued, unpaid interest due thereon to the effective date of such conversion into fully paid and non-assessable shares of Common Stock at the Conversion Price in effect as of the effective date of such conversion. In the case of any conversion of less than all of the outstanding Notes, the principal balance of the Notes to be converted shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not previously converted into Common Stock. Such conversion shall be deemed to have been effected immediately upon the mailing of the notice referred to in SECTION 4.02(B) hereof, which notice to be effective must be deposited in the mail on or prior to the close of business on the thirtieth day following the Special Conversion Event, whereupon the person or persons entitled to receive the Common Stock deliverable upon such conversion shall thereupon be treated for all purposes as the record holder or holders of such Common Stock, and, to the extent of the conversion of the outstanding principal balance of the Notes, the Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Common Stock, plus cash in lieu of fractional shares in accordance with SECTION 4.04, into which each such Note has been so converted. If the Company does not convert all or any portion of the Notes in accordance with this SECTION 4.01(B) within the 30-day period following any Special Conversion Event, then a new period of trading days shall begin for purposes of determining whether the Company may convert the Notes remaining outstanding pursuant to this SECTION 4.01(B).

                 (c) If, on December 1, 1999, (i) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, and (ii) the Average Price of the Common Stock on such date is equal to or greater than the Conversion Price on such date, then the Noteholders shall, and shall be deemed to have elected to, convert that portion of the aggregate outstanding principal of the Notes, plus accrued, unpaid interest due thereon to December 1, 1999, that exceeds the Cash Availability as of such date (such excess portion of the outstanding principal of and interest on the Notes being referred to herein as the ("DEFICIENCY PORTION")) into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect. Such conversion shall be deemed to have been effected as of December 1, 1999, whereupon the person or persons entitled to receive the Common Stock deliverable upon such conversion shall thereupon be treated for all purposes as the record holder or holders of such Common Stock, and, upon conversion of all amounts outstanding under the Notes, the Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Common Stock, plus cash in lieu of fractional shares in accordance with Section 4.04, into which each such Note has been so converted.

                 (d) If, on December 1, 1999, (i) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, (ii) the Average Price of the Common Stock on such date is less than the Conversion Price on such date, and (iii) the Noteholders do not elect to extend the Maturity Date in accordance with SECTION 7.04, then the Noteholders shall, and shall be deemed to have elected to, convert the Deficiency Portion of the Notes into fully paid and non-assessable shares of Common Stock at the Average Price as of December 1, 1999. Such conversion shall be deemed to have been effected as of December 1, 1999, whereupon the person or persons entitled to receive the Common Stock deliverable upon such conversion shall thereupon be treated for all purposes as the record holder or holders of such Common Stock, and, upon conversion of all amounts outstanding under the Notes, the Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Common Stock, plus cash in lieu of fractional shares in accordance with Section 4.04, into which each such Note has been so converted.

                 SECTION 4.02. CONVERSION PROCEDURE. (a) If a Noteholder desires to convert such Note into Common Stock pursuant to SECTION 4.01(A) hereof or if the Notes have been converted pursuant to SECTIONS 4.01(B), (C), or (D) hereof, the Noteholder shall surrender the Note at the office of the Company, duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied, in the case of a conversion pursuant to SECTIONS 4.01(A) hereof, by an irrevocable written notice to the Company that the Noteholder elects so to convert this Note in accordance with the terms hereof, and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

                 (b) If the Company elects pursuant to SECTION 4.01(B) hereof to convert the issued and outstanding Notes into Common Stock, the Company shall, within 30 days after the Special Conversion Event with respect to which such election is made, send notice (or cause notice to be sent) by first class mail, postage prepaid, to each Noteholder of record of the Notes at such Noteholder's address as specified pursuant to the Note Purchase Agreement. Each such notice of conversion shall specify the date such conversion was effected, the Conversion Price, the Conversion Rate (as defined in SECTION 4.03), the place or places that the certificates representing the Notes shall be surrendered, and that on and after such conversion date, interest will cease to accrue on such Notes.

                 (c) The Company will, as soon as practicable after such surrender of the Notes accompanied, in the case of a conversion pursuant to SECTIONS 4.01(A) hereof, by the written notice specified in SECTION 4.02(A) hereof and compliance with any other conditions herein contained, deliver or cause to be delivered, to the Person for whose account such Note was so surrendered, certificates for the number of full shares of Common Stock to which such Person shall be entitled upon conversion as aforesaid and a cash adjustment for any fraction of a share of Common Stock as hereinafter provided. In the case of a conversion pursuant to SECTIONS 4.01(A) hereof, such conversion shall be deemed to have been made as of the date of such surrender of the Note, and the Person entitled to receive the Common Stock deliverable upon conversion of the Note shall be treated for all purposes as the record holder of such Common Stock on such date of surrender.

                 SECTION 4.03. ADJUSTMENTS. The Conversion Price and the number of shares of Common Stock or amount of any other securities and property as hereinafter provided into which a Note is convertible (the "CONVERSION RATE") shall be subject to adjustment from time to time effective upon each occurrence of any of the following events. As used in this SECTION 4.03, the term "SHARES" means, collectively, shares of Common Stock (i) issued or issuable upon conversion of the Notes and (ii) converted, distributed, issued or issuable with respect to, the shares included in clause (i) of this definition. In case by reason of the operation of this SECTION 4.03 the Note shall be convertible into any other shares of stock or other securities or property of the Company or of any other corporation, any reference herein to the conversion of the Note shall be deemed to refer to and include the conversion of the Note for such other shares of stock or other securities or property.

                 (a) If the Company shall declare or pay any dividend with respect to its Common Stock payable in Common Stock, subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or reduce the number of shares of Common Stock outstanding (by stock split, reverse stock split, reclassification or otherwise than by repurchase of its Common Stock) (any of such events being hereinafter called a "STOCK SPLIT"), the Conversion Price and number of shares of Common Stock issuable upon conversion of the Notes shall be appropriately adjusted so as to entitle the holder hereof to receive upon conversion of the Note, for the same aggregate consideration provided herein, the same number of shares of Common Stock, plus cash in lieu of fractional Shares, as the holder would have received as a result of such Stock Split had the holder hereof converted the Note in full immediately prior to such Stock Split.

                 (b) If the Company shall merge or consolidate with or into one or more corporations or partnerships and the Company is the sole surviving corporation, or the Company shall adopt a plan of recapitalization or reorganization in which shares of Common Stock are exchanged for or changed into another class of stock or other security of the Company, the Noteholders shall, for the same aggregate consideration provided herein, be entitled upon conversion of the Notes to receive in lieu of the number of shares of Common Stock (plus cash in lieu of fractional Shares) into which the Notes would otherwise be convertible, the number of shares of Common Stock or other securities, plus cash in lieu of fractional Shares, to which such holder would have been entitled pursuant to the terms of the agreement or plan of merger, consolidation, recapitalization or reorganization had such holder converted the Notes in full immediately prior to such merger, consolidation, recapitalization or reorganization.

                 (c) If the Company is merged or consolidated with or into one or more corporations or partnerships under circumstances in which the Company is not the sole surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets, and in connection with any such merger, consolidation or sale the holders of Common Stock receive stock or other securities convertible into equity of the surviving or acquiring corporations or entities, after the effective date of such merger, consolidation or sale, as the case may be, the Noteholders shall, for the same aggregate consideration provided herein, be entitled upon conversion of the Notes to receive, in lieu of shares of Common Stock (plus cash in lieu of fractional Shares) into which the Notes would otherwise be convertible, shares of such stock or other securities (plus cash in lieu of fractional Shares) as the Noteholders would have received pursuant to the terms of the merger, consolidation or sale had such Noteholder converted the Notes in full immediately prior to such merger, consolidation or sale. In the event of any consolidation, merger or sale as described in this SECTION 4.03(C), provision shall be made in connection therewith for the surviving or acquiring corporations or partnerships to assume all obligations and duties of the Company hereunder with all such changes and adjustments in the number or kind of shares of Common Stock or other securities or property or in the Conversion Price as shall be required in connection with this SECTION 4.03.

                 (d) If the Company shall declare or pay any dividend, or make any distribution, with respect to its Common Stock that is payable in preferred stock or other securities, assets or rights to subscribe for or purchase any security of the Company other than Common Stock, or that is payable in debt securities of the Company convertible into Common Stock, preferred stock or other equity securities of the Company, the holder hereof shall, for the same aggregate consideration provided herein, be entitled to receive upon conversion of the Notes in lieu of the shares of Common Stock (plus cash in lieu of fractional Shares) into which the Notes would otherwise be convertible, the same amount of Common Stock, preferred stock and other securities, assets or rights to subscribe for or purchase any security (plus cash in lieu of fractional Shares) as the holder would have received had the holder converted the Notes in full immediately prior to any such dividend or distribution.

                 (e) If the Company (other than in connection with a sale described in SECTION 4.03(C)) proposes to liquidate and dissolve, the Company shall give notice thereof as provided in SECTION 4.05(E) hereof and shall permit the Noteholders to convert any unconverted portion hereof at any time, if such holder should elect to do so, and participate as a stockholder of the Company in connection with such dissolution.

                 (f) If the Conversion Price shall fall below the par value of the Common Stock, the Company agrees to use its best efforts to appropriately adjust the par value of the Common Stock to an amount less than or equal to the Conversion Price.

                 (g) In order to protect each Noteholder against the dilution of its interest in the Company, if and whenever on or after the date hereof the Company issues or sells any Common Stock (except any Permitted Issuance) for a consideration per share which is less than the initial Conversion Price (a "SPECIAL ISSUANCE"), then forthwith upon such issuance or sale the number of Shares (as defined in SECTION 4.03), as determined immediately prior to such Special Issuance, will be increased to equal the New Conversion Shares (as defined below), and the Conversion Price will be equal to the New Conversion Price, each as determined pursuant to the following formulas:

                              NCS = S x ((OS + SI) / (OS + SI/OCP)

                              NCP = (OCP x S) / NCS

where:

   S       =    the Shares (as defined in SECTION 4.03), as determined
                immediately prior to such Special Issuance

   OS      =    the number of shares of Common Stock outstanding immediately prior to such Special Issuance on a fully diluted basis without giving effect to such Special Issuance

   NCS     =    the number of Shares (as defined in SECTION 4.03), as determined immediately following the adjustment made by reason of this
                SECTION 4.03(G) ("NEW CONVERSION SHARES")

   SI      =    the number of shares of Common Stock issued or sold (or deemed issued or sold) in such Special Issuance

   SI/OCP  =    the number of shares of Common Stock that the aggregate cash consideration actually received by the Company for SI would purchase at OCP

   NCP     =    the "NEW CONVERSION PRICE"

   OCP     =    the Conversion Price in effect immediately prior to such Special
                Issuance

"PERMITTED ISSUANCES" means any and all issuances of shares of Common Stock pursuant to (x) any stock option, stock purchase or other employee or director benefit plan of the Company existing as of the date hereof, (y) any warrant or other right to purchase Common Stock existing as of the date hereof and (z) the acquisition of assets of Kentex Holdings, Inc. (which assets consist primarily of Common Stock and warrants to acquire Common Stock) solely in exchange for the issuance by the Company of shares of its Common Stock.

                 (h) Whenever the Conversion Rate or the Conversion Price is adjusted as provided in any provision of this SECTION 4.03:

                 (i) the Company shall compute the adjusted Conversion Rate and Conversion Price, as applicable, in accordance with this SECTION 4.03 and shall prepare a certificate signed by the Senior Financial Officer of the Company setting forth the adjusted Conversion Rate and Conversion Price, as applicable, and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Company or its designee; and

                 (ii) a notice stating that the Conversion Rate and the Conversion Price, as applicable, has been adjusted and setting forth the adjusted Conversion Rate and the Conversion Price, as applicable, shall forthwith be required, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to the holder of record of each Note at such holder's address specified pursuant to this Agreement.

                 (i) If at any time, as a result of any adjustment to the Conversion Rate made pursuant to this SECTION 4.03, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of the Company's Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this SECTION 4.03 with respect to the Common Stock.

                 (j) All of the events requiring adjustments pursuant to the Notes are subject to such prohibitions, limitations, restrictions and other provisions as set forth in this Agreement or the other Transaction Documents, as any of same may be amended from time to time.

                 SECTION 4.04. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of the Notes, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which shall be the last reported sale price of the Common Stock on the principal securities exchange or trading market on which the Common Stock is then traded) at the close of business on the Business Day prior to the day of surrender of shares for conversion or, in the case of conversion effected pursuant to SECTION 4.01(B), (C) OR (D) hereof, the Business Day prior to the effective date of such conversion.

                 SECTION 4.05. ADDITIONAL COMPANY OBLIGATIONS. (a) The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all Notes from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock authorized but unissued shall not be sufficient to permit the conversion of all the then outstanding Notes into Common Stock at the Conversion Rate then in effect.

                 (b) If any shares of Common Stock required to be reserved for purposes of conversion of the Notes require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is then traded on any other national securities exchange or trading market, the Company will, if permitted by the rules of such exchange or trading market, list and keep listed on such exchange or approved for trading on such trading market, subject to official notice of issuance, all shares of Common Stock issuable upon conversion of the Notes.

                 (c) The Company will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Notes. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in any name or names other than that in which the Notes were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company or its designee the amount of such tax or has represented, to the reasonable satisfaction of the Company, that such tax has been paid.

                 (d) Before taking any action that would cause an adjustment increasing the Conversion Rate, such that the effective Conversion Price would be below the then par or stated value of the Common Stock, the Company will take such corporate action as may, in the opinion of counsel to the Company, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Rate as so adjusted.

                 (e) In case the Company proposes, to the extent then permitted by this Agreement and the other Transaction Documents,

                          (i) to pay any stock dividend upon the Common Stock or make any distribution (other than ordinary cash dividends payable out of earnings) or offer any subscription or other rights to the holders of Common Stock, or

                          (ii) to effect any capital reorganization or reclassification of capital stock of the Company, or

                          (iii) to effect the consolidation, merger, sale of all or substantially all of the assets, liquidation, dissolution or winding up of the Company, or

                          (iv) to take any other action that would result in any adjustment pursuant to SECTION 4.03 in the number of Shares or the Conversion Price,

then the Company shall cause notice of any such intended action to be given to the Noteholders not less than 10 nor more than 60 days prior to the date on which the transfer books of the Company shall close or a record be taken for such dividend or distribution, or the date when such capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, or the date of such other event, as the case may be.

                 SECTION 4.06. CONVERSION RATE INCREASE. (a) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Company shall mail to Noteholders a notice of the increase at least 10 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

                 (b) The Company may make such increases in the Conversion Rate, in addition to those required or allowed by the Notes, as shall be determined by it, as evidenced by a resolution of the Company's Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to the Noteholders that, except as disclosed in a writing delivered to the Noteholders on the date hereof:

                 SECTION 5.01 ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

                 SECTION 5.02 AUTHORIZATION, ETC. This Agreement and the other Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such other Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 SECTION 5.03 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary of the Company is bound or by which the Company or any Subsidiary of the Company or any of their respective properties may be bound or affected the consequence of which would have a Material Adverse Effect, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority in respect of a proceeding to which the Company or any Subsidiary of the Company is a party or
(c) to the knowledge of the Company, violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary of the Company.

                 SECTION 5.04 GOVERNMENTAL AUTHORIZATIONS, ETC. Except for the filing of a proxy statement with the Securities and Exchange Commission and NASDAQ in connection with the Shareholders' Meeting and except for the approval of the listing of the Shares with NASDAQ, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents to which it is a party.

                 SECTION 5.05 SUBSIDIARIES. SCHEDULE 5.05 contains complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

                 SECTION 5.06 FINANCIAL STATEMENTS. Except as otherwise disclosed to the Noteholders, the consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1997, and the related consolidated statements of income, retained earnings and cash flows for the three-month period then ended, copies of which the Company has delivered to each Noteholder, fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such date and the consolidated results of their operations and cash flows for such period and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

                 SECTION 5.07 DISCLOSURE. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements referred to in SECTION 5.06, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Except as disclosed in the financial statements referred to in SECTION 5.06, since September 30, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings (including the financial statements referred to in SECTION 5.06) delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

                 SECTION 5.08 LITIGATION. There are no actions, suits or proceedings pending of which the Company or any of its Subsidiaries has received notice or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 SECTION 5.09 OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. Neither the Company nor any Subsidiary of the Company is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority arising out of any proceeding to which it is a party or of which it has notice or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 SECTION 5.10 TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that, if imposed, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

                 SECTION 5.11 TITLE TO PROPERTY. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.06 or purported to have been acquired by the Company or any Subsidiary after said date, in each case free and clear of Liens other than those permitted by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

                 SECTION 5.12 LICENSES, PERMITS, ETC. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of the Company, (a) no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

                 SECTION  5.13   COMPLIANCE WITH ERISA.

                 (a) The Company and each ERISA Affiliate have operated and administered each Plan, if any, in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                 (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                 (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                 (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                 SECTION 5.14 STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                 SECTION 5.15 CAPITALIZATION. The authorized capital stock of the Company consists solely of 20,000,000 shares of $.0001 par common stock, of which 5,234,109 shares were issued and outstanding as of February 6, 1998.

                 SECTION 5.16 SECURITIES MATTERS. Other than offers to Accredited Investors, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Noteholders named in SCHEDULE A. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

                 SECTION 5.17 ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted of which the Company has notice raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Noteholders in writing, (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                                  ARTICLE VI
                       REPRESENTATIONS OF THE NOTEHOLDERS

                 SECTION 6.01 PURCHASE FOR INVESTMENT. Each Noteholder represents that it is acquiring its Notes for its own account or for one of its separate accounts (or for the account of trusts for which it is trustee) for investment with no intention of presently distributing or reselling the same, subject, nevertheless, to its right to dispose of, in compliance with applicable securities laws, its respective Notes, or any part of any thereof held by it, if at some future time in its sole discretion it deems it advisable so to do. Each Noteholder hereby agrees that it will not sell, transfer or otherwise dispose of its Notes in violation of the Securities Act.

                 SECTION 6.02 STATUS; NO REGISTRATION. Each Noteholder represents that it is an Accredited Investor. Each Noteholder acknowledges that the Notes have not been registered under the Securities Act, and that such Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                  ARTICLE VII
                              PAYMENT OF THE NOTES

                 SECTION 7.01 PLACE OF PAYMENT. The Company will pay all sums becoming due to any Noteholder under any Transaction Document by the method and at the address specified for such purpose below such Noteholder's name in SCHEDULE A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Noteholders shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

                 SECTION 7.02 PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                 SECTION 7.03 MANDATORY REPAYMENT OF NOTES. The Notes shall be due and payable as follows:

                 (a) commencing on June 1, 1998, on each Quarterly Payment Date, a payment equal to all accrued, unpaid interest on the Notes shall be due and payable;

                 (b) on the Maturity Date, the entire unpaid principal of the Notes, together with all accrued, unpaid interest on the Notes, shall be fully and finally due and payable; and

                 (c) if a Change of Control shall occur, the entire unpaid principal of the Notes, together with all accrued, unpaid interest on the Notes shall be fully and finally due and payable on the date one day after such Change of Control occurs.

All payments on the Notes shall be applied pro rata, in accordance with the principal amounts outstanding on the Notes, first to accrued, unpaid interest on the Notes and the remainder, if any, to the principal amount outstanding on the Notes.

                 SECTION 7.04 EXTENSION OF MATURITY DATE. If, on December 1, 1999, (a) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes and (b) the Average Price of the Company's Common Stock on such date is less than the Conversion Price on such date, then the Noteholders may elect to extend the Maturity Date to June 1, 2001 for the Deficiency Portion of the Notes and, upon such election, the interest rate on the Notes shall be increased from 7.875% per annum to 8.5% per annum.

                 SECTION 7.05 OPTIONAL PREPAYMENTS OF NOTES. (a) The Company may, at its option, upon ten days prior written notice to the Noteholders and without penalty, premium or fee, prepay at any time all, or from time to time any part of, the Notes at 100% of the principal amount so prepaid, plus accrued interest on such principal amount.

                 (b) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

                 (c) Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

                 SECTION 7.06 OPTION TO PAY INTEREST IN COMMON STOCK. (a) So long as no Default or Event of Default exists, the Company shall have the option on each Quarterly Payment Date to make payments of accrued interest on the Notes in fully paid and non-assessable shares of Common Stock rather than cash. To exercise such option the Company shall give written notice to the Noteholders that it intends to exercise such option with respect to a particular interest payment to be made on the Notes at least three Business Days prior to the applicable Quarterly Payment Date.

                 (b) The number of shares issuable in payment of accrued interest on the Notes shall be equal to the quotient of the amount of accrued interest on the Notes to be paid in Common Stock divided by the Interest Payment Price in effect on the applicable Quarterly Payment Date.

                 (c) Upon the Company's exercise of the option with respect to a particular interest payment on the Notes in accordance with
SECTION 7.06(A), the Company will within 20 Business

Days after the applicable Quarterly Payment Date deliver to each Noteholder certificates for the full number of shares of Common Stock to which such Noteholder is entitled to receive as the result of such interest payment having been made in Common Stock and a cash adjustment for any fractional shares of Common Stock, together with a statement setting forth in reasonable detail the calculation of the number of shares of Common Stock delivered based on the amount of interest on such Noteholder's Note paid in Common Stock and the Interest Payment Price in effect on such Quarterly Payment Date. In the case of payment of accrued interest on the Notes in Common Stock under this SECTION 7.06, the Noteholder entitled to receive the Common Stock deliverable in payment of such accrued interest shall be treated for all purposes as the record holder of such Common Stock on the applicable Quarterly Payment Date.

                 SECTION 7.07 PURCHASE OF NOTES. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.


                                 ARTICLE VII A
                                 SUBORDINATION

                 7.01A SECURITIES SUBORDINATED TO SENIOR DEBT. The Company covenants and agrees, and each Noteholder, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this ARTICLE VIIA, the Indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

                 SECTION 7.02A PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company, or (b) any proceeding for the liquidation, dissolution or other winding up of the Company, whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt before the Noteholders are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or interest on the Notes, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up or event.

                 In the event that, notwithstanding the foregoing provisions of this Section, any Noteholder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Debt is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                 For purposes of this ARTICLE VIIA only, the words "CASH, PROPERTY OR SECURITIES" shall not be deemed to include any Common Stock issued upon conversion of the Notes or in payment of accrued interest on the Notes, or securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that does not adversely alter the rights of holders of Senior Debt which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this ARTICLE VIIA.

                 SECTION 7.03A ACCELERATION OF NOTES. Notwithstanding anything in this Agreement to the contrary, no Noteholder shall exercise any right it may have to accelerate the maturity of the Notes at any time when payment of any amount owing on the Notes is prohibited, in whole or in part, pursuant to SECTION 7.02A OR 7.04A.

                 SECTION 7.04A NO PAYMENT WHEN SENIOR DEBT IN DEFAULT. (a) In the event (i) and during the continuation of any default in the payment of principal of or interest on any Senior Debt, whether at the date of a required payment, maturity, upon mandatory purchase, redemption or otherwise, or (ii) that any other default with respect to any Senior Debt shall have occurred and be continuing, then no payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) shall be made by the Company on account of the principal of or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes, (x) in the case of any default described in clause (i) above, unless and until the Senior Debt to which such default relates is discharged or such default shall have been cured or waived or shall have ceased to exist or the holders of such Senior Debt or their agents have waived the benefits of this SECTION 7.04A, and (y) in the case of any default specified in clause (ii) above, from the date (the "SENIOR DEFAULT NOTICE DATE") the Company receives written notice of such default (a "SENIOR DEFAULT NOTICE") from the holders of the Senior Debt to which such default relates or any representative of such holders, until the earlier of (A) 180 days after the Senior Default Notice Date, (B) the date, if any, on which the Senior Debt to which such default relates is discharged or such default shall have been cured or waived or shall have ceased to exist or the holders of such Senior Debt or their agents shall have waived the benefits of this SECTION 7.04A, or (C) such number of days after the Senior Default Notice Date equal to 180 days less the number of days pursuant to which payment of any amount owing on the Notes has been prohibited pursuant to this SECTION 7.04A(a)(y) during the most recent 360 consecutive days.

                 (b) In the event that, notwithstanding the foregoing, the Company shall make any payment to any Noteholder prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Company.

                 The provisions of this SECTION 7.04A shall not apply to any payment with respect to which SECTION 7.02A would be applicable.

                 SECTION 7.05A SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. Subject to the payment in full of all amounts due on or in respect of Senior Debt, the Noteholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Noteholders would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Noteholders, shall, as among the Company, its creditors other than holders of Senior Debt and the Noteholders, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

                 SECTION 7.06A PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company and the Noteholders, the obligation of the Company, which is absolute and unconditional, to pay to the Noteholders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Noteholders; or (c) prevent any Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder.

                 SECTION 7.07A NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Noteholders to the holders of Senior Debt, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and
(iv) exercise or refrain from exercising any rights against the Company and any other Person.

                 SECTION 7.08A RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                 SECTION 7.09A RIGHTS WITH RESPECT TO CONVERSION. Nothing contained in this Article or elsewhere in this Agreement, or in any of the Notes, shall prevent conversion of the Notes in accordance with ARTICLE IV.

                 SECTION 7.10A RIGHTS WITH RESPECT TO PAYMENT OF INTEREST. Nothing contained in this Article or elsewhere in this Agreement, or in any of the Notes, shall prevent the Company from making payments to the Noteholders of accrued interest on the Notes in fully paid and non-assessable shares of Common Stock rather than cash.


                                 ARTICLE VIII
                           INFORMATION AS TO COMPANY

                 SECTION 8.01 FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each of the Noteholders:

                 (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

                 (b) Within 90 days after the end of each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

                 (c) Within 30 days after the end of each calendar month, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

                 (d) By September 30 of each year commencing September 30, 1998, the Company shall furnish to the Noteholders a Reserve Report dated as of the immediately preceding June 30. Each Reserve Report shall be prepared by certified independent petroleum engineers acceptable to the Noteholders. Each such Reserve Report shall be in form and substance reasonably satisfactory to the Noteholders and shall set forth, as of the immediately preceding June 30:
(i) the Proved Reserves attributable to the Company's and its Subsidiaries' Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon pricing and escalation assumptions acceptable to the Noteholders and (ii) such other information as the Noteholders may reasonably request.

                 (e)      Promptly upon their becoming available, one copy of
(i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary of the Company to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary of the Company with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary of the Company to the public concerning developments that are Material.

                 (f) Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11.01, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

                 (g) Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to be Material.

                 (h) Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary of the Company from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

                 (i) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any Noteholder.

                 SECTION 8.02 OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 8.01(A), SECTION 8.01(B) or SECTION 8.01(C) shall be accompanied by a certificate of a Senior Financial Officer setting forth: (a) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.03 hereof during the monthly, quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

                 SECTION 8.03 INSPECTION. The Company shall permit the representatives of each Noteholder, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                                  ARTICLE IX
                             AFFIRMATIVE COVENANTS

                 The Company covenants that so long as any of the Notes are outstanding:

                 SECTION 9.01 COMPLIANCE WITH LAW; CONTRACTS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party (other than the LDI Lease and other contracts and agreements relating to Indebtedness in an aggregate outstanding principal amount of less than $500,000), unless, in the good faith judgment of the Company, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 9.02 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                 SECTION 9.03 MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary of the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 SECTION 9.04 PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary of the Company, provided that neither the Company nor any Subsidiary of the Company need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                 SECTION 9.05 CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 SECTION 9.06 CASH AVAILABILITY. Subject to the Board of Directors' fiduciary duties to the Company's stockholders, the Company shall use its reasonable best efforts to cause the Company to have sufficient Cash Availability on December 1, 1999 to pay the entire unpaid principal of and accrued, unpaid interest on the Notes. Such reasonable best efforts shall include raising capital through equity and debt offerings, sales of assets and refinancing the Indebtedness under the Notes.


                                   ARTICLE X
                               NEGATIVE COVENANTS

                 The Company covenants that so long as any of the Notes are outstanding:

                 SECTION 10.01 RESTRICTIONS ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except: (a) the Notes,
(b) Indebtedness of the Company and its Subsidiaries existing on the date hereof (including any replacements or extensions of such Indebtedness), and (c) other Indebtedness of the Company and its Subsidiaries; provided, that the aggregate outstanding principal amount of such other Indebtedness under this subclause (c) does not exceed $10,000,000.

                 SECTION 10.02 RESTRICTIONS ON LIENS. The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

                 (a) Liens securing the Indebtedness of the Company and its Subsidiaries permitted under SECTION 10.01;

                 (b) all contracts, leases, agreements and instruments, and all defects and irregularities and other matters affecting the Company's or its Subsidiaries' Oil and Gas Properties which were in existence at the time such Oil and Gas Properties were originally acquired by such Person and all routine operational agreements related to such Oil and Gas Properties entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements do not reduce the Company's or its Subsidiaries' net interest in production in its Oil and Gas Properties below the interests reflected in each Reserve Report delivered to the Noteholders and do not interfere Materially with the operation, value or use of such Oil and Gas Properties;





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
                 (c) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by the Company or its Subsidiaries with respect to their respective Oil and Gas Properties to the extent such burdens do not reduce the Company's or its Subsidiaries' net interests in production in their respective Oil and Gas Properties below the interests reflected in each Reserve Report delivered to the Noteholders and do not operate to deprive the Company or its Subsidiaries of any Material rights in respect of such Oil and Gas Properties;

                 (d) encumbrances consisting of easements of ingress or egress over real property, where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, the Company;

                 (e) Liens for taxes or assessments or governmental charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of SECTION 9.04;

                 (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                 (g) statutory liens of landlords and liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith; and

                 (h) Liens (other than liens created by section 4068 of ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation.

                 SECTION 10.03 FINANCIAL COVENANT. The Company will not permit its Net Worth at any time to be less than $14,000,000.

                 SECTION 10.04 RESTRICTED PAYMENTS. The Company will not, directly or indirectly, make or pay (a) any dividend or other distribution on any shares of the Company's capital stock (including any dividends payable in shares of capital stock), or (b) except in connection with the acquisition of assets of Kentex Holdings, Inc. (which assets consist primarily of Common Stock and warrants to acquire Common Stock) solely in exchange for the issuance by the Company of shares of its Common Stock, any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire such shares.

                 SECTION 10.05 MERGER, CONSOLIDATION, ETC. Without the Noteholders' prior written consent, the Company shall not, and shall not permit any Subsidiary of the Company to, (a) consolidate with or merge with any other Person, except that any Subsidiary of the Company may consolidate or merge with any other Subsidiary of the Company or the Company or (b) convey,





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
transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

                 SECTION 10.06 RESTRICTIONS ON ASSET SALES. Without the Noteholders' prior written consent, the Company will not, and will not permit any Subsidiary to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired, except (a) sales of interests in undeveloped Oil and Gas Properties in the ordinary course of business, (b) sales of produced Hydrocarbons in the ordinary course of business, and (c) sales of other assets during each fiscal year that have an aggregate sales price of $1,000,000 or less.

                 SECTION 10.07 TRANSACTIONS WITH AFFILIATES. After the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary of the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

                 SECTION 10.08 RESTRICTION ON SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts the ability of any such Subsidiary to pay dividends or make other distributions to the Company or any other Subsidiary of the Company.


                                  ARTICLE XI.
                              DEFAULT AND REMEDIES

                 SECTION 11.01 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                 (a) the Company defaults in the payment of any principal or interest on any Note when the same becomes due and payable, whether at maturity, by declaration or otherwise; or

                 (b) the Company defaults in the performance of or compliance with any term contained in ARTICLE X; or

                 (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this SECTION 11.01) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtains actual knowledge of such default or (ii) the Company receives written notice of such default from any holder of a Note; or

                 (d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or the other Transaction Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                 (e) (i) the Company or any Subsidiary of the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 (excluding the LDI Lease) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary of the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $500,000 (excluding the LDI Lease) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary of the Company has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000 (excluding the LDI Lease), or (y) one or more Persons have the right to require the Company or any Subsidiary of the Company to purchase or repay such Indebtedness; or

                 (f) the Company or any Subsidiary of the Company (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing; or

                 (g) a Governmental Authority enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 120 days; or

                 (h) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its Subsidiaries and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                 (i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject to any such proceedings (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any ERISA Affiliate fails to make any contribution due, or payment to, any employee benefit plan, or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in this Section 11.01(i), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                 SECTION  11.02   ACCELERATION.

                 (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of SECTION 11.01 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                 (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                 (c)      If any Event of Default described in paragraph (a) of
SECTION 11.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                 Upon any Notes becoming due and payable under this SECTION 11.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and





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
payable, in each and every case without presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, protest or further notice, all of which are hereby waived.

                 SECTION 11.03 OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 11.02, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

                 SECTION 11.04 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 13.01, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this ARTICLE XI, including, without limitation, reasonable attorneys' fees, expenses and disbursements, together with interest on such amounts at the Default Rate accruing from the date of demand.

                                  ARTICLE XII
                 REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

                 SECTION 12.01 REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

                 SECTION 12.02 TRANSFER AND EXCHANGE OF NOTES. Subject to compliance with all applicable securities laws, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense, one or more new Notes (as requested by the holder thereof) in





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
exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form specified herein. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

                 SECTION 12.03 REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                                 ARTICLE XIII
                                 MISCELLANEOUS

                 SECTION 13.01 TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note,
(b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Noteholders). The obligations of the Company under this SECTION 13.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

                 SECTION 13.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

                 SECTION 13.03 AMENDMENT AND WAIVER. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of ARTICLES II, III OR IV, or any defined term (as it is used therein), will be effective as to the Noteholders unless consented to by all of the Noteholders in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
ARTICLE XI relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, or (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver consented to as provided in this SECTION 13.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

                 SECTION 13.04 NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to a Noteholder, to its address specified for such communications in SCHEDULE A, or at such other address as it shall have specified to the Company in writing, (ii) if to the Company or UNEXCO, to the Company at 16420 Park Ten Place, Suite 300, Houston, Texas 77084, Telecopy No.: 281-578-7091, or at such other address as the Company shall have specified to the holder of each
Note in writing. Notices under this SECTION 13.04 will be deemed given only when actually received.

                 SECTION 13.05 LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest

Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. Notwithstanding the provisions of SECTION 13.14, to the extent that the Highest Lawful Rate applicable to a Noteholder is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of
Article 1.04 of Chapter 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; provided, however, to the extent permitted by such Article, the Noteholders from time to time by notice to Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Transaction Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Transaction Documents by the Company or in any other event, earned interest on the Notes and such other obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Transaction Documents that is in excess of the maximum amount permitted by applicable law shall be canceled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Noteholders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Transaction Documents.

                 SECTION 13.06 INDEMNIFICATION. The Company agrees to indemnify, defend and hold each Noteholder, their partners and their respective officers, employees, agents, directors, partners, affiliates and shareholders (collectively, "INDEMNIFIED PERSONS") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (a) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby, (b) any violation by the Company or any of its Subsidiaries of any requirement of law, including but not limited to Environmental Laws, (c) any Noteholder being deemed an operator of any real or personal property of the Company in circumstances in which no Noteholder is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any Hazardous Materials located in, on or under such property or
(d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or willful violation of the Transaction Documents by, such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS AND REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. Each Indemnified Person will attempt to consult with the Company prior to entering into any settlement of any lawsuit or proceeding that could give rise to a claim for indemnity under this SECTION 13.06, although nothing herein shall give the Company the right to direct, or control any such settlement negotiations or any related lawsuit or proceeding on behalf of such Indemnified Party. The obligations of the Company under this SECTION 13.06 shall survive the termination of this Agreement and repayment of the Notes.

                 SECTION 13.07 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

                 SECTION 13.08 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                 SECTION  13.10   CONFIDENTIALITY.   In connection with the
negotiation and administration of this Agreement and the other Transaction Documents, the Company has furnished and will from time to time furnish the Noteholders certain written information (such information, other than any such information which (i) was publicly available, or otherwise known to the Noteholders, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Noteholders or (iii) otherwise subsequently becomes known to the Noteholders, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Noteholders will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Noteholders apply generally to information of that nature. Subject to the prohibitions and restrictions imposed on the Noteholders with respect to the Confidential Information under applicable securities laws, it is understood that the foregoing will not restrict the Noteholders' ability to exchange such Confidential Information with their current or prospective investors, assignees of the Notes and advisors. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (w) by a Governmental Authority, (x) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation hereunder, (y) otherwise as required by law, or (z) in order to protect its interests or its rights or remedies hereunder or under the other Transaction Documents; in the event of any required disclosure under clause
(w), (x), or (y) above, the Noteholders agree to use reasonable efforts to inform the Company as promptly as practicable.

                 SECTION 13.11 FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 SECTION 13.12 JURY WAIVER. THE COMPANY, UNEXCO AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 SECTION 13.13 CHOICE OF FORUM. THE COMPANY, UNEXCO AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS.

                 SECTION  13.14   GOVERNING LAW.  This Agreement   and the
Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice- of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                 SECTION 13.15 TRANSACTIONS WITH NOTEHOLDERS. The Noteholders hereby agree that the Company shall have not authority to enter into any transaction with the Noteholders or their Affiliates unless such transaction is first approved by a majority of the members of the Company's board of directors, exclusive of any members of the Company's board of directors affiliated with the Noteholders or who are serving at the direction or request of the Noteholders or their Affiliates ("DISINTERESTED MAJORITY"). This SECTION 13.15 may not be amended by the Company unless such amendment is approved by a Disinterested Majority.

                 IN WITNESS WHEREOF, the Company, UNEXCO and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.

                                         UNIVERSAL SEISMIC ASSOCIATES, INC.



                                         By:  /s/ JOE T. RYE
                                             ---------------------------------
                                                  Joe T. Rye
                                                  President and Chief
                                                  Executive Officer


                                         UNEXCO, INC.



                                         By:  /s/ JOE T. RYE
                                            ----------------------------------
                                                  Joe T. Rye
                                                  Vice President

                                         RIMCO PARTNERS, L.P.,
                                         RIMCO PARTNERS, L.P. II,
                                         RIMCO PARTNERS, L.P. III, AND
                                         RIMCO PARTNERS, L.P. IV

                                         By:   RESOURCE INVESTORS MANAGEMENT
                                               COMPANY LIMITED PARTNERSHIP,
                                               THEIR GENERAL PARTNER

                                         By:   RIMCO ASSOCIATES, INC.,
                                               ITS GENERAL PARTNER


                                         By:  /s/ GARY MILAVEC
                                            ----------------------------------
                                                  Gary Milavec
                                                  Vice President

                                   SCHEDULE A

                      INFORMATION RELATING TO NOTEHOLDERS



Name of Noteholders


RIMCO PARTNERS, L.P.
RIMCO PARTNERS, L.P. II
RIMCO PARTNERS, L.P. III
RIMCO PARTNERS, L.P. IV




(1)      All payments by wire transfer of immediately available funds to:

                 Fleet Bank, N.Y.
                 ABA No. 021404465
                 Account Name:    Universal Seismic Associates, Inc.
                                  Automatic Clearing Account
                 Account No. 939 064 1743

                 with sufficient information to identify the source and application of such funds.

(2)      All notices of payments and
                 written confirmations of such
                 wire transfers:

                 Resource Investors Management Company
                 22 Waterville Road
                 Avon, Connecticut 06001
                 Attn: Doug Skelley
                 Telecopy No.: 860-678-9382





                                  Schedule A-1

         (3)     All other communications:

                 Resource Investors Management Company
                 Suite 6875
                 600 Travis Street
                 Houston, Texas 77002
                 Attn: Gary Milavec
                 Telecopy No.: 713-247-0730

                          with a copy to

                 Resource Investors Management Company
                 22 Waterville Road
                 Avon, Connecticut 06001
                 Attn: David Whitney
                 Telecopy No.: 860-678-9382





                                  Schedule A-2

                                 SCHEDULE 5.05


                                  SUBSIDIARIES




                                                          JURISDICTION                       PERCENTAGE
SUBSIDIARY                                              OF INCORPORATION                     OWNERSHIP
----------                                              ----------------                     ---------
Universal Seismic Acquisition, Inc.                         Texas                              100%
Universal Seismic Technologies, Inc.                        Texas                              100%
Unexco, Inc.                                                Delaware                           100%
Universal Seismic Associates - Texas, Inc.                  Texas                              100%





                                 Schedule 5.05

                                    ANNEX A
                                 DEFINED TERMS

                 "ACCREDITED INVESTOR" means an "accredited investor" as such term is defined in Regulation D, Rule 501, promulgated by the Securities and Exchange Commission.

                 "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                 "AGREEMENT" means this Note Exchange Agreement, as amended, modified or restated from time to time.

                 "AVERAGE PRICE" is defined in SECTION 4.01(B).

                 "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York, New York are required or authorized to be closed.

                 "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                 "CASH AVAILABILITY" means, as of any date, the aggregate amount of the Company's and its Subsidiaries' cash, cash equivalents and borrowing availability under any then existing credit facility, which in the good faith business judgment of the Board of Directors of the Company is available to pay the outstanding principal and accrued, unpaid interest on the Notes.

                 "CHANGE OF CONTROL" means any of (a) the acquisition by any Person or two or more Persons (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Security Exchange Act of 1934, as amended) of 35% or more of the outstanding shares of voting stock of the Company, (b) 50% or more of the members of the Board of Directors of the Company on any date shall not have been (i) members of the Board of Directors of the Company on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of the Company as constituted on the date 12 months prior to such date, (c) all or substantially all of the assets of the Company or any Subsidiary of the Company are sold in a single transaction or series or related transactions to any Person, or (d) the Company or any Subsidiary of the Company merges with or consolidates with any other Person other than the merger or consolidation of any Subsidiary of the Company with the Company or another Subsidiary of the Company; provided, however, that no Change of Control shall be deemed to have occurred if any of the facts or circumstances described above occurred as a result of actions by the Noteholders or any of their Affiliates without the approval of a Disinterested Majority or a majority of the Company's stockholders that are not Noteholders or affiliates of a Noteholder.

                 "CLOSING" is defined in ARTICLE III.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                 "COMMON STOCK" means fully paid and non-assessable shares of common stock of the Company, par value $.0001 per share.

                 "COMPANY" is defined in the introduction to this Agreement.

                 "CONFIDENTIAL INFORMATION" is defined in SECTION 13.10.

                 "CONVERSION PRICE" is defined in SECTION 4.01(A).

                 "CONVERSION RATE" is defined in SECTION 4.03.

                 "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                 "DEFAULT RATE" means twelve percent (12%) per annum, but in no event to exceed the Highest Lawful Rate.

                 "DEFICIENCY PORTION" is defined in SECTION 4.01(C).

                 "DISINTERESTED MAJORITY" is defined in SECTION 13.15.

                 "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                 "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                 "EVENT OF DEFAULT" is defined in SECTION 11.01.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 "EXCHANGE PRICE" means the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded) during the Trading Period excluding the five highest closing prices and five lowest closing prices during the Trading Period, as adjusted for any Stock Split.

                 "EXISTING NOTE AGREEMENTS" means, collectively, (a) that certain Note Purchase Agreement, dated January 19, 1996, among the Company and the Noteholders, (b) that certain Note Purchase Agreement, dated May 28, 1996, among the Company and the Noteholders (other than RIMCO Partners, L.P. III),
(c) that certain Note Purchase Agreement, dated March 27, 1997, among the Company and the Noteholders, (d) that certain Note Purchase Agreement, dated August 6, 1997, among the Company and the Noteholders, (e) that certain Note Purchase Agreement, dated November 3, 1997 among the Company and the Noteholders (other than RIMCO Partners, L.P.), (f) that certain Amended and Restated Note Purchase Agreement dated March 27, 1997 among UNEXCO and the Noteholders and (g) that certain Note Purchase Agreement dated November 3, 1997 among UNEXCO and the Noteholders (other than RIMCO Partners, L.P.), as any of the same may have been amended from time to time.

                 "EXISTING NOTES" means, collectively, (a) the 10% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $10,000,000 and the 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $6,144,000, in each case, issued by the Company under the Existing Note Agreements to which it is a party, and (b) the Amended and Restated 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $5,500,000 and the 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $1,730,383.33, in each case, issued by UNEXCO under the Existing Note Agreements to which it is a party, together with any substitutions for any such notes and as any of the same may be amended, replaced or restated.

                 "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                 "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any of its Subsidiaries, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                 "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                 "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

                 "HIGHEST LAWFUL RATE" means with respect to any indebtedness owed to any Noteholder under any Transaction Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Noteholder with respect to such indebtedness under law applicable to such Noteholder.

                 "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to SECTION 13.01.

                 "HYDROCARBONS" means oil, natural gas, condensate and all other liquid or gaseous hydrocarbons and all products produced or separated therefrom.

                 "INDEBTEDNESS" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                 "INDEMNIFIED PERSON" is defined in SECTION 13.06.

                 "INTEREST PAYMENT PRICE" means (a) on June 1, 1998, the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded) for the trading days included in the period since the date of Closing, and (b) on any other Quarterly Payment Date, the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded) for the trading days included in the period since the immediately preceding Quarterly Payment Date, in each case, as adjusted for any Stock Split.

                 "INVESTMENT" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP.

                 "LDI LEASE" means Lease No. 07312, Schedule 001, dated September 23, 1993 and Restructured Equipment Lease No. 07312-001R, dated November 1, 1995 between Universal Seismic Acquisition, Inc. and LDI.

                 "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind (whether voluntary or involuntary), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                 "MATERIAL" means, as to any Person, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of such Person and its Subsidiaries and parents taken as a whole.

                 "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents, or (c) the validity or enforceability of this Agreement or the other Transaction Documents.

                 "MATURITY DATE" means December 1, 1999 or, with respect to the Deficiency Portion of the Notes, such later date as provided for in SECTION 7.04.

                 "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                 "NET WORTH" means, as of any date, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP.

                 "NEW CONVERSION PRICE" is defined in SECTION 4.03(G).

                 "NEW CONVERSION SHARES" is defined in SECTION 4.03(G).

                 "NOTE EXCHANGE AMOUNT" is defined in SECTION 2.02.

                 "NOTEHOLDERS" is defined in the introduction to this Agreement.

                 "NOTES" is defined in SECTION 2.02.

                 "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                 "OIL AND GAS PROPERTIES" means oil and gas leasehold interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests, operating rights and other similar properties or interests, including contractual rights to any of the foregoing, together with all wells and units located on, or attributable to, such properties or interests.

                 "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                 "PERMITTED ISSUANCES" is defined in SECTION 4.03(G).

                 "PERMITTED LIENS" means Liens permitted under SECTION 10.02.

                 "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                 "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                 "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                 "PROVED RESERVES" means recoverable Hydrocarbon reserves that have been proved to a high degree of certainty by analysis of the producing history of a reservoir and/or by volumetric analysis of adequate geological and engineering data. Commercial productivity has been established by actual production, successful testing, or in certain cases by favorable core analyses and electrical-log interpretation when the producing characteristics of the formation are known from nearby fields.

                 "QUARTERLY PAYMENT DATE" means each March 1, June 1, September 1 and December 1, commencing June 1, 1998.

                 "REGISTRATION RIGHTS AGREEMENT" means that certain Amended and Restated Stock Ownership and Registration Rights Agreement among the Company and the Noteholders, in the form set out in EXHIBIT 3.01, with changes therefrom, if any, as may be approved by the Noteholders and the Company, as same may be amended from time to time.

                 "REQUIRED HOLDERS" means, at any time, the holder or holders of more than 50% of the then outstanding principal amount of the Notes (exclusive of Notes then owned by the Company or any of its Affiliates).

                 "RESERVE REPORT" means each reserve report delivered to the Noteholders in accordance with SECTION 8.01(D).

                 "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                 "SENIOR DEBT" means Indebtedness of the Company and its Subsidiaries for borrowed money from any bank or other financial institution evidenced by written instruments (other than the Notes) and having specified terms of repayment, including all accrued, unpaid interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company) and any modifications, renewals, extensions or refundings of such Indebtedness, whether such Indebtedness is outstanding on the date hereof or hereafter created, incurred or assumed.

                 "SENIOR DEFAULT NOTICE" is defined in SECTION 7.04A.

                 "SENIOR DEFAULT NOTICE DATE" is defined in SECTION 7.04A.

                 "SENIOR FINANCIAL OFFICER" means any of the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                 "SHARES" is defined in SECTION 4.03.

                 "SHAREHOLDERS' MEETING" means the annual meeting of shareholders of the Company at which this Agreement and the transactions contemplated hereby will be submitted to the Company's shareholders for their approval.

                 "SPECIAL CONVERSION EVENT" is defined in SECTION 4.01(B).

                 "SPECIAL ISSUANCE" is defined in SECTION 4.03(G).

                 "STOCK SPLIT" is defined in SECTION 4.03(A).

                 "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

                 "SWAPS" means, with respect to any Person, foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

                 "TRADING PERIOD" means the period of 30 trading days immediately preceding the second trading day prior to the Shareholder's Meeting; provided, however, that if less than an aggregate of 300,000 shares of Common Stock were traded during such 30 trading days, then such period shall be extended back to include such additional consecutive trading days immediately preceding such 30 trading days until an aggregate of 300,000 shares were traded during such period; provided, further that in no event shall such period be extended back to include any trading days on or before the date the proxy statement for the Shareholder's Meeting was mailed to the Company's shareholders.

                 "TRANSACTION DOCUMENTS" is defined in SECTION 3.01.

                 "UNEXCO" means UNEXCO, Inc., a Delaware corporation and wholly owned Subsidiary of the Company.

                                  EXHIBIT 2.02

                       UNIVERSAL SEISMIC ASSOCIATES, INC.

                        7.875% CONVERTIBLE SUBORDINATED
                            GENERAL OBLIGATION NOTE

No. [____________]                                           ____________, 1998

$[______________________]

                 FOR VALUE RECEIVED, the undersigned, UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to ___________________________________________________________, or
registered assigns, the principal sum of _______________________________________________and___________/100 DOLLARS
($_________________________), together with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid principal balance hereof at the rate of 7.875% per annum from the date hereof, until the principal hereof shall have become due and payable (or at such higher rate per annum as provided for in the Note Purchase Agreement referred to below), and
(b) on any overdue payment of principal or interest, at a rate per annum equal to twelve percent (12%); provided, however, in no event shall such rate of interest ever exceed the Highest Lawful Rate (as defined in the Note Purchase Agreement referred to below).

                 This Note is one of a series of Notes (herein called the "NOTES") issued pursuant to the Note Purchase Agreement dated of even date herewith (as from time to time amended, modified or restated, the "NOTE PURCHASE AGREEMENT"), among the Company and the Noteholders named therein and is entitled to the benefits, and otherwise subject to the provisions, thereof, including, without limitation, the limitations on interest set forth in SECTION
13.05 thereof and the subordination provisions therein; provided, that nothing in such subordination provisions shall limit, release, impair or waive any liability or obligation of the Company hereunder.

                 The principal amount of this Note and interest hereon shall be due and payable at the places, on the dates and in the manner set forth in the Note Purchase Agreement.

                 This Note is convertible into shares of common stock of the Company upon the terms and conditions of the Note Purchase Agreement.

                 All payments on this Note shall be applied first, to the accrued, unpaid interest hereon, and the remainder, if any, shall be applied to the principal balance hereof. The Company has the right to prepay this Note, in whole or in part, at any time prior to maturity.

                 This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                 If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal and other amounts outstanding under this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

                 This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

                                         UNIVERSAL SEISMIC ASSOCIATES, INC.


                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                                ------------------------------

                                  EXHIBIT 3.01

--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                              STOCK OWNERSHIP AND
                         REGISTRATION RIGHTS AGREEMENT



                                     AMONG





                      UNIVERSAL SEISMIC ASSOCIATES, INC.,

                                  UNEXCO, INC.


                                      AND


                             RIMCO PARTNERS, L.P.,
                            RIMCO PARTNERS, L.P. II,
                            RIMCO PARTNERS, L.P. III
                                      AND
                            RIMCO PARTNERS, L.P. IV



                               ____________, 1998


--------------------------------------------------------------------------------

                      AMENDED AND RESTATED STOCK OWNERSHIP
                    AND REGISTRATION RIGHTS AGREEMENT AMONG
              UNIVERSAL SEISMIC ASSOCIATES, INC., UNEXCO, INC. AND
                 RIMCO PARTNERS, L.P., RIMCO PARTNERS, L.P. II,
              RIMCO PARTNERS, L.P. III AND RIMCO PARTNERS, L.P. IV


                 THIS AMENDED AND RESTATED STOCK OWNERSHIP AND REGISTRATION RIGHTS AGREEMENT dated as of ____________, 1998, (this "Agreement") is among UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation ("USA" or the "Company"), UNEXCO, Inc., a Delaware corporation and wholly owned subsidiary of USA ("UNEXCO"), and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and RIMCO Partners, L.P. IV (collectively, the "RIMCO Holders," and together with their distributees, successors and assigns, the "Holders"), is effective for all purposes as of the date specified in Article III hereof.

                              W I T N E S S E T H:

                 WHEREAS, the Company, UNEXCO and the RIMCO Holders have entered into that certain Stock Ownership and Registration Rights Agreement dated January 19, 1996, as amended by that certain First Amendment to Stock Ownership and Registration Rights Agreement dated May 28, 1996 (as so amended, the "Existing Registration Rights Agreement"); and

                 WHEREAS, the 1996 Convertible Notes issued by the Company have been converted into common stock of the Company, par value $.0001 per share (the "Common Stock") in accordance with the terms thereof; and

                 WHEREAS, the 1996 Exchangeable Notes issued by UNEXCO have been exchanged for Common Stock in accordance with the terms of that certain Guaranty and Exchange Agreement dated January 19, 1996 among the Company, UNEXCO and the RIMCO Holders; and

                 WHEREAS, the Company, UNEXCO and the RIMCO Holders have entered into that certain Note Exchange Agreement dated February 9, 1998, (as amended from time to time, the "Exchange Agreement") pursuant to which the Existing Notes have been exchanged for Common Stock and the 1998 Convertible Notes; and

                 WHEREAS, the Company, UNEXCO and the RIMCO Holders now desire to amend and restate the Existing Registration Rights Agreement in accordance with the terms hereof; and

                 WHEREAS, UNEXCO is executing this Agreement solely to evidence its agreement to this amendment and restatement of the Existing Registration Rights Agreement; and

                 WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Exchange Agreement; and

                 NOW, THEREFORE, to induce the parties hereto to close the transactions contemplated by the Exchange Agreement (such closing referred to herein as the "Closing") and in consideration of the aforesaid and of the mutual representations, warranties and covenants contained herein and in the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend and restate the Existing Registration Rights Agreement to read as follows:

                                   ARTICLE I
         DEFINITIONS; COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION  1.01.   CERTAIN DEFINED TERMS.  For purposes of this
Agreement,

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities and Exchange Act of 1934, as amended.

         "Agreement" has the meaning specified in the preamble.

         "Blue Sky Filing" has the meaning specified in SECTION 2.09(A).

         "Business Day" has the meaning specified in the Exchange Agreement.

         "Closing" has the meaning specified in the recitals.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" has the meaning specified in the recitals.

         "Company" has the meaning specified in the preamble.

         "Demand Registrations" has the meaning specified in SECTION 2.01(A).

         "Exchange Agreement" has the meaning specified in the recitals.

         "Existing Notes" has the meaning specified in the Exchange Agreement.

         "Holders" has the meaning specified in the preamble.

         "1996 Convertible Notes" means those certain 5% Convertible Notes in the aggregate principal amount of $500,000, issued by the Company to the RIMCO Holders.

         "1996 Exchangeable Notes" means those certain 10% Senior Secured Exchangeable General Obligation Notes in the aggregate principal amount of $3,000,000, dated January 19, 1996, issued by UNEXCO to the RIMCO Holders (other than RIMCO Partners, L.P.).

         "1998 Convertible Notes" means those certain 7.875% Convertible Subordinated General Obligation Notes issued by the Company to the RIMCO Holders under the Exchange Agreement as any of the same may be amended from time to time, and all substitutions, exchanges or replacements for any such notes.

         "Permitted Interruption" has the meaning specified in SECTION 2.01(G).

         "Person" has the meaning specified in Annex A to the Exchange
Agreement.

         "Piggyback Registration" has the meaning specified in SECTION 2.02(A).

         "Registrable Securities" means the Shares and the Related Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (b) such securities shall have been distributed in accordance with Rule 144 under the 1933 Act or (c) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such securities shall not require registration or qualification under the 1933 Act or any similar state law then in force.

         "Registration Expenses" has the meaning specified in SECTION 2.07.

         "Related Securities" means, collectively, other than the Shares, (i) any and all securities issued or issuable as a result of adjustments made under the Exchange Agreement and Warrant Agreements, and in each case any and all securities otherwise exchanged therefor or distributed, issued or issuable with respect thereto and (ii) any and all securities of the Company or any successor thereto or assignee thereof that are hereafter transferred, distributed, issued or issuable to the Holders.

         "RIMCO Holders" has the meaning specified in the preamble.

         "Shares" means, collectively, shares of Common Stock (i) issued upon conversion of the 1996 Convertible Notes, (ii) issued upon exchange of the 1996 Exchangeable Notes, (iii) issued or issuable upon exchange of the Existing Notes under the Exchange Agreement, (iv) issued or issuable upon conversion of the 1998 Convertible Notes, (v) issued in payment of accrued interest on the 1998 Convertible Notes, and (vi) issued or issuable upon exercise of the Warrants, and in each case any and all shares of Common Stock exchanged therefor or distributed, issued or issuable with respect thereto.

         "Transaction Documents" means, collectively, all of the Transaction Documents as defined in the Exchange Agreement.

         "USA" has the meaning specified in the preamble.

         "UNEXCO" has the meaning specified in the preamble.

         "Warrant Agreements" means collectively, that certain Warrant Agreement, dated January 19, 1996, between the Company and the RIMCO Holders and that certain Warrant Agreement, dated May 28, 1996, between the Company and the RIMCO Holders (other than RIMCO Partners, L.P. III).

         "Warrants" means collectively, the Warrants to purchase an aggregate of 443,650 shares of Common Stock (subject to adjustment) issued by the Company to the RIMCO Holders under the Warrant Agreements.

         SECTION  1.02.   UNDERTAKING TO FILE REPORTS AND COOPERATE IN RULE 144
TRANSACTIONS.   For as long as any Holder shall continue to hold any
Registrable Securities, the Company shall file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the 1934 Act and the rules and regulations promulgated by the Commission thereunder, as amended from time to time during the term of this Agreement. In the event of any proposed transfer of Registrable Securities other than pursuant to a sale or transfer registered under the 1933 Act, the Company shall cooperate with each Holder so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agents, and the reasonable requirements of the broker through which the sales are proposed to be executed, and shall, upon request and subject to applicable law, furnish unlegended certificates representing Shares and Related Securities in such numbers and denominations as any Holder shall reasonably require for delivery pursuant to such sales. The Holders will have all of the rights set forth in this Agreement to register the offering of the Registrable Securities notwithstanding any availability of Rule 144 under the 1933 Act with respect to the sale of all or part of the Registrable Securities.

         SECTION 1.03. ELECTION OF DIRECTOR TO BOARD OF DIRECTORS OF USA. Subject to compliance with applicable law and the provisions of this SECTION 1.03, the RIMCO Holders holding not less than a majority (in then market value) of the then outstanding Registrable Securities held by the RIMCO Holders, or any designee thereof, shall be entitled to designate a total of two persons to be members of the Company's Board of Directors. The Company will use its reasonable best efforts, subject to compliance with applicable law and the provisions of this SECTION 1.03, to elect or cause to be elected such two persons designated by the RIMCO Holders or their designee. So long as (i) the RIMCO Holders, together with their affiliates, own an aggregate of 20% or more of the Common Stock, however acquired (or a then comparable proportion of the equity securities of the Company entitled to vote for the election of directors), the RIMCO Holders or their designee shall be entitled to the benefits of this SECTION 1.03, with respect to each of the two directors provided for herein (a total of two directors), and (ii) the RIMCO Holders, together with their affiliates, own an aggregate of 5% or more of the Common Stock but less than 20% of the Common Stock, however acquired (or a then comparable proportion of the equity securities of the Company entitled to vote for the election of directors), the RIMCO Holders or their designee shall be entitled to the benefits of this SECTION 1.03, with respect to one of the directors provided for herein. The RIMCO Holders shall lose their right under this Agreement to designate any person to serve as a member of the Company's Board of Directors at such time as the RIMCO Holders, together with their affiliates, own an aggregate of less than 5% of the Common Stock, however acquired (or a then comparable proportion of the equity securities of the Company entitled to vote for the election of directors). In the event of any resignation, removal, death or other termination of any director so designated by the RIMCO Holders or their designee, or the failure of the stockholders of the Company for any reason to elect such designee or to reelect such director, the RIMCO Holders holding not less than a majority (in then market value) of the then outstanding Registrable Securities held by the RIMCO Holders, or any designee thereof, shall be entitled to designate one person to serve on the Company's Board of Directors in place of each such previously designated person, and the Company will use its reasonable best efforts, subject to compliance with applicable law, to elect or cause to be elected to the Board of Directors each such person so designated by the RIMCO Holders or their designee; provided, however, that such designation right of the RIMCO Holders or their designee shall be limited as described above in this SECTION 1.03. The RIMCO Holders hereby undertake and agree that, not later than 15 days following written request from the Company, the RIMCO Holders or their designee shall furnish to the Company's Board of Directors such information with respect to each such director designee as is required to comply with applicable law, rule or regulation, and with Items 401 and 404 of Regulation S-K or Regulation S-B or any successor regulation under the 1933 Act, if then applicable to the Company.

         SECTION 1.04. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. The Company hereby represents and warrants that the Board of Directors of the Company has taken all actions necessary under Delaware law, including, without limitation, the approval of the Transaction Documents and the consummation of the transactions contemplated thereby, to render the provisions of Section 203 of the Delaware General Corporation Law inapplicable to the RIMCO Holders and their affiliates and to the transactions contemplated in the Transaction Documents, including, without limitation, the acquisition of shares of Common Stock by the RIMCO Holders pursuant to the transactions contemplated by the Transaction Documents, as may be amended from time to time.

         SECTION 1.05. NASDAQ NATIONAL MARKET LISTING. The Company hereby represents and warrants that the Registrable Securities have been duly listed on the Nasdaq National Market and are authorized and eligible for trading.

                                  ARTICLE II
                              REGISTRATION RIGHTS

         SECTION 2.01. DEMAND REGISTRATIONS. (a) General. Upon the written request of Holders of not less than a majority (in then market value) of the then outstanding Registrable Securities, including not less than a majority (in then market value) of the then outstanding Registrable Securities held by the RIMCO Holders, that the Company effect the registration under the 1933 Act of all or part of the Registrable Securities and specifying the intended method of disposition thereof, the Company will give prompt written notice of such request to all other Persons, if any, who have contractual rights to request that any of their shares be piggybacked onto any registration form proposed to be used to register the Registrable Securities requested by such Holders, and thereupon the Company will, subject to the provisions of this Agreement, use its best efforts to include in the registration under the 1933 Act all shares of Common Stock that Persons having contractual registration rights with respect to such shares have requested in writing that the Company register, provided such request is given to the Company within 20 days after the receipt of the aforesaid written notice by the Company (specifying the intended method of disposition of such Common Stock), all to the extent requisite to permit the intended disposition of the Registrable Securities and shares of Common Stock to be so registered. All registrations requested pursuant to this SECTION 2.01(A) are referred to herein as "Demand Registrations."

         (b)     Number of Demand Registrations.  Subject to the provisions of
SECTION 2.01(A), the Holders shall be entitled to request two Demand Registrations.

         (c)     Registration of Other Securities.   Whenever the Company shall
effect a Demand Registration pursuant to SECTION 2.01(A) in connection with an underwritten offering by the Holders, no securities other than shares of Common Stock shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Company in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Holders of Registrable Securities participating in such Demand Registration shall have consented in writing to the inclusion of such other securities.

         (d)     Registration Statement Form.   Demand Registrations shall be
on such appropriate registration form of the Commission (excluding Form S-8 or Form S-4 (or any successor form)) (i) as shall be selected by the Company and shall be acceptable to the Holders and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Holders' request for such registration, including, without limitation, a "shelf offering" or disposition pursuant to Rule 415 under the 1933 Act. The Company agrees to include in any such registration statement all information and exhibits that, in the opinion of counsel to the Holders or counsel to the Company, is required to be included therein.

         (e) Effective Registration Statement. A registration requested pursuant to SECTION 2.01(A) shall not be deemed to have been effected and will not be considered one of the Demand Registrations which may be requested pursuant to this Agreement if (i) a registration statement with respect thereto has not become effective or if the request for the Demand Registration is withdrawn prior to effectiveness or such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and has not thereafter become effective, (ii) after it has become effective, it does not remain effective for a period of at least 120 days or, in the case of a "shelf" registration or registration pursuant to Rule 415 under the 1933 Act, for a period of at least two years (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 120-day period or such two-year period, as the case may be), (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of the Holders to satisfy or perform a condition to such closing or (iv) the Holders are not able to register and sell all of the Registrable Securities requested to be included in such Demand Registration. In any event, the Company shall pay all Registration Expenses in connection with any such registration initiated but not so effected.

         (f)     Priority on Demand Registrations.   In the event that the
managing underwriters of a requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Securities proposed to be included in any such registration exceeds the number of securities that can be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Securities that in the opinion of such underwriters can be sold. If the number of Registrable Securities that can be sold in a Demand Registration exceeds the number of shares of Registrable Securities requested to be sold, the Company shall include in such Demand Registration (i) first, the Registrable Securities requested to be included therein by the Holders, and (ii) second, other securities requested to be included in such registration.

         (g)     Restrictions on Demand Registrations.   The Company shall not
be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration or a previous registration under which any Holder exercised piggyback rights pursuant to SECTION 2.02 hereof. The Company may postpone (such postponement referred to herein as a "Permitted Interruption") for a reasonable period of time (not to exceed 90 days, which may not thereafter be extended without approval by the Holders, which approval will not be unreasonably withheld) the filing or the effectiveness of a registration statement for a Demand Registration if, at the time it receives a request for such registration (i) the Company is engaged in any active program for repurchase of Common Stock and furnishes to the Holders an Officer's Certificate to that effect, (ii) the Company is conducting or about to conduct an offering of Common Stock or other Company securities and the Company is advised by the investment banker engaged by the Company to conduct the offering that such offering would be affected adversely by the registration so demanded and the Company furnishes to the Holders an Officer's Certificate to that effect, or (iii) the board of directors of the Company shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, business combination, sale of assets, recapitalization or other similar corporate action of the Company and the Company furnishes to the Holders an Officer's Certificate to that effect provided, in each case, that any such activity by the Company is otherwise permitted by the Transaction Documents as then in effect. After such Permitted

Interruption the Company shall effect such registration as promptly as practicable without further request from the Holders unless such request has been withdrawn.

         (h)     Selection of Underwriters.   The Holders shall have the right
to select such investment bankers and managers as shall be reasonably acceptable to the Company to administer the offering of Registrable Securities for which a Demand Registration is requested. The Holders shall, in their sole discretion, negotiate the terms of the underwriters' fees and expenses, the underwriting discount and commission and the transfer taxes.

         (i)     Preemption of Demand Registration.   Notwithstanding anything
to the contrary contained herein, if at any time a Demand Registration has been requested pursuant to SECTION 2.01(A), the Company may elect to effect an underwritten primary registration on behalf of the Company if the Company's board of directors believes that such primary registration would be in the best interests of the Company or if the managing underwriter for the requested Demand Registration advises the Company in writing that in their opinion in order to sell the Registrable Securities subject to such Demand Registration the Company should include its own securities. Promptly after receiving a request for a Demand Registration, the Company shall notify the members of its board of directors (and the board of directors shall consider the issue within 30 days after receiving such request), and the Company shall meet with the managing underwriter and shall decide whether or not to effect an underwritten primary registration on behalf of the Company, and failure to convene such a meeting and make such determination within such 30-day period shall constitute a waiver by the Company of its right to preempt a Demand Registration under this SECTION 2.01(I). If the Company elects to effect a primary registration after receiving a request to effect a Demand Registration, the Company shall give prompt written notice (and in any event within 60 days after receiving a request for a Demand Registration) to each Holder requesting such Demand Registration of the Company's intention to effect such a primary registration and shall afford such Holder or Holders rights to Piggyback Registrations contained in SECTION 2.02 hereof. If the Company elects to effect a primary registration after receiving a request to effect a Demand Registration, such registration shall not count as one of the Demand Registrations of the Holders permitted under SECTION 2.01(B) hereof.

         SECTION 2.02. PIGGYBACK REGISTRATIONS. (a) General. Whenever the Company proposes to register any shares of Common Stock or other Company equity securities under the 1933 Act (other than registrations solely for shares to be issued in connection with any employee benefit plan or a merger, consolidation or other business combination registered on Form S-4 (or any successor form thereto)) and the registration form to be used may be used for the registration of Shares or Related Securities, as the case may be (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within 10 Business Days after its receipt of notice of any exercise of other registration rights) to each Holder of its intention to effect such a registration and shall use its best efforts to include in such registration all of the Registrable Securities with respect to which the Company receives from any Holder a written request for inclusion therein within 20 days after the receipt by the Holders of the Company's notice (five business days if the Company gives telephonic notice to the Holders, with written confirmation to follow immediately thereafter, stating that (i) such registration will be on Form S-3 (or any comparable or successor form or comparable form then applicable to small business issuers) and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the number of Registrable Securities to be disposed of by such Holder and the intended method of disposition thereof. If the Company elects, prior to effectiveness, not to proceed with a primary registration of Common Stock or other Company equity securities, it shall not be obligated to register any Registrable Securities unless such primary registration was initiated as provided in SECTION 2.01(I) after the Company received a request for Demand Registration.

         (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter of such offering advises the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can reasonably be sold in such offering, then the Company shall include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by one or more Holders and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Company shall include in the registration the securities that the Company proposes to sell and such additional securities that (i) first, one or more Holders had originally requested be included in the registration and (ii) second, others had originally proposed to include in the registration.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders and the managing underwriter of such offering advises the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can reasonably be sold in such offering, then the Company shall include in such registration (i) first, if such registration is being made on behalf of other stockholders of the Company exercising demand registration rights, then the securities so requested to be included therein in accordance with such demand registration rights, (ii) second, the Registrable Securities requested to be included in such registration by one or more Holders and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises the Company in writing that the number of securities that can be sold exceeds the number of securities included in the offering, the Company shall include in the registration such additional securities that (i) first, one or more Holders had originally requested be included in the registration and (ii) second, others had originally proposed to include in the registration.

         (d) Other Registrations. If (i) the Company has previously filed a registration statement with respect to any of the Registrable Securities pursuant to SECTION 2.01(A) OR 2.02(A) and (ii) such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effective any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the 1933 Act (except on Form S-8 or Form S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration (and, during the period of any "shelf offering" or offering pursuant to Rule 415 under the 1933 Act, during such time as any Holder is engaged in selling efforts pursuant thereto, except with the prior written consent of the Holders named in the prospectus for such "shelf offering").

         (e) Piggyback Not A Demand Registration. Should any Holder's participation in a registration be pursuant to a Piggyback Registration in connection with (i) an underwritten primary registration on behalf of the Company as described in SECTION 2.01(I) OR 2.02(B), or (ii) an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders as described in SECTION 2.02(C), then such participation by any Holder shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations the Holders are entitled to pursuant to SECTION 2.01(B).

         SECTION 2.03. HOLDBACK AGREEMENTS. (a) General. Each Holder hereby agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including, without limitation, sales pursuant to Rule 144 under the 1933 Act (or any similar rule then in effect), during the 10 days prior to and the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration) unless the underwriters managing the registered public offering otherwise agree.

         (b) Agreement by the Company. The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration in accordance with the provisions of this Agreement) unless the underwriters managing the registered public offering otherwise agree.

         (c) Registration Procedures. Whenever any Holder requests registration pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of Registrable Securities for which registration is requested in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                 (i) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders copies of all documents proposed to be filed, which documents will be subject to the review of such counsel);

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and prepare and file any related registration statement pursuant to Rule 462 under the 1933 Act, in each case as necessary to keep such registration statement or registration statements effective for a period of not less than 90 days after such registration statement is declared effective, provided that the Company shall have no obligation pursuant to this Agreement to maintain the effectiveness of such registration statement after the sale of the securities registered thereunder, and shall comply with the provisions of the 1933 Act with respect to the disposition of all securities owned by each Holder that are covered by such registration statement during such period in accordance with the intended methods of disposition by such Holder;

                 (iii) furnish to the Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as any Holder may reasonably request in order to facilitate the disposition of the shares owned by such Holder;

                 (iv) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or Blue Sky Laws of such jurisdictions as any Holder requests and do any and all other acts and things that may be necessary or advisable to enable each Holder to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this sub-clause (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in such jurisdiction);

                 (v) cause all such shares of Registrable Securities to be listed on each securities exchange or qualified for trading on each market on which securities issued by the Company that are of the same class as the Registrable Securities are then listed or traded;

                 (vi) provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such registration statement;

                 (vii) obtain a "cold comfort" letter from the Company's independent public accountants in customary form, covering such matters of the type customarily covered by "cold comfort" letters delivered to underwriters, and covering such other matters as any Holder may reasonably request; and obtain an opinion of counsel for the Company in customary form, covering such matters of the type customarily covered in opinions of legal counsel delivered to underwriters, and covering such other matters as any Holder may reasonably request;

                 (viii) if underwriters are engaged in connection with any registration referred to in this Agreement, the Company shall provide customary indemnification, representations, covenants, opinions, and other assurances to the underwriters, in each case in form and substance reasonably satisfactory to such underwriter;

                 (ix) notify each Holder and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment (or related registration statement filed pursuant to Rule 462 under the 1933 Act) has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (F) of the Company's reasonable determination that a post-effective amendment to a registration statement would be required;

                 (x) notify each Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares such amended or supplemented prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                 (xi) use its reasonable best efforts to obtain as soon as reasonably practicable the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

                 (xii) if requested by the managing underwriters or any Holder, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter and the Holders agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by any Holder or any underwriter of such securities;

                 (xiii) furnish to each Holder and each managing underwriter, without charge, such signed copies of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) as any Holder or managing underwriter may reasonably request;

                 (xiv) cooperate with reasonable requests of the Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Shares or Related Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such certificates to be in such denominations and registered in such names as the managing underwriter may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                 (xv) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as any Holder or underwriter reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities; and

                 (xvi) make available for inspection by any Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

         SECTION 2.04. COMPANY REPORTS. The Company shall file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations promulgated by the Commission thereunder, and take such further reasonable action as may be necessary or appropriate for the Company to use Form S-2 or S-3 (or any similar registration form then applicable to small business issuers or hereafter adopted by the Commission) to register the Registrable Securities for sale thereon. Upon request, the Company shall deliver to the Holders a written statement as to whether it has complied with such requirements.

         SECTION 2.05. INFORMATION TO BE FURNISHED BY THE HOLDERS. In connection with any registration of shares of Registrable Securities hereunder, the Company may require the Holders to furnish the Company with such information regarding the Holders and the distribution of such shares as the Company may from time to time reasonably request in writing in order to comply with the

1933 Act. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains untrue statements of a material fact regarding the Holders or the distribution of such shares or omits to state any material fact regarding the Holders or the distribution of such shares required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which such statements were made, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to the Holders or the distribution of such shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

         SECTION  2.06.   SUSPENSION OF OFFERING PENDING PROSPECTUS SUPPLEMENT
OR AMENDMENT.   Each Holder agrees that, upon receipt of any notice from the
Company of the occurrence of any event of the kind described in SECTION 2.03(C)(IX)(B), (C), (D), (E) OR (F) hereof, such Holder will forthwith discontinue disposition of the Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering the shares of Registrable Securities current at the time of receipt of such notice.

         SECTION  2.07.   REGISTRATION EXPENSES.  (a) General.   All expenses
incident to the Company's performance and execution of Demand Registrations or Piggyback Registrations, and the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws, expenses and fees for listing the securities on the appropriate securities exchanges or qualifying such securities for trading in the appropriate securities markets, costs of liability insurance, all internal expenses, the expense of any annual audit or quarterly review, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and fees and costs of underwriters (excluding discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

         (b) Reimbursement for Counsel Fees. In connection with each Demand Registration and Piggyback Registration, the Company shall reimburse the Holders for the reasonable fees and disbursements of one law firm chosen by Holders of a majority (in then market value) of the then outstanding Registrable Securities.

         (c) Payment of Expenses by the Holders. The Holders shall pay the underwriters' discount and commissions and the commissions and fees, if any, payable in respect of selling brokers, dealer managers or similar securities industry professionals, and transfer taxes allocable to the registration of the Holders' securities so included in any Demand Registration or Piggyback Registration pursuant to this Agreement.

         SECTION 2.08. UNDERWRITTEN OFFERINGS. (a) Underwriting Agreement. In any underwritten offering by one or more Holders pursuant to a registration requested under SECTION 2.01(A) OR 2.02(A), the Company shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to such Holder or Holders and the underwriters and which shall contain representations, warranties and agreements (including indemnification agreements to the effect and consistent with that provided in SECTION 2.09 hereof) as are customarily included by an issuer in underwriting agreements with respect to primary distributions.

         (b) Condition to Participation and Qualifications to Obligations Under Registration Covenants. The obligations of the Company to use its reasonable efforts to cause the Registrable Securities to be registered under the 1933 Act are subject to each of the conditions that no Holder may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

         SECTION  2.09.   INDEMNIFICATION.  (a) By the Company.   In the event
of any registration of any Registrable Securities under the 1933 Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the 1933 Act, against any and all losses, claims, damages, liabilities and expenses, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) to which they or any of them may become subject under the 1933 Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or any related registration statement filed pursuant to Rule 462 or similar rule under the 1933 Act or in any filing made in connection with the qualification of the offering under Blue Sky or other securities laws or jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to each Holder and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission, and furnished to each Holder and the underwriters of such offering copies thereof, prior to the written confirmation of any sale to the person asserting liability, any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not (i) apply to such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by a Holder or such underwriter expressly for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any underwriter or any person controlling such underwriter, to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder.

         (b) By the Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to SECTION 2.01 OR 2.02, that the Company shall have received an undertaking satisfactory to it from the Holders to indemnify and hold harmless (in the same manner and to the same extent as set forth in SECTION 2.09(A)) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by a Holder expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder. In no event shall any indemnity paid by any Holder to the Company pursuant to this SECTION 2.09(B), or otherwise, exceed the proceeds received by such Holder in such offering.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in SECTION 2.09(A) OR 2.09(B), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of or delay by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under SECTION 2.09(A) OR 2.09(B), as the case may be, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Contribution. If the indemnification provided for in or pursuant to SECTION 2.09(A) OR 2.09(B) is due in accordance with the terms thereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement, or omission. In no event shall the liability of any Holder be greater in amount than the amount of proceeds received by such Holder upon such sale.


                                  ARTICLE III
                   EFFECTIVE TIME AND TERM OF THIS AGREEMENT

         SECTION 3.01. EFFECTIVE TIME AND TERM OF THIS AGREEMENT. This Agreement will be effective for all purposes as of the Closing and will continue in full force and effect until the first to occur of (i) the tenth anniversary of the Closing and (ii) the date that no Holder owns any of the Registrable Securities.

                                  ARTICLE IV
                                 MISCELLANEOUS

         SECTION 4.01. SPECIFIC ENFORCEMENT. Each party acknowledges and agrees that the other party could be irreparably damaged in the event any of the provisions of this Agreement were not performed by the party required to perform the same in accordance with their specific terms or were otherwise breached. Each party accordingly agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any remedy to which a party may be entitled at law or equity.

         SECTION 4.02. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 4.03. AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the Registrable Securities, and may be amended only by an agreement in writing signed by the Company and the Holders of not less than a majority (in then market value) of the then outstanding Registrable Securities, including not less than a majority (in then market value) of the then outstanding Registrable Securities held by the RIMCO Holders, provided, however, that in no event shall any amendment impose any additional material obligations on any Holder without such Holder's written consent.

         SECTION 4.04. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         SECTION 4.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 4.06. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (ii) by registered or certified mail with return receipt requested (postage prepaid) or (iii) by a recognized overnight delivery service (with charges prepaid).

                 (i) if to a RIMCO Holder, at its addresses set forth below, or such other address as it shall have specified to the Company in writing,

                 (ii) if to any other Holder, at such address as specified to the Company in writing in the notice provided in SECTION 4.09(B), or such other address as such Holder shall have subsequently specified to the Company in writing, and

                 (iii) if to the Company or UNEXCO, 16420 Park Ten Place, Suite 300, Houston, Texas 77084-5051, Telecopy No.: 713-578-7091, or
         such other address as it shall have specified to the Holders in writing.

Notices given under this SECTION 4.06 shall be deemed given only when actually received.

         SECTION 4.07. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         SECTION 4.08. SURVIVAL. The representations and warranties made by the Company and UNEXCO herein shall survive the execution and delivery of the Transaction Documents and the purchase and transfer by the Holders of any of the Registrable Securities, regardless of any investigation made at any time by or on behalf of the RIMCO Holders or any other Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed to be representations and warranties of the Company under this Agreement.

         SECTION 4.09. SUCCESSORS AND ASSIGNS. (a) Subject to the provisions of SECTION 4.09(B), all covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note or any Registrable Securities) whether so expressed or not.

         (b) The Registrable Securities and rights of any Holder under this Agreement with respect to any Registrable Securities may be assigned to any person who acquires Registrable Securities from a Holder, except that any Person who acquires such Registrable Securities (x) pursuant to a public offering registered under the 1933 Act or (y) pursuant to a transfer made in accordance with Rule 144 under the 1933 Act may not be assigned rights hereunder with respect to such Registrable Securities. Notwithstanding the foregoing, rights to cause a Demand Registration under SECTION 2.01(A) may only be assigned if such rights are expressly assigned in writing from a Holder.
Any assignment of registration rights pursuant to this SECTION 4.09(B) shall be effective upon receipt by the Company of written notice from such assigning Holder (i) stating the name and address of any assignee, (ii) describing the manner in which the assignee acquired the Registrable Securities from such Holder and (iii) identifying the number of Registrable Securities with respect to which the rights under this Agreement are being assigned.

         SECTION 4.10. ACTIONS BY HOLDERS OF MAJORITY OF REGISTRABLE SECURITIES. Each of the parties hereto agrees, in connection with the taking of any action permitted to be taken hereunder by the Holders or RIMCO Holders (as the case may be), that the Holders or RIMCO Holders (as the case may be) holding a majority (in then market value) of the then outstanding Registrable Securities are entitled to take such action.

         IN WITNESS WHEREOF, the Company, UNEXCO and the RIMCO Holders have caused this Agreement to be executed by their respective representatives thereunto duly authorized, effective as of the date first above written.


                                          UNIVERSAL SEISMIC ASSOCIATES, INC.


                                          By:
                                              --------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------


                                          UNEXCO, INC.

                                          By:
                                              --------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          RIMCO PARTNERS, L.P.
                                          RIMCO PARTNERS, L.P. II
                                          RIMCO PARTNERS, L.P. III
                                          RIMCO PARTNERS, L.P. III

                                          By:  RESOURCES INVESTORS MANAGEMENT
                                               COMPANY LIMITED PARTNERSHIP,
                                               their general partner

                                          By:  RIMCO ASSOCIATES, INC.,
                                               its general partner

                                          By:
                                              --------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                ------------------------------

                                          Addresses for Notices:

                                          22 Waterville Road
                                          Avon, Connecticut   06001
                                          Telecopy No.:  213-678-9382

                                          600 Travis Street -Suite 6875
                                          Houston, Texas   77002
                                          Telecopy No.:  713-247-0730

                                    ANNEX II

                               RESOLUTIONS OF THE
                             BOARD OF DIRECTORS OF
                       UNIVERSAL SEISMIC ASSOCIATES, INC.

     Universal Seismic Associates, Inc., a Delaware corporation (the "Company"), hereby adopts the following Resolutions for the purpose of changing the state of incorporation of the Company from Delaware to Texas.

     WHEREAS, the Company is the owner of all the issued and outstanding capital stock of Universal Seismic Associates-Texas, Inc., a Texas corporation ("USA-Texas"); and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Delaware to Texas;

     NOW THEREFORE, BE IT RESOLVED that, pursuant to Section 253 of the Delaware General Corporation Law and subject to the approval of the Company's stockholders, the Company shall be merged with and into USA-Texas (the "Reincorporation") with USA-Texas as the surviving corporation (the "Surviving Corporation");

     RESOLVED, FURTHER, that the Reincorporation shall be submitted to the Company's stockholders for their approval at the Company's next annual meeting;

     RESOLVED, FURTHER, that at and after the effective date of the Reincorporation (the "Effective Date"), (i) each outstanding share of the Company's common stock, par value $.0001 per share ("Company Common Stock"), will be automatically converted into and exchanged for one share of USA-Texas common stock, par value $.0001 per share ("Surviving Corporation Common Stock"), (ii) such conversion and exchange of shares shall not result in any change in the present ownership of shares of stock of the Company, (iii) stock certificates evidencing outstanding shares of Company Common Stock shall automatically be deemed to represent the same number and kind of shares of Surviving Corporation Common Stock on the Effective Date as represented by such Company certificates immediately prior to the Reincorporation and (iv) shareholders of the Company may, but shall not be required to, exchange their certificates formerly evidencing shares of Company Common Stock for certificates evidencing their shares of Surviving Corporation Common Stock.

     RESOLVED, FURTHER, that all outstanding shares of USA-Texas Common Stock held by the Company shall be canceled without further consideration and shall cease to be outstanding;

     RESOLVED, FURTHER, that upon consummation of the Reincorporation, the name of the Surviving Corporation shall be Universal Seismic Associates, Inc.;

     RESOLVED, FURTHER, that the directors and officers of the Company shall be the directors and officers of the Surviving Corporation;

     RESOLVED, FURTHER, that the Reincorporation may be abandoned at any time at the discretion of the Board of Directors of the Company;

     RESOLVED, FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to execute and deliver Articles of Merger for filing in the Texas Secretary of State's Office and a Certificate of Ownership and Merger for filing in the Delaware Secretary of State's Office and to take all such other actions as may be necessary, proper or advisable to carry out the purposes and intent of the foregoing resolutions; and

     RESOLVED, FURTHER, that any and all actions taken in good faith by the officers and directors of the Company prior to the date hereof on behalf of the Company in furtherance of the transactions contemplated by the foregoing resolutions are in all respects ratified, confirmed and approved by the Company as its own act and deed and shall be conclusively deemed to be such corporate act and deed for all purposes.

                       UNIVERSAL SEISMIC ASSOCIATES, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD             , 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael J. Pawelek and Joe T. Rye, or any one or more of them, with full power of substitution, the attorneys and proxies of the undersigned to vote the shares of common stock of Universal Seismic Associates, Inc., a Delaware corporation (the "Company"), held of record by the
undersigned at the close of business on            , 1998, at the annual meeting
of stockholders of the Company to be held at the offices of the Company located
at 16420 Park Ten Place, Suite 300, Houston, Texas 77084-5051 on            ,
1998 at 10:00 a.m., Houston time, and at any adjournment thereof, as follows:

    The board of directors recommends that the stockholders vote FOR the proposals set forth on the reverse side.

    This proxy is to be voted as directed. In the absence of specific direction, it is intended to vote the shares represented by this proxy FOR the proposals.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

YOU ARE URGED TO SIGN AND RETURN YOUR PROXY WITHOUT DELAY IN THE RETURN ENVELOPE
                                PROVIDED FOR THE
  PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATE OR CANADA.

                      Please mark your votes with an "X".

(1) Election of directors.

    [ ]  FOR (except as withheld below)      [ ]  WITHHOLD VOTE

    Nominees: Calvin G. Cobb, Gary J. Milavec, Stephen F. Oakes, Michael J. Pawelek, Joe T. Rye.

    (Instructions: To withhold authority to vote for any individually nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------

(2) Note Exchange.

           [ ]  FOR             [ ]  AGAINST             [ ]  ABSTAIN

(3) Reincorporation.

           [ ]  FOR             [ ]  AGAINST             [ ]  ABSTAIN

                                             Dated                        , 1998
                                                   -----------------------

                                             By:
                                             -----------------------------------

                                             Name:
                                             -----------------------------------

                                             Capacity:
                                             -----------------------------------

                                             When signing this proxy, please
                                             date it and take care to have the
                                             signature conform to the
                                             stockholder's name as it appears on
                                             this side of the proxy. If shares
                                             are registered in the names of two
                                             or more persons, each person should
                                             sign. Executors, administrators,
                                             trustees and guardians should so
                                             indicate when signing.